Filed pursuant to Rule 424(b)(3)
File No. 333-187515

PROSPECTUS

United States Commodity Index Fund®

37,950,000 Units

The United States Commodity Index Funds Trust (the “Trust”) is a Delaware statutory trust formed on December 21, 2009 that is currently organized into four separate series (each series, a “Fund” and collectively, the “Funds”). The United States Commodity Index Fund is referred to as USCI throughout this prospectus. USCI, which was formed on April, 1, 2010, is a series of the Trust and is a commodity pool that issues common units representing fractional undivided beneficial interests in USCI (“units”) traded on the NYSE Arca, Inc. (the “NYSE Arca”). Three other series of the Trust, United States Copper Index Fund (“CPER”), United States Agriculture Index Fund (“USAG”) and the United States Metals Index Fund (“USMI”) are also currently traded on the NYSE Arca.

The investment objective of USCI is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index Total Return (the “Commodity Index”), less USCI’s expenses. The Commodity Index is designed to reflect the performance of a diversified group of commodities. The Commodity Index is owned and maintained by SummerHaven Index Management, LLC, and calculated and published by Bloomberg, L.P.

The units may be purchased from USCI only in one or more blocks of 50,000 units as described in “Creation and Redemption of Units.” A block of 50,000 units is called a Basket. USCI issues and redeems units in Baskets on a continuous basis to certain authorized purchasers as described in “Plan of Distribution.” The price of a creation basket or a redemption basket is equal to the net asset value of 50,000 units on the day that the order to create the creation basket or redeem the redemption basket is accepted by the marketing agent.

Authorized purchasers that purchase creation baskets may offer and sell units from these baskets to the public at prices that are expected to reflect, among other factors, the trading price of units on the NYSE Arca, the net asset value of USCI and the supply and demand for units at the time of sale. Authorized purchasers will not receive from USCI or any of its affiliates, any fee or other compensation in connection with the sale of units. USCI will continuously offer creation baskets consisting of 50,000 units to authorized purchasers through ALPS Distributors, Inc., which is the marketing agent. A list of USCI’s current authorized purchasers is available from the marketing agent. Authorized purchasers will pay a transaction fee of $350 through May 1, 2014 for each order to create or redeem one or more baskets; on May 2, 2014 and after, the transaction fee will be $1,000. The units are listed on the NYSE Arca under the symbol “USCI.”

USCI is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

Some of the risks of investing in USCI include:

•	Investing in commodity interests subjects USCI to the risks of various commodity industries which could result in large fluctuations in the price of USCI’s units.

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If certain correlations do not exist, then investors may not be able to use USCI as a cost-effective way to invest indirectly in commodities or as a hedge against the risk of loss in commodity-related transactions.

•	USCI does not expect to make cash distributions.

•	USCI and its sponsor may have conflicts of interest, which may permit them to favor their own interests to your detriment.

This is a best efforts offering; the marketing agent is not required to sell any specific number or dollar amount of units, but will use its best efforts to sell units. An authorized purchaser is under no obligation to purchase units. This is intended to be a continuous offering and is not expected to terminate until all of the registered units have been sold or three years from the date of the original prospectus, whichever is earlier, although the offering may be temporarily suspended if and when no suitable investments for USCI are available or practicable. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Sponsor for distribution related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

Investing in USCI involves significant risks. See “What are the Risk Factors Involved with an Investment in USCI?” beginning on page 12.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per Unit	Per Basket
Price of the units*	$57.77	$2,888,500.00

*	Based on USCI’s closing net asset value on March 14, 2013. No commissions or discounts are paid to authorized purchasers in connection with the sale of creation baskets. The Sponsor pays certain fees to ALPS Distributors, Inc. in its role as Marketing Agent of units of USCI. See “Fees to be Paid by USCI” on page 83.

The date of this prospectus is April 29, 2013.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 83 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 6.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 12.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

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UNITED STATES COMMODITY INDEX FUND

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PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about USCI and its units, it does not contain or summarize all of the information about USCI and the units contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What are the Risk Factors Involved with an Investment in USCI?” beginning on page 12, before making an investment decision about the units.

Overview of the Trust and USCI

The United States Commodity Index Funds Trust (the “Trust”) is a Delaware statutory trust formed on December 21, 2009. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act and is currently organized into four separate series (each series, a “Fund” and collectively, the “Funds”). The United States Commodity Index Fund (“USCI”), formed on April 1, 2010, is a series of the Trust and is a commodity pool that issues units representing fractional undivided beneficial interests in USCI (“units”) traded on NYSE Arca. There are three other series of the Trust, the United States Metals Index Fund (“USMI”), the United States Agriculture Index Fund (“USAG”) and the United States Copper Index Fund (“CPER”). Additional series of the Trust that will be separate commodity pools may be created in the future. The Trust and the Funds operate pursuant to the Trust’s Third Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of March 22, 2013. Wilmington Trust Company, a Delaware banking corporation, is the Delaware trustee of the Trust. The Funds and the Trust are managed and controlled by United States Commodity Funds LLC (formerly known as Victoria Bay Asset Management, LLC) (the “Sponsor”). The Sponsor is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The net assets of USCI consist primarily of investments in futures contracts for commodities that are currently traded on the New York Mercantile Exchange (“NYMEX”), ICE Futures (“ICE Futures”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”), and Commodity Exchange, Inc. (“COMEX”) (the NYMEX, ICE Futures, CBOT, CME, LME and COMEX, collectively, the “Futures Exchanges”) (such futures contracts, collectively, “Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other commodity-based contracts and instruments such as cash-settled options on Futures Contracts, forward contracts relating to commodities, cleared swap contracts and other non-exchange traded (“over-the-counter”) transactions that are based on the price of commodities and Futures Contracts (collectively, “Other Commodity-Related Investments”). Market conditions that the Sponsor currently anticipates could cause USCI to invest in Other Commodity-Related Investments include those allowing USCI to obtain greater liquidity or to execute transactions with more favorable pricing. Futures Contracts and Other Commodity-Related Investments collectively are referred to as “Commodity Interests” in this prospectus.

The investment objective of USCI is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index (the “Commodity Index”), less USCI’s expenses. The Commodity Index is designed to reflect the performance of a diversified group of commodities. The Commodity Index is owned and maintained by SummerHaven Index Management, LLC (“SummerHaven Indexing”) and calculated and published by Bloomberg, L.P. The Commodity Index is comprised of 14 Futures Contracts that will be selected on a monthly basis from a list of 27 possible Futures Contracts. The Futures Contracts that at any given time make up the Commodity Index are referred to herein as “Benchmark Component Futures Contracts.” It is not the intent of USCI to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. USCI believes that it is not practical to manage the portfolios to achieve such an investment goal when investing in Futures Contracts and Other Commodity-Related Investments. For more information on the composition of the Commodity Index and selection of the Benchmark Component Futures Contracts, see the section of this prospectus entitled “What is the Commodity Index?”

USCI’s trading advisor is SummerHaven Investment Management, LLC (“SummerHaven”), a Delaware limited liability company that is registered as a commodity trading advisor (“CTA”) and CPO with the CFTC and is a member of the NFA. SummerHaven provides advisory services to the Sponsor with respect to the Commodity Index and the investment decisions of USCI. The Sponsor expects to manage USCI’s investments directly, using the trading advisory services of SummerHaven for guidance with respect to the Commodity Index and the Sponsor’s selection of investments on behalf of USCI. The Sponsor is also authorized to select futures commission merchants (an “FCM” and collectively, “FCMs” ) to execute USCI’s transactions in Commodity Interests. The Sponsor, SummerHaven Indexing, SummerHaven, and Bloomberg, L.P. are not affiliated with a broker-dealer and are subject to procedures designed to prevent the use and dissemination of material nonpublic information regarding the Commodity Index or USCI’s portfolio.

In order for a hypothetical investment in units to break even over the next 12 months, assuming a selling price of $60.02 per unit, the investment would have to generate a 1.03% return. For more information, see “—Breakeven Analysis.”

In order to meet its investment objective, USCI invests first in the current Benchmark Component Future Contracts and other Futures Contracts intended to replicate the return on the current Benchmark Component Futures Contracts and, thereafter may hold Futures Contracts in a particular commodity other than one specified as the Benchmark Component Futures Contract, or may hold Other Commodity-Related Investments that may fail to closely track the Commodity Index’s total return movements. If USCI increases in size, and due to its obligations to comply with regulatory limits or due to other market pricing or liquidity factors, USCI may invest in Futures Contract months other than the designated month specified as the Benchmark Component Futures Contract, or in Other Commodity-Related Investments, which may have the effect of increasing transaction related expenses and may result in increased tracking error.

The Sponsor endeavors to place USCI’s trades in Commodity Interests and otherwise manage USCI’s investments so that “A” will be within plus/minus 10 percent of ‘B”, where:

•	A is the average daily percentage change in USCI’s NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which USCI calculates its NAV; and

•	B is the average daily percentage change in the Commodity Index over the same period.

The Sponsor believes that market arbitrage opportunities will cause daily changes in USCI’s unit price on the NYSE Arca to closely track the daily changes in USCI’s NAV per unit. The Sponsor believes that the daily changes in prices of the Benchmark Component Futures Contracts have tracked the daily changes in the spot price of the corresponding commodities. The Sponsor further believes that the net effect of this expected relationship and the expected relationship described above between USCI’s NAV and the Commodity Index will be that the daily changes in the price of USCI’s units on the NYSE Arca will closely track, in percentage terms, the daily changes in the Commodity Index, less USCI’s expenses.

USCI’s positions in Commodity Interests are rebalanced on a monthly basis in order to track the changing nature of the Commodity Index. The portfolio rebalancing takes place during the last four business days of the month (the “Rebalancing Period”). At the end of each of the days in the Rebalancing Period, one fourth of the prior month portfolio positions are replaced by equally-weighted positions reflecting the particular Benchmark Component Futures Contracts determined on the selection date, which is the fifth business day before the end of the month (the “Selection Date”). At the end of the Rebalancing Period, the Commodity Index will have an equal-weight position of approximately 7.14% in each of the selected Benchmark Component Futures Contracts which will be reflected in the rebalanced portfolio. After fulfilling the collateral requirements with respect to its Commodity Interests, USCI invests the remainder of its proceeds from the sale of Creation Baskets in short-term obligations of the United States government of two years or less (“Treasury Securities” or “Treasuries”) or cash equivalents, and/or holds such assets in cash (generally in interest-bearing accounts).

USCI will invest in Commodity Interests to the fullest extent possible without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Commodity Interests. The primary focus of the Sponsor is the investment in Commodity Interests and the management of USCI’s investments in Treasury Securities, cash and/or cash equivalents.

The Sponsor employs a “neutral” investment strategy intended to track the changes in the Commodity Index regardless of whether the Commodity Index goes up or goes down. USCI’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USCI’s units for the purpose of investing indirectly in the commodities market in a cost-effective manner, and/or to permit participants in the commodities or other industries to hedge the risk of losses in their commodity-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the commodities market and/or the risks involved in hedging may exist. In addition, an investment in USCI involves the risks that the changes in the price of USCI’s units will not accurately track the daily changes in the Commodity Index, and that changes in the Commodity Index will not closely correlate with changes in the spot price of the commodities underlying the Commodity Index.

USCI issues units only in blocks of 50,000 units called Creation Baskets and redeems units only in blocks of 50,000 units called “Redemption Baskets.” Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets, respectively. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create. Baskets are generally created when there is a demand for units, including, but not limited to, when the market price per Unit is at a premium to the NAV per unit. Authorized Purchasers will then sell such units, which will be listed on the NYSE Arca, to the public at per unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of USCI at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the units to the public, the supply of and demand for units at the time of sale, and the liquidity of the Futures Contracts market and the market for Other Commodity-Related Investments. The prices of units offered by Authorized Purchasers are expected to fall between USCI’s NAV and the trading price of the units on the NYSE Arca at the time of sale. Similarly, baskets are generally redeemed when the market price per unit is at a discount to the NAV per unit. Retail investors seeking to purchase or sell units on any day will effect such transactions in the secondary market, on the NYSE Arca, at the market price per unit, rather than in connection with the creation or redemption of baskets.

There is no specified limit on the maximum amount of Creation Baskets that can be sold. At some point, position limits on Futures Contracts or Other Commodity-Related Investments may practically limit the number of Creation Baskets that will be sold if the Sponsor determines that the other investment alternatives available to USCI at that time will not enable it to meet its stated investment objective.

Other than to address monthly changes in the Benchmark Component Futures Contracts, in managing USCI’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Commodity Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: The units can be directly purchased from or redeemed by USCI only in Creation Baskets or Redemption Baskets, respectively, and only by Authorized Purchasers. Each Creation Basket and Redemption Basket consists of 50,000 units and is expected to be worth millions of dollars. Individual investors, therefore, will not be able to directly purchase units from or redeem units with USCI. Some of the information contained in this prospectus, including information about buying and redeeming units directly from and to USCI is only relevant to Authorized Purchasers. Units are listed and traded on the NYSE Arca under the ticker symbol “USCI” and may be purchased and sold as individual units. Individuals interested in purchasing units in the secondary market should contact their broker. Units purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, units are not redeemable securities. There is no guarantee that units will trade at or near the per-unit NAV.

Principal Offices of USCI and the Sponsor

The principal office of the Trust and USCI is located at 1999 Harrison Street, Suite 1530, Oakland, California 94612. The Sponsor’s principal office is also located at 1999 Harrison Street, Suite 1530, Oakland, California 94612. The telephone number for each of the Trust, USCI and the Sponsor is (510) 522-9600.

Principal Investment Risks of an Investment in USCI

An investment in USCI involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 12.

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The price relationship between the near month Benchmark Component Futures Contracts to expire and the next month Benchmark Component Futures Contracts to expire that compose the Commodity Index will vary and may impact both USCI’s total return over time and the degree to which such total return tracks the total return of the Commodity Index. For example, in cases in which the near month contract’s price is lower than next month contracts’ prices (a situation known as “contango” in the futures markets), then, absent the impact of the overall movement in commodity prices, the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. In cases in which the near month contract’s price is higher than next month contracts’ prices (a situation known as “backwardation” in the futures markets), then, absent the impact of the overall movement in commodity prices, the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration. The impact of backwardation and contango may cause the total return of USCI to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the Commodity Index. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on USCI’s NAV and total return.

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Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, USCI generally will not distribute dividends to Unitholders. You should not invest in USCI if you will need cash distributions from USCI to pay taxes on your share of income and gains of USCI, if any, or for any other reason.

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Investors may choose to use USCI as a means of investing indirectly in commodities, and there are risks involved in such investments. The risks and hazards that are inherent in commodity production may cause the price of commodities to fluctuate widely.

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To the extent that investors use USCI as a means of investing indirectly in commodities, there is the risk that the daily changes in the price of USCI’s units on the NYSE Arca will not closely track the daily changes in the spot price of the commodities comprising the Commodity Index. This could happen if the price of units traded on the NYSE Arca does not correlate closely with USCI’s NAV; the changes in USCI’s NAV do not correlate closely with changes in the Commodity Index; or the changes in the Commodity Index do not correlate closely with changes in the cash or spot price of the commodities underlying the Benchmark Component Futures Contracts. This is a risk because if these correlations are not sufficiently close, then investors may not be able to use USCI as a cost-effective way to invest indirectly in commodities or as a hedge against the risk of loss in commodity-related transactions.

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The structure and operation of USCI may involve conflicts of interest. The Sponsor has sole current authority to manage the investments and operations of USCI, which may create a conflict with the Unitholders’ best interests. The Sponsor may also have a conflict to the extent that its trading decisions may be influenced by the effect they would have on the United States Oil Fund, LP (“USOF”), the United States Natural Gas Fund, LP (“USNG”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”), the United States Diesel-Heating Oil Fund, LP (“USDHO”), the United States Short Oil Fund, LP (“USSO”), the United States 12 Month Natural Gas Fund, LP (“US12NG”), the United States Brent Oil Fund, LP (“USBO”), the United States Metals Index Fund (“USMI”), the United States Agriculture Index Fund (“USAG”), the United States Copper Index Fund (“CPER”), and the United States Asian Commodities Basket Fund (“UAC”) or any other commodity pool the Sponsor may form and manage in the future. UAC has been declared effective by the regulatory agencies which have regulatory authority over the Sponsor and UAC, but at the time of filing this prospectus UAC has not been made available to the public. USOF, USNG, US12OF, UGA, USDHO, USSO, US12NG, USBO, USMI, USAG, and CPER are referred to herein as the “Related Public Funds”.

•	You will have no rights to participate in the management of USCI and will have to rely on the duties and judgment of the Sponsor to manage USCI.

•	USCI pays fees and expenses that are incurred regardless of whether it is profitable.

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USCI seeks to have the daily changes in its units’ NAV in percentage terms track daily changes in the Commodity Index in percentage terms, rather than profit from speculative trading of Commodity Interests. The Sponsor therefore endeavors to manage USCI so that USCI’s assets are, unlike those of many other commodity pools, not leveraged (i.e., so that the aggregate value of USCI’s unrealized losses from its investments in Commodity Interests at any time will not exceed the value of USCI’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy. If the Sponsor permits USCI to become leveraged, you could lose all or substantially all of your investment if USCI’s trading positions suddenly turn unprofitable. These movements in price may be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor.

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USCI may invest in Other Commodity-Related Investments. To the extent that these Other Commodity-Related Investments are contracts individually negotiated between their parties, they may not be as liquid as Futures Contracts and will expose USCI to credit risk that its counterparty may not be able to satisfy its obligations to USCI.

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Regulation of the commodity interest and energy markets is extensive and constantly changing. On July 21, 2010, a broad financial regulatory reform bill, “The Dodd-Frank Wall Street Reform and Consumer Protection Act,” was signed into law that includes provisions altering the regulation of commodity interests. The CFTC, the SEC and other federal regulators, have been tasked with developing the rules and regulations enacting the provisions noted above. The new law and the rules currently being promulgated thereunder may negatively impact USCI’s ability to meet its investment objectives either through limits or requirements imposed on them or upon their counterparties.

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USCI invests primarily in Commodity Interests that are traded or sold in the United States. However, a portion of USCI’s trades may take place in markets and on exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes USCI to credit risk. Trading in non-U.S. markets also leaves USCI susceptible to fluctuations in the value of the local currency against the U.S. dollar.

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Cash or property will be distributed at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to units. You will be required to pay U.S. federal income tax and, in some cases, state, local or foreign income tax on your allocable share of USCI’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, your tax liability with respect to your units may exceed the amount of cash or value of property (if any) distributed.

For additional risks, see “What are the Risk Factors Involved with an Investment in USCI?”

Financial Condition of USCI

USCI’s NAV is determined shortly after the close of the core trading session on the NYSE Arca.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical investment in a single unit to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price per unit of $60.02, which equals the net asset value per unit on January 31, 2013. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per unit	$60.02
Sponsor’s Management Fee (0.95%)(1)	$0.58
Creation Basket Fee(2)	$(0.01)
Estimated Brokerage Fees (0.08%)(3)	$0.05
Interest Income (0.070%)(4)	$(0.05)
Fees to Trustee(s)(5)	$0.01
Fees and expenses associated with tax accounting and reporting(6)	$0.04
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the unit	$0.62
Percentage of initial selling price per unit	1.03%

(1)	USCI is obligated to pay the Sponsor a management fee based on average daily net assets and paid monthly at the annual rate of 0.95%.
(2)	Authorized Purchasers are required to pay a Creation Basket fee of $350 for each order they place to create one or more baskets. An order must be at least one basket, which is 50,000 units. This breakeven analysis assumes a hypothetical investment in a single unit so the Creation Basket fee is $.01 (350/50,000).
(3)	This amount is based on the actual brokerage fees for USCI calculated on an annual basis.

(4)	USCI earns interest on funds it deposits with the FCM and the Custodian and it estimates that the interest rate will be 0.07% based on the current interest rate on three-month Treasury Bills as of January 31, 2013. The actual rate may vary.
(5)	In connection with its service as Trustee, Wilmington Trust Company is entitled to receive annual fees in the amount of $3,000 for all Funds in the series. The number in the break-even table assumes that USCI has $516,178,758 in assets, which is the amount of assets as of January 31, 2013.
(6)	USCI assumed the aggregate costs attributable to tax accounting and reporting to be $300,000. This estimate is based on the experience of the Sponsor in its management of the Related Public Funds. The number in the break-even table assumes that USCI has $516,178,758 in assets, which is the amount of assets as of January 31, 2013.

The Offering

Offering:	USCI is offering Creation Baskets consisting of 50,000 units through ALPS Distributors, Inc. (“Marketing Agent”) as marketing agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 50,000 units at USCI’s NAV. This is a continuous offering under Rule 415 of the Securities Act of 1933 (“1933 Act”) and is not expected to terminate until all of the registered units have been sold or three years from the date of the original prospectus, whichever is earlier, although the offering may be temporarily suspended during such period when suitable investments for USCI are not available or practicable. It is anticipated that when all registered units have been sold pursuant to this registration statement, additional units will be registered in subsequent registration statements.

Use of Proceeds:	The Sponsor applies substantially all of USCI’s assets toward trading in Commodity Interests and investing in Treasury Securities, cash and/or cash equivalents. The Sponsor deposits a portion of USCI’s net assets with the FCM, Newedge USA, LLC (“Newedge”), or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in Commodity Interests. Only Treasury Securities, cash and/or cash equivalents will be used to satisfy these requirements. The Sponsor expects that all entities that hold or trade USCI’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 5% to 30% of USCI’s assets will normally be committed as margin for Futures Contracts and collateral for Other Commodity-Related Investments. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of USCI’s assets will be held in Treasury Securities, cash and/or cash equivalents by its custodian, Brown Brothers Harriman & Co. (the “Custodian”). All interest income earned on these investments is retained for USCI’s benefit.

NYSE Arca Symbol:	“USCI”

Creation and Redemption:	Currently, and through May 1, 2014, Authorized Purchasers pay a transaction fee of $350 for each order to create or redeem one or more Creation Baskets or Redemption Baskets; on and after May 2, 2014, the fee is $1,000. Authorized Purchasers are not required to sell any specific number or dollar amount of units. The per unit price of units offered in Creation Baskets on any particular day is the total NAV of USCI calculated shortly after the close of the core trading on the NYSE Arca on that day divided by the number of issued and outstanding units. The Sponsor shall notify the Depository Trust Company (“DTC”) of any change in the transaction fee and will not implement any increase in the fee for Creation or Redemption Baskets until 30 days after the date of notice.

Inter-Series Limitation on Liability:	While the Trust has four series (including USCI) at this time, additional series may be created in the future. The Trust has been formed and will be operated with the goal that each series of the Trust (including USCI) will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or Unitholder in any particular series (such as USCI) were to successfully assert against a series a claim with respect to its indebtedness or units, the creditor or Unitholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of each series (including USCI) will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of units in a series.

Registration, Clearance and Settlement:	Individual certificates will not be issued for the units. Instead, units will be represented by one or more global certificates, which will be deposited by the Custodian with the DTC and registered in the name of Cede & Co., as nominee for DTC.

The administrator, Brown Brothers Harriman & Co. (“Administrator”), has been appointed registrar and transfer agent for the purpose of registering and transferring units. The Sponsor will recognize transfer of units only if such transfer is done in accordance with the Trust Agreement, including the delivery of a transfer application.

Net Asset Value:

The NAV will be calculated by taking the current market value of USCI’s total assets, subtracting any liabilities and dividing that number by the total of outstanding units. Under USCI’s current operational procedures, the Administrator calculates the NAV of USCI once each NYSE Arca trading day. The NAV for a particular trading day is released after 4:00 p.m. New York time. Trading during the core trading session of the NYSE Arca typically closes at 4:00 p.m. New York time. NYSE Arca will calculate an approximate net asset value every 15 seconds throughout each day that USCI’s units are traded on the NYSE Arca for as long as the main pricing mechanisms are open for the Futures Exchanges upon which the Benchmark Component Futures Contracts are traded.

Fund Expenses:	USCI pays the Sponsor a management fee at an annual rate of 0.95% on its average net assets, paid on a monthly basis. USCI is also responsible for other ongoing fees, costs and expenses of its operations, including:

•	brokerage and other fees and commissions of 0.08% of average net assets on an annualized basis as of January 31, 2013 in connection with the trading activities of USCI;

•	expenses incurred in connection with registering additional units of USCI or offering units of USCI after the time any units of USCI have begun trading on the NYSE Arca;

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the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities;

•	fees and expenses associated with compensation to the directors of the Sponsor;

•	payment for routine services of the Trustee, legal counsel and independent accountants;

•	payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by affiliates of the Sponsor;

•	postage and insurance, including directors’ and officers’ liability insurance for the Sponsor;

•	costs and expenses associated with investor relations and services;

•	the payment of any distributions related to redemption of units;

•	payment of all federal, state, local or foreign taxes payable on the income, assets or operations of USCI and the preparation of all tax returns related thereto; and

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extraordinary expenses (including, but not limited to, indemnification of any person against liabilities and obligations to the extent permitted by law and required under the Trust Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

The Sponsor will bear the costs and expenses incurred in connection with the formation, qualification and registration of the Trust, USCI and the units under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or USCI, including, but not limited to, expenses such as: (i) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing this prospectus and the exhibits hereto, (ii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the units of USCI, (iii) travel, telephone and other expenses in connection with the offering and issuance of the units of USCI, (iv) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with the preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vi) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by affiliates of the Sponsor.

Termination Events:	USCI shall continue in existence from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

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the filing of a certificate of cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without reinstatement of its charter) or the withdrawal of the Sponsor, unless (i) there is at least one remaining Sponsor that carries on the business of the Trust or (ii) Unitholders owning at least sixty-six and two-thirds percent (66 2/3%) of the outstanding units held in all Funds, including USCI, voting together as a single class elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor;

•	the occurrence of any event which would make the existence of the Trust or any Fund unlawful;

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the suspension, revocation, or termination of the Sponsor’s registration as a CPO under the Commodity Exchange Act or membership as a CPO with the NFA (if, in either case, such registration is required under the Commodity Exchange Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated;

•	the Trust or USCI, as the case may be, becomes insolvent or bankrupt;

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Unitholders owning at least seventy-five percent (75%) of the outstanding units held in USCI, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) business days prior to the effective date of termination;

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upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or USCI’s aggregate net assets in relation to the operating expenses of the Trust or USCI make it unreasonable or imprudent to continue the business of the Trust or USCI;

•	the Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended; and

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Upon the dissolution of the Trust or USCI, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the trust estate. Thereafter, in accordance with applicable law, the business and affairs of the Trust or USCI shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or USCI (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods. Following the dissolution and distribution of the assets of USCI, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the certificate of trust to be filed in accordance with applicable law.

Authorized Purchasers:	USCI has entered into agreements with several Authorized Purchasers. A current list of Authorized Purchasers is available from the Marketing Agent. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN USCI?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in our periodic reports, which include USCI’s financial statements and the related notes that are incorporated by reference. See “Incorporation by Reference of Certain Information.”

Risks Associated With Investing Directly or Indirectly in Commodities and Commodity Interests

The Commodity Index reflects commodities in the energy, precious metals, industrial metals, grains, softs and livestock sectors. A change in price of any of the commodities in these sectors will have a significant effect on the level of the Commodity Index and the value of USCI’s units, which could have a material adverse effect on an investment.

For December 2012, the Commodity Index reflected commodities in six commodity sectors: energy (representing approximately 26.69% of the Commodity Index), precious metals (representing approximately 7.01% of the Commodity Index), industrial metals (representing approximately 23.82% of the Commodity Index), grains (representing approximately 28.35% of the Commodity Index), softs (representing approximately 6.97% of the Commodity Index), and livestock (representing approximately 7.16% of the Commodity Index). In addition to the factors affecting commodities generally that are described below, commodities in each sector are subject to specific risks in light of the nature of the sector.

Some specific risks of each sector are described below:

Energy commodities

The prices of energy commodities (e.g., crude oil, natural gas, heating oil, etc.), in particular, WTI crude oil, Brent crude oil and natural gas, are subject to national and global political events such as: governmental regulation and intervention in energy markets; imposition of price controls; increases or restriction of production levels by significant oil producing countries and coordination of production levels by those countries; and disruptions in oil producing areas. The prices of energy commodities have had significant price swings in recent years. Disruptions in energy producing areas, including as a result of war, armed conflict, terrorism, embargoes, social unrest and political instability, can cause significant volatility in the Commodity Index. Energy commodity production frequently occurs in politically unstable regions of the world, including Africa, the Middle East, Asia and South America.

Additionally, because a significant amount of oil is produced by a limited number of countries, many of who are members of the Organization of Petroleum Exporting Countries, or OPEC, actions of OPEC can influence the price of the energy sector and consequently the value of USCI units. In the past, OPEC has decided to limit production, which has created upward price pressure. Subsequent decisions by OPEC to increase production could lead to oversupply and subsequent drops in energy prices. Prices for the commodities in the energy sector have also been significantly affected in recent years by weather and natural disasters, such as hurricanes, affecting production, refining and transportation facilities. For example, the U.S. General Accounting Office has estimated that following Hurricanes Katrina and Rita in Fall 2005, natural gas prices spiked to prices nearly seven times the prices common during the late 1990s.

Other factors also influence supply and demand of the commodities in the energy sector. Changes in levels of global industrial activity influence demand for the commodities in the energy sector. Market expectations about events that may influence supply and demand also have an impact on the price of commodities, including expectations about the ability to develop oil and natural gas reserves. Seasonal changes in demand (such as the U.S. summer “driving season” and the winter “heating season”) also influence pricing of energy commodities.

Precious metal commodities

The prices of precious metals (e.g., gold, silver, platinum) may be influenced by macroeconomic conditions, including confidence in the global monetary system and the relative strength of various currencies, as well as demand in the industrial and jewelry sectors. Political events also influence the price of precious metals. Prices are influenced by supplies of precious metals, which may be affected by sales by central banks and government agencies that hold large amounts of these metals, particularly gold. Significant changes in the value of the precious metals sector may lead to volatility in the value of USCI’s units and/or significant losses to Unitholders.

Industrial metal commodities

The prices of the commodities comprising the industrial metals portion of the Commodity Index (e.g., zinc, nickel, aluminum, copper, etc.) are subject to a number of factors that can cause price fluctuations, including: changes in the level of industrial activity using these metals (including the availability of man-made substitutes); disruptions in the mining, storage, or refining of these metals; adjustments to inventory; variations in production costs, including storage, labor and energy costs; regulatory compliance costs, including environmental regulations; and changes in government and consumer demand.

These factors can lead to price volatility for industrial metals commodities that, in turn, may lead to corresponding volatility in the value of USCI’s units. For example, with respect to aluminum, the level of activity in the automotive, packaging and construction industries has significantly influenced demand because of the use of aluminum in these industries. Disruptions in the supply chain, which result in upward price pressure, also have an impact on the industrial metals sector and may have a corresponding impact on the value of the units. For example, the industrial metals included in this sector are often mined in locations that are subject to disruption as a result of political instability, armed conflict, terrorism and labor unrest, among other factors. Production costs, particularly the cost of energy used in production, and costs associated with regulatory compliance, including environmental regulation costs, can also inflate the price of the underlying commodities in the industrial metals sector. These increases may not be sustainable. Any one or all of these sector-specific factors may result in volatility in the industrial metals sector, which could lead to corresponding volatility in the value of the units and/or significant losses to Unitholders.

Grains and Softs product commodities

The commodities comprising the grains (e.g., wheat, corn, soybeans, etc.) and softs (e.g., sugar, cotton, coffee, cocoa) products sectors of the Commodity Index are subject to a number of factors that can cause price fluctuations, including: weather conditions, such as floods, drought and freezing conditions; changes in government policies (including subsidies) and trade agreements; planting decisions; and changes in demand for grains and softs.

These factors can lead to price volatility for grains and softs commodities that, in turn, may lead to corresponding volatility in the value of USCI’s units. Weather conditions can lead to tightened supply and price increases, which may not be sustainable. Government policies and trade agreements can influence both supply and demand. Grains and softs products are also subject to the planting decisions of farmers, which can be influenced both by government policies as well as changing demands for their products.

Livestock commodities

The commodities comprising the livestock sector of the Commodity Index (e.g., live cattle, lean hogs, feeder cattle) are subject to a number of factors that can cause price fluctuations, including: weather conditions, such as floods, drought and freezing conditions; disease and famine; changes in government policies (including subsidies); and changes in demand for livestock. These factors can lead to price volatility for livestock commodities that, in turn, may lead to corresponding volatility in the value of USCI’s units.

Historical Performance of the Commodity Index is no guide to the future performance of the units.

Past performance of the Commodity Index is not necessarily indicative of the future performance of the Commodity Index over the life of the units. There can be no guarantee that the level of the Commodity Index will increase. Investors may lose some or all of their investment in the units.

Daily changes in USCI’s’ per unit NAV may not correlate well with daily changes in the price of the Commodity Index. If this were to occur, investors may not be able to effectively use USCI as a way to hedge against commodity-related losses or as a way to indirectly invest in commodities.

The Sponsor endeavors to invest USCI’s assets as fully as possible in Commodity Interests so that the daily changes in percentage terms in the per unit NAV closely correlate with the daily changes in percentage terms in the Commodity Index. However, daily changes in USCI’s per unit NAV may not correlate with the daily changes in the Commodity Index for several reasons as set forth below:

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USCI does not intend to invest only in the Benchmark Component Futures Contracts. While its investments in Other Commodity-Related Investments would generally be for the purpose of tracking the Commodity Index most effectively and efficiently, the performance of these Other Commodity-Related Investments may not correlate well with the performance of the Benchmark Component Futures Contracts, resulting in a greater potential for error in tracking price changes in those futures contracts. If the trading market for the Benchmark Component Futures Contracts is suspended or closed, USCI may not be able to purchase these investments at the last reported price for such investments.

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USCI incurs certain expenses in connection with its operations, and holds most of its assets in income-producing, short-term Treasuries, cash and/or cash equivalents for margin, collateral and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income will cause imperfect correlation between changes in USCI’s per unit NAV and changes in the Commodity Index.

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USCI buys and sells as many Commodity Interests that it can to get the daily changes in percentage terms of the per unit NAV as close as possible to the daily changes in percentage terms in the average price of the Commodity Index. The remainder of USCI’s assets are invested in Treasuries, cash and/or cash equivalents and are used to satisfy initial margin and additional margin requirements, if any, and to otherwise support its investments in the Commodity Interests. Investments in Treasuries, cash and/or cash equivalents both, directly and indirectly and as margin, provide rates of return that vary from changes in the prices of the Benchmark Component Futures Contrasts.

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The Sponsor may not be able to invest USCI’s assets in Commodity Interests having an aggregate notional amount exactly equal to USCI’s per unit NAV. As standardized contracts, the Benchmark Component Futures Contracts included in the Commodity Index are for a specified amount of a particular commodity, and USCI’s per unit NAV and the proceeds from the sale of a Creation Basket are unlikely to be an exact multiple of the amounts of those contracts. In such case, USCI could not invest the entire proceeds from the purchase of the Creation Basket in such futures contracts. For example, assuming USCI receives $4,679,000 for the sale of a Creation Basket and that the price of a natural gas Benchmark Component Futures Contract is $46,800, USCI could only invest in 99 Futures Contracts with an aggregate value of $4,633,200. The foregoing example is based upon the investment of proceeds from the sale of a Creation Basket into the Futures Contracts of a single commodity. The investment of proceeds from the sale of a Creation Basket by USCI may be more complex due to the fact that USCI will use such proceeds to purchase Futures Contracts in multiple commodities. While USCI may be better able to achieve the exact amount of exposure to the commodities market through the use of Other Commodity-Related Investments such as over-the-counter contracts, there is no assurance that the Sponsor will be able to continually adjust USCI’s exposure to such Other Commodity-Related Investments to maintain such exact exposure. Furthermore, as noted above, the use of Other Commodity-Related Investments may itself result in imperfect correlation with the Commodity Index. After fulfilling the margin and collateral requirements with respect to Commodity Interests, the Sponsor invests or will invest the remainder of USCI’s proceeds from the sale of baskets in Treasuries or cash equivalents, and/or merely holds or will hold such assets in cash (generally, in interest-bearing accounts). Such investments may be used to satisfy initial margin and additional margin and collateral requirements, if any, and to otherwise support investments in Commodity Interests. Investments in Treasuries, cash and/or cash equivalents, both directly and as margin and collateral, will provide rates of return that vary from changes in the value of the price of commodities and the price of the Benchmark Component Futures Contracts.

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As USCI grows, there may be more or less correlation. At certain asset levels USCI may be limited in its ability to purchase Benchmark Component Futures Contracts due to position limits imposed by the CFTC or position limits or accountability levels imposed by the relevant Futures Exchanges. In these instances, USCI would likely invest to a greater extent in Commodity Interests not subject to these position limits or accountability levels. To the extent that USCI invests in Other Commodity-Related Investments, the correlation between USCI’s NAV and the Commodity Index may be lower.

If daily changes in USCI’s per unit NAV do not correlate with daily changes in the Commodity Index, then investing in USCI may not be an effective way to hedge against commodity-related losses or indirectly invest in commodities.

The Commodity Index is not designed to correlate exactly with the spot price of any commodity and this could cause the changes in the price of the units to substantially vary from the changes in the spot prices of the applicable commodities underlying the Benchmark Component Futures Contracts. Therefore, investors may not be able to effectively use USCI to hedge against commodity-related losses or to indirectly invest in commodities.

The Commodity Index reflects the price for future delivery of the applicable commodities underlying the Benchmark Component Futures Contracts, not the current spot prices of such applicable commodities, so at best the correlation between changes in such Benchmark Component Futures Contracts and the spot price of the underlying applicable commodities will be only approximate. Weak correlation between the Commodity Index and the spot prices of the applicable underlying commodities may result from the typical seasonal fluctuations in commodity prices. Imperfect correlation may also result from speculation in Commodity Interests, technical factors in the trading of Benchmark Component Futures Contracts, and expected inflation in the economy as a whole. If there is a weak correlation between the Commodity Index and the spot prices of the applicable underlying commodities, then the market price of units may not accurately track the spot price of such commodities and investors may not be able to effectively use USCI as a way to hedge the risk of losses in their commodity-related transactions or as a way to indirectly invest in commodities.

USCI may experience a loss if it is required to sell Treasuries or cash equivalents at a price lower than the price at which they were acquired.

The value of Treasuries and other debt securities generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. If USCI is required to sell Treasuries at a price lower than the price at which they were acquired, USCI will experience a loss. This loss may adversely impact the price of the units, and may decrease the correlation among the price of units, the per unit NAV of units, the Commodity Index and the spot price of the applicable commodities underlying the Benchmark Component Futures Contracts.

Certain of USCI’s investments could be illiquid which could cause large losses to investors at any time or from time to time.

USCI may not always be able to liquidate its positions in its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position.

Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, USCI does not intend at this time to establish a credit facility, which would provide an additional source of liquidity and instead relies only on the Treasuries, cash and/or cash equivalents that it holds. The anticipated large value of the positions in Commodity Interests that the Sponsor will acquire or enter into for USCI increases the risk of illiquidity. The Other Commodity-Related Investments that USCI invests in, such as negotiated over-the-counter contracts, may have a greater likelihood of being illiquid since they are contracts between two parties that take into account not only market risk, but also the relative credit, tax and settlement risks under such contracts. Such contracts also have limited transferability that results from such risks and from the contract’s express limitations.

Because Commodity Interests may be illiquid, USCI’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of the participants in the futures market shifts such that commodity purchasers are the predominant hedgers in the market, USCI might have to reinvest at higher futures prices or choose to invest in Other Commodity-Related Investments.

The changing nature of the participants in the commodities market will influence whether futures prices are above or below the expected future spot price. Commodity producers will typically seek to hedge against falling commodity prices by selling futures contracts. Therefore, if commodity producers become the predominant hedgers in the futures market, prices of futures contracts will typically be below expected futures spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of the commodities who purchase futures contracts to hedge against a rise in prices, prices of futures contracts will likely be higher than expected future spot prices. This can have significant implications for USCI when it is time to sell a Benchmark Component Futures Contract that is no longer part of the Commodity Index and purchase a new Benchmark Component Futures Contract that is part of the Commodity Index.

While USCI does not intend to take physical delivery of commodities under its Commodity Interests, the possibility of physical delivery impacts the value of the contracts which would make it more difficult for USCI to trade the Commodity Index and achieve its investment objective.

While it is not the current intention of USCI to take physical delivery of commodities under its Commodity Interests, Futures Contracts are traditionally not cash-settled contracts, and it is possible to take delivery under these and some Other Commodity-Related Investments. Storage costs associated with purchasing commodities could result in costs and other liabilities that could impact the value of the Benchmark Component Futures Contracts or Other Commodity-Related Investments. Storage costs include the time value of money invested in a physical commodity plus the actual costs of storing the commodity less any benefits from ownership of the commodity that are not obtained by the holder of a futures contract. In general, the Benchmark Component Futures Contracts have a one-month delay for contract delivery and back month contracts (the back month is any future delivery month other than the spot month) includes storage costs. To the extent that these storage costs change for commodities while USCI holds Commodity Interests, the value of the Commodity Interests, and therefore USCI’s NAV, may change as well.

The price relationship between the Commodity Index at any point in time and the Futures Contacts that will become the Benchmark Component Futures Contracts on the next rebalancing date will vary and may impact both USCI’s total return and the degree to which its total return tracks that of the Commodity Indices.

The design of the Commodity Index is such that every month it is made up of different Benchmark Component Futures Contracts, and USCI’s investments must be rebalanced on an ongoing basis to reflect the changing composition of the Commodity Index. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the Commodity Index would tend to rise as it approaches expiration. As a result, USCI may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the Commodity Index would tend to decline as it approaches expiration. As a result, USCI’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of USCI to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the Commodity Index. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on USCI’ NAV and total return.

Regulation of commodity interests is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect USCI.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, various national governments outside of the United States have expressed concern regarding the continued need to regulate the derivatives markets in general. The effect of any future regulatory change on USCI is impossible to predict, but it could be substantial and adverse. For a more detailed discussion of the regulations imposed by the CFTC and SEC and potential impacts thereof on USCI, see “Regulation” on page 5 of the Statement of Additional Information (“SAI”).

An investment in USCI may provide little or no diversification benefits. Thus, in a declining market, USCI may have no gains to offset losses from other investments, and an investor may suffer losses on its investment in USCI while incurring losses with respect to other asset classes.

Historically, Commodity Interests have not generally been correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistical relationship between the performance of Commodity Interests, on the one hand, and stocks or bonds, on the other hand. However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, USCI’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in the units. In such a case, USCI may have no gains to offset losses from other investments, and investors may suffer losses on their investment in USCI while incurring losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on commodity prices and commodity-linked instruments, including the Benchmark Component Futures Contracts and Other Commodity-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject USCI’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot prices of commodities and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, USCI cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

USCI’s Operating Risks

USCI is not a registered investment company, so Unitholders do not have the protections of the 1940 Act.

USCI is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities.

In managing and directing the day-to-day activities and affairs of USCI, the Sponsor relies heavily on Messrs. Howard Mah and John Hyland. If Messrs. Mah or Hyland were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of USCI. Furthermore, Messrs. Mah and Hyland are currently involved in the management of the Related Public Funds. The Sponsor has also filed registration statements to register units of United States Sugar Fund (“USSF”), United States Natural Gas Double Inverse Fund (“UNGD”), United States Gasoil Fund (“USGO”) and UAC, each a series of the United States Commodity Funds Trust I, and US Golden Currency Fund (“HARD”), a series of the United States Currency Funds Trust. Mr. Mah is also employed by Ameristock Corporation, a registered investment adviser that until January 11, 2013 managed a public mutual fund. On January 11, 2013, Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of the Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds and its advisor, Drexel Hamilton Investment Partners, are not affiliated with Ameristock Corporation, the Ameristock Mutual Fund Inc., or the Sponsor. After the consummation of the reorganization and liquidation, the Ameristock Corporation maintained its non-advisory assets. It is estimated that Mr. Mah will spend approximately 98% of his time on the Funds and Related Public Fund matters. Mr. Hyland will spend approximately 100% of his time on the Funds and Related Public Fund matters. To the extent that the Sponsor establishes additional funds, even greater demands will be placed on Messrs. Mah and Hyland, as well as the other officers of the Sponsor and its Board.

SummerHaven is leanly staffed and relies heavily on key personnel to manage advisory activities.

SummerHaven is leanly staffed and relies heavily on key personnel to manage advisory activities. In providing trading advisory services to USCI with respect to the Commodity Index, SummerHaven relies heavily on Messrs. Adam Dunsby, Kurt Nelson and Ashraf Rizvi and Dr. K. Geert Rouwenhorst. Messrs. Dunsby, Nelson and Rizvi, and Dr. Rouwenhorst intend to allocate their time to managing the assets of USCI in a manner that they deem appropriate. If such key personnel of SummerHaven were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of SummerHaven.

The liability of SummerHaven is limited, and the value of the units may be adversely affected if the Sponsor and USCI are required to indemnify SummerHaven.

Under the licensing agreement and advisory agreement between SummerHaven and the Sponsor, neither SummerHaven and its affiliates, nor any of their respective officers, directors, shareholders, members, partners, employees and any person who controls SummerHaven is liable to the Sponsor or USCI absent willful misconduct, gross negligence, bad faith, or material breaches of applicable law or the applicable agreement on the part of SummerHaven. In addition, SummerHaven and its members, directors, officers, shareholders, employees, representatives, agents, attorneys, service providers, successors and assigns have the right to be indemnified, defended and held harmless from and against any and all claims, liabilities, obligations, judgments, causes of action, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) in connection with or arising out of the licensing agreement or advisory agreement, unless such Losses result from any willful misconduct, gross negligence or bad faith on the part of SummerHaven, or a material breach by SummerHaven of applicable law or the applicable agreement. Furthermore, SummerHaven will not be liable to the Sponsor or USCI for any indirect, incidental, special or consequential damages, even if SummerHaven or an authorized representative of SummerHaven has been advised of the possibility of such damages.

Accountability levels, position limits, and daily price fluctuation limits set by the Futures Exchanges have the potential to cause a tracking error, which could cause the price of units to substantially vary from the price of the Commodity Index and prevent investors from being able to effectively use USCI as a way to hedge against commodity-related losses or as a way to indirectly invest in commodities.

Designated contract markets such as the NYMEX, COMEX, CME, CBOT, KCBT, ICE Futures and LME have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by USCI is not) may hold, own or control. In addition to accountability levels and position limits, the Futures Exchanges may also set daily price fluctuation limits on the Futures Contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular Futures Contract, no trades may be made at a price beyond that limit.

In late 2011, the CFTC adopted the Position Limit Rules, which were scheduled to become effective on October 12, 2012. However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provisions of the CEA (as modified by the Dodd-Frank Act) upon which the regulations were based. In its September 28, 2012 decision, the court remanded the Position Limit Rules to the CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute. On November 15, 2012, the CFTC indicated that it will move forward with an appeal of the District Court’s decision to vacate the Position Limit Rules. At this time, it is not possible to predict how the CFTC’s appeal could affect USCI, but it may be substantial and adverse. Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives. Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy), while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, USCI may be limited with respect to the size of its investments in any commodities subject to these limits. Finally, subject to certain narrow exceptions, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the 28 Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules. At this time, it is unclear how any modified aggregation rules may affect USCI, but it may be substantial and adverse. By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of USCI to meet its investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets of USCI.

All of these limits may potentially cause a tracking error between the price of the units and the price of the Commodity Index. This may in turn prevent investors from being able to effectively use USCI as a way to hedge against commodity-related losses or as a way to indirectly invest in commodities. USCI has not limited the size of its offering and is committed to utilizing substantially all of its proceeds to purchase Futures Contracts and Other Related Investments. If USCI encounters accountability levels, position limits, or price fluctuation limits for Futures Contracts on a particular Futures Exchange, it may then, if permitted under applicable regulatory requirements, purchase Futures Contracts on the other Futures Exchanges that trade listed futures in the relevant commodity. In addition, if USCI exceeds accountability levels on a Futures Exchange and is required by such exchange to reduce its holdings, such reduction could potentially cause a tracking error between the price of the units and the price of the Commodity Index.

To the extent that the Sponsor uses spreads and straddles as part of its trading strategy, there is the risk that the NAV may not closely track the changes in the Commodity Index.

If the Sponsor were to utilize a spread or straddle position and the spread performed differently than expected, the result could impact USCI’s tracking error. This could affect USCI’s investment objective of having its NAV closely track the changes in the Commodity Index. Additionally, a loss on a spread position would negatively impact USCI’s absolute total return.

USCI, the Sponsor and SummerHaven may have conflicts of interest, which may cause them to favor their own interests to the detriment of Unitholders.

USCI, the Sponsor and SummerHaven may have inherent conflicts to the extent the Sponsor and SummerHaven attempt to maintain USCI’s asset size in order to preserve its fee income and this may not always be consistent with USCI’s objective of having the value of its units’ NAV track changes in the value of the Commodity Index.

In addition, the Sponsor’s and SummerHaven’s officers, directors and employees do not devote their time exclusively to USCI. For example, the Sponsor’s directors, officers and employees act in such capacity for other entities, including the Related Public Funds that may compete with USCI for their services. They could have a conflict between their responsibilities to USCI and to the Related Public Funds.

The Sponsor has sole current authority to manage the investments and operations of USCI. It has delegated management of USCI’s investments in its Commodity Interests to its trading advisor, SummerHaven. This authority to manage the investments and operations of USCI may allow either the Sponsor or SummerHaven to act in a way that furthers its own interests in conflict with the best interests of investors. Unitholders have very limited voting rights, which will limit the ability to influence matters such as amending the Trust Agreement, changing USCI’s basic investment objective, dissolving USCI, or selling or distributing USCI’s assets.

Unitholders have very limited voting rights with respect to USCI’s affairs. Unitholders may elect a replacement sponsor only if the Sponsor resigns voluntarily or loses its corporate charter. Unitholders are not permitted to participate in the management or control of USCI or the conduct of its business. Unitholders must therefore rely upon the duties and judgment of the Sponsor to manage the Sponsor’s affairs.

USCI may terminate at any time, regardless of whether USCI has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause USCI to terminate unless, within 90 days of the event, Unitholders holding units representing at least 66 2/3% of the outstanding units of all of USCI elect to continue the Trust and appoint a successor sponsor. In addition, the Sponsor may terminate USCI if it determines that USCI’s aggregate net assets in relation to its operating expenses make the continued operation of USCI unreasonable or imprudent. However, no level of losses will require the Sponsor to terminate USCI. USCI’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to creditors and then to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and USCI could incur losses in liquidating its assets in connection with a termination. Termination could also negatively affect the overall maturity and timing of an investment portfolio.

The Sponsor may manage a large amount of assets and this could affect USCI’s ability to trade profitably.

Increases in assets under management may affect trading decisions. In general, the Sponsor does not intend to limit the amount of assets of USCI that it may manage. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the units will be adversely affected if USCI is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of USCI to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of USCI and the value of its units.

Although the units of USCI are limited liability investments, certain circumstances such as bankruptcy or indemnification of USCI by a Unitholder will increase the Unitholder’s liability.

The units of USCI are limited liability investments; Unitholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Unitholders could be required, as a matter of bankruptcy law, to return to the estate of USCI any distribution they received at a time when USCI was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed in the State of Delaware. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. Finally, in the event the Trust or USCI is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or USCI, as applicable, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or USCI, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Investors cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to USCI.

Investors cannot be assured that the Sponsor will be willing or able to continue to service USCI for any length of time. The Sponsor was formed for the purpose of sponsoring USCI and other commodity pools, and has limited financial resources and no significant source of income apart from its management fees from the commodity pools it operates to support its continued service for USCI. If the Sponsor discontinues its activities on behalf of USCI, USCI may be adversely affected. If the Sponsor’s registration with the CFTC or membership in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to USCI.

Investors cannot be assured of the continuation of the agreement between SummerHaven and the Sponsor for use of the Commodity Index, and discontinuance of the Commodity Index may be detrimental to a USCI.

Investors cannot be assured that the agreement between SummerHaven and the Sponsor for use of the Commodity Index will continue for any length of time. Should the agreement between SummerHaven and the Sponsor for use of the Commodity Index be terminated, the Sponsor will be required to find a replacement index, which may have an adverse affect on a USCI.

Investors cannot be assured of SummerHaven’s continued services, and discontinuance may be detrimental to USCI.

Investors cannot be assured that SummerHaven will be willing or able to continue to service USCI for any length of time. SummerHaven was formed for the purpose of providing investment advisory services, and provides these services to USCI on a contractual basis pursuant to a licensing agreement and an advisory agreement. If SummerHaven discontinues its activities on behalf of USCI, USCI may be adversely affected. If SummerHaven’s registration with the CFTC or membership in the NFA were revoked or suspended, SummerHaven would no longer be able to provide services to USCI.

As a Unitholder, investors will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the units do not involve the rights normally associated with the ownership of common stock of a corporation. For example, the units have limited voting and distribution rights (for example, Unitholders do not have the right to elect directors and generally will not receive regular distributions of the net income and capital gains earned by USCI). USCI is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and certain NYSE Arca governance rules (for example, audit committee requirements). In addition, the Trust Agreement limits the rights of Unitholders to bring derivative actions.

USCI is one of a series of the Trust and, as a result, a court could potentially conclude that the assets and liabilities of USCI are not segregated from those of other funds, thereby potentially exposing assets in one series to the liabilities of another.

Each trust series is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this Inter-Series Limitation on Liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for each trust series and account for each trust series separately from any other trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of another trust series.

The Sponsor, USCI and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any USCI property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of USCI property. The Trust Agreement does not confer upon Unitholders the right to prosecute any such action, suit or other proceeding.

USCI does not expect to make cash distributions.

The Sponsor has not previously made any cash distributions and intends to re-invest any income and realized gains of USCI in additional Commodity Interests rather than distributing cash to Unitholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, USCI does not generally expect to distribute cash to Unitholders. An investor should not invest in

USCI if he or she will need cash distributions from USCI to pay taxes on his or her share of income and gains of USCI, if any, or for any other reason. Although USCI does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Commodity Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

There is a risk that USCI will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such USCI may not earn any profit.

USCI is obligated to pay the Sponsor a management fee of 0.95% based on its average daily net assets, over-the-counter spreads and various other expenses of its ongoing operations (e.g., fees of the Trustee). These fees and expenses must be paid in all events, regardless of whether USCI’s activities are profitable. Accordingly, USCI must realize trading gains sufficient to cover these fees and expenses before it can earn any profit.

If offerings of the units do not raise sufficient funds to make USCI’s future operations viable, USCI may be forced to terminate and investors may lose all or part of their investment.

Prior to the offering of units that commenced on August 10, 2010, all of USCI’s expenses were funded by the Sponsor. These payments by the Sponsor were designed to allow USCI the ability to commence the public offering of its units. USCI now directly pays certain of these fees and expenses. The Sponsor will continue to pay other fees and expenses as set forth in the Trust Agreement. If the Sponsor and USCI are unable to raise sufficient funds so that USCI’s expenses are reasonable in relation to its NAV, USCI may be forced to terminate and investors may lose all or part of their investment.

USCI may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between SummerHaven, clearing brokers and counterparties on the one hand, and USCI on the other, generally are terminable by SummerHaven, the clearing brokers or counterparty upon notice to USCI. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if USCI intends to continue trading in Futures Contracts or Other Commodity-Related Investments under the advisement of SummerHaven. The services of SummerHaven or any clearing broker or counterparty may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the per unit NAV of USCI.

If a substantial number of orders for redemption of Redemption Baskets are received by USCI during a relatively short period of time, USCI may not be able to satisfy the requests from USCI’s assets not committed to trading. As a consequence, it could be necessary to liquidate USCI’s trading positions before the time that its trading strategies would otherwise call for liquidation.

The financial markets are currently in a slow period of recovery and the financial markets are still relatively fragile.

Since 2008, the financial markets have experienced very difficult conditions and volatility as well as significant adverse trends. The conditions in these markets have resulted in a decrease in availability of corporate credit and liquidity and have led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and have contributed to further consolidation within the financial services industry. In addition, the Administration and Congress have periodically been reaching impasses in passing a fiscal budget which could create long-term concerns regarding the credit of the United States and interest earned, as well as the United States Government’s ability to pay its obligations to holders of Treasuries. If low interest rates on Treasuries continues or if USCI is not able to redeem its investments in Treasuries prior to maturity and the U.S. Government cannot pay its obligations, USCI would be negatively impacted. In addition, USCI might also be negatively impacted by its use of money market mutual funds to the extent those funds might themselves be using Treasuries. Although the financial markets saw signs of recovery beginning in late 2010 and 2011, economic growth in 2012 was slow and the financial markets are still fragile. A poor financial recovery could adversely affect the financial condition and results of operations of USCI’s service providers and Authorized Purchasers, which would impact the ability of the Sponsor to achieve USCI’s investment objective.

The failure, bankruptcy or default of a clearing broker or the Custodian could result in substantial losses for USCI and could impair USCI’s ability to execute trades.

Under CFTC regulations, a clearing broker with respect to USCI’s exchange-traded Commodity Interests must maintain customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or even if the customers’ funds are segregated by the clearing broker, but the clearing broker is unable to satisfy a substantial deficit in a customer account, the clearing broker’s other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as USCI, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. However, customers could potentially lose all funds on deposit with the clearing broker even if such funds are properly segregated. USCI also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which Commodity Interests are traded.

In addition, to the extent USCI’s clearing broker is required to post USCI’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all the clearing broker’s customers. If USCI’s clearing broker defaults to a clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by USCI’s and any other nondefaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear USCI’s trades.

In addition, the majority of USCI’s assets are or will be held in short-term Treasuries, cash and/or cash equivalents with the Custodian. The insolvency of the Custodian could result in a complete loss of USCI’s assets held by that Custodian, which, at any given time, would likely comprise a substantial portion of USCI’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may utilize USCI’s intellectual property or technology (which includes intellectual property or technology that the Sponsor licenses from SummerHaven), including the use of its patents, business methods, trademarks and trading program software, without permission. The Sponsor has registered trademarks. Any unauthorized use of USCI’s proprietary software and other technology could also adversely affect its competitive advantage. USCI may not have adequate resources to implement procedures for monitoring unauthorized uses of its trademarks, proprietary software and other technology. Also, third parties may independently develop trademarks or proprietary software and other technology similar to that of the Sponsor or claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert its resources from USCI, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of USCI depends on the ability of SummerHaven to accurately implement the Sponsor’s trading strategies, and any failure to do so could subject USCI to losses on such transactions.

The Sponsor’s trading strategy for USCI, as developed by SummerHaven, is quantitative in nature and it is possible that the Sponsor or SummerHaven will make errors in its implementation. The execution of the quantitative strategy is subject to human error, such as incorrect inputs into the Sponsor’s or SummerHaven’s computer systems and incorrect information provided to USCI’s clearing brokers. In addition, USCI relies on the Sponsor to properly operate and maintain its computer and communication systems.

USCI may experience substantial losses on transactions if the computer or communications system fails.

Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and USCI’s reputations, increased operational expenses and diversion of technical resources. Any failure, inaccuracy or delay in implementing any of the formulas or systems, including implementing upgrades and compatibility with the computer systems of third parties, and executing USCI’s transactions could affect its ability to achieve its investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt USCI’s trading activity and materially affect USCI’s profitability.

The operations of USCI, the exchange, brokers and counterparties with which USCI does business, and the markets in which USCI does business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. Global anti-terrorism initiatives, political unrest in the Middle East and Southeast Asia, as well as political hostility toward the United States, continue to fuel this concern.

Risk of Leverage and Volatility

If the Sponsor causes or permits USCI to become leveraged, investors could lose all or substantially all of their investment if USCI’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate face amount in excess of the commodity pool’s assets. While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s commodity interests can cause significant losses to the pool. While the Sponsor has not and does not currently intend to leverage the assets of USCI, it is not prohibited from doing so under the Trust Agreement. If the Sponsor were to cause or permit USCI to become leveraged, investors could lose all or substantially all of their investment if USCI’s trading positions suddenly turn unprofitable.

Fewer representative commodities may result in greater Commodity Index volatility.

The Commodity Index is concentrated in terms of the number of commodities represented. Investors should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in the Commodity Index and the NAV of USCI which tracks the Commodity Index under specific market conditions and over time.

Lengthy and substantial peak-to-valley declines in the value of the Commodity Index may lead to even greater declines in the NAV of USCI.

Because it is expected that USCI’s performance will relate to the performance of the Commodity Index, USCI will suffer a decline in value during a period that the Commodity Index suffers such a decline, and in turn, the value of the units will decline. It is possible or even likely that redemptions of Redemption Baskets will exceed purchases of Creation Baskets during periods in which USCI’s units are declining in value. While redemptions will not directly cause the value of the units to decline, redemptions will accentuate the reduction in USCI’s NAV that is caused by losses from USCI’s positions, potentially resulting in an increase in USCI’s expenses as a percentage of NAV. Furthermore, redemptions may increase transaction costs by requiring the sale of Commodity Interests and Treasuries to meet redemption requests.

USCI’s exposure to the applicable commodities markets may subject investors to greater volatility than investments in traditional securities.

USCI’s exposure to the applicable commodities markets may subject investors to greater volatility than investments in traditional securities. The value of Commodity Interests may be affected by changes in the overall commodity markets or commodity indices, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments.

Over-the-Counter Contract Risk

Currently, over-the-counter transactions are subject to changing regulation.

A portion of USCI’s assets may be used to trade over-the-counter Commodity Interests, such as forward contracts or swap or spot contracts. Currently, over-the-counter contracts are typically contracts traded on a principal-to-principal, non-cleared basis through dealer markets that are dominated by major money center and investment banks and other institutions and that prior to the passage of the Dodd-Frank Act had been essentially unregulated by the CFTC. The markets for over-the-counter contracts have relied upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. To date, the forward markets have been largely unregulated, forward contracts have been executed bi-laterally and, in general, forward contracts have not been cleared or guaranteed by a third party. On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin). The final determination does not extend to other foreign derivatives, such as foreign exchange options, certain currency swaps and non-deliverable forwards. While the Dodd-Frank Act and certain regulations adopted thereunder are intended to provide additional protections to participants in the over-the-counter market, the current regulation of the over-the-counter contracts could expose USCI in certain circumstances to significant losses in the event of trading abuses or financial failure by participants. See “Regulation” on page 5 of the SAI for a discussion of how the over-the-counter market will be subject to much more extensive CFTC oversight and regulation after the implementation of the Dodd-Frank Act.

USCI will be subject to credit risk with respect to counterparties to uncleared over-the-counter contracts entered into by USCI.

Historically, over-the-counter contracts were not sent to a clearing house for central clearing. Provisions of the Dodd-Frank Act require the mandatory use of clearing house mechanisms for sufficiently standardized (as determined by the CFTC) swaps executed in the over-the-counter markets. On November 28, 2012, the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by registered derivatives clearing organizations (DCOs). This is the CFTC’s first clearing determination under the Dodd-Frank Act and became effective February 11, 2013. On March 11, 2013, “swap dealers,” “major swap participants,” and certain active funds will be required to clear certain credit default swaps and interest rate swaps. Determination on other types of swaps are expected in the future and, when finalized, could require USCI to centrally clear certain over-the-counter instruments presently settled on a bi-lateral basis. For over-ther-counter contracts that are not cleared, USCI faces the risk of non-performance by the counterparties to those contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to USCI, in which case USCI could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, USCI may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. During any such period, USCI may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of s USCI’s NAV. USCI may eventually obtain only limited recovery or no recovery in such circumstances.

USCI may be subject to liquidity risk with respect to its over-the-counter transactions.

Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and could adversely impact USCI’s ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of over-the-counter transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

In general, valuing over-the-counter derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such over-the-counter derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating over-the-counter contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding over-the-counter derivatives transaction.

The Dodd-Frank Act requires the CFTC and SEC to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e., uncleared swaps). In addition, the Dodd-Frank Act provides parties who post initial margin to a swap dealer or major swap participant with a statutory right to insist that such margin be held in a segregated account with an independent custodian. At this time, the CFTC has proposed a rule addressing this statutory right of certain market participants but has not yet implemented any final rules. On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin).

Risk of Trading in International Markets

Trading in international markets would expose USCI to credit and regulatory risk.

The significant portion of the Benchmark Component Futures Contracts purchased by USCI are traded on United States futures exchanges. However, a portion of the trades made by USCI may take place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. The CFTC, NFA and the domestic exchanges have little, if any, regulatory authority over the activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, and have little, if any, power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as USCI, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, USCI has less legal and regulatory protection than it does when it trades domestically.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes USCI to credit risk. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject USCI to foreign exchange risk.

The price of any non-U.S. commodity interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to USCI even if the contract traded is profitable.

USCI’s international trading could expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, USCI may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its units.

Cash or property will be distributed at the sole discretion of the Sponsor. The Sponsor has not and does not currently intend to make cash or other distributions with respect to units. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of USCI’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its units may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its units.

Due to the application of the assumptions and conventions applied by USCI in making allocations for tax purposes and other factors, an investor’s allocable share of USCI’s income, gain, deduction or loss may be different than its economic profit or loss from its units for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to units could be reallocated if the Internal Revenue Service does not accept the assumptions and conventions applied by USCI in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to partnerships, which apply to USCI, generally were not written for, and in some respects are difficult to apply to, entities whose interests are publicly traded. The Trust applies certain assumptions and conventions in an attempt to comply with the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that generally corresponds to Unitholders’ interests in USCI. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and they could be successfully challenged by the IRS. If so, the Trust could be required to reallocate items of income, gain, deduction, loss or credit for tax purposes in a manner that adversely affects investors, in which case investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

USCI could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the units.

In order to avoid being taxable as corporation, at least 90 percent (90%) of USCI’s annual gross income must consist of “qualifying income” as defined in the Code. Although the Sponsor has satisfied and anticipates that it will continue to satisfy the “qualifying income” requirement for all of its taxable years that result cannot be assured. USCI has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that USCI is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Unitholders, USCI’s would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to units, any distributions would be taxable to Unitholders as dividend income. Taxation of USCI as a corporation could materially reduce the after-tax return on an investment in units and could substantially reduce the value of the units.

USCI is organized as a Delaware statutory trust, but taxed as a limited partnership in accordance with the provisions of the Trust Agreement and applicable state law, and therefore, USCI has a more complex tax treatment than traditional mutual funds.

USCI is organized as a Delaware statutory trust, but taxed as a limited partnership in accordance with the provisions of the Trust Agreement and applicable state law. No U.S. federal income tax is paid by USCI on its income. Instead, USCI will furnish Unitholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. Unitholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of USCI. This must be reported without regard to the amount (if any) of cash or property the Unitholder receives as a distribution from USCI during the taxable year. A Unitholder, therefore, may be allocated income or gain by USCI but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN UNITS; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

What is USCI?

USCI is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on December 21, 2009. USCI is currently one of four series of the Trust, although additional series may be offered in the future at the Sponsor’s discretion. USCI maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. USCI is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which grants full management control to the Sponsor.

USCI seeks to have the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the Commodity Index, less USCI’s expenses. The Sponsor does not intend to operate USCI in a fashion such that its per unit NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. USCI invests in a mixture of listed futures contracts, other non-listed related investments, Treasuries, cash and cash equivalents. USCI’s units began trading on August 10, 2010. As of January 31, 2013, USCI had total net assets of $516,178,758 and had outstanding units of 8,600,000.

Who is the Sponsor?

The Sponsor is a single member limited liability company that was formed in the state of Delaware on May 10, 2005. Prior to June 13, 2008, the Sponsor was known as Victoria Bay Asset Management, LLC. It maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. The Sponsor is a wholly-owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”). Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership of Wainwright’s shares. Wainwright is a holding company that previously owned an insurance company organized under Bermuda law, which has been liquidated, and a registered investment advisor firm named Ameristock Corporation, which has been distributed to the Wainwright shareholders. The Sponsor is a member of the NFA and is registered with the CFTC as of December 1, 2005. The Sponsor’s registration as a CPO with the NFA was approved on December 1, 2005.

See “Composite Performance Data for USCI” on page 37. See also “Prior Performance of the Sponsor and Related Public Funds” on page 38.

The Sponsor is required to evaluate the credit risk of USCI to the FCM, oversee the purchase and sale of USCI’s units by certain Authorized Purchasers, review daily positions and margin requirements of USCI, and manage USCI’s investments. The Sponsor also pays the fees of the Marketing Agent, the Trustee, the Administrator, and the Custodian. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Sponsor for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The business and affairs of the Sponsor are managed by a board of directors (the “Board”), which is comprised of three management directors some of whom are also its executive officers (the “Management Directors”) and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage the Sponsor pursuant to its Limited Liability Company Agreement.

Mr. Nicholas Gerber and Mr. Howard Mah serve as executive officers of the Sponsor. Neither the Trust nor USCI have executive officers. The Trust’s and USCI’s affairs are generally managed by the Sponsor. The following individuals serve as Management Directors of the Sponsor.

Nicholas Gerber has been the President and CEO of the Sponsor since June 9, 2005 and a Management Director of the Sponsor since May 10, 2005. He maintains his main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005, as Branch Manager of the Sponsor since May 15, 2009, and registered with the CFTC as an Associated Person of the Sponsor on December 1, 2005. Mr. Gerber also served as Vice President/Chief Investment Officer of Lyon’s Gate Reinsurance Company, Ltd., a company formed to reinsure workmen’s compensation insurance, from June 2003 to December 2009. Mr. Gerber has an extensive background in securities portfolio management and in developing investment funds that make use of indexing and futures contracts. He is also the founder of Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940. From August 1995 to January 2013, Mr. Gerber was the portfolio manager of the Ameristock Mutual Fund, Inc. a mutual fund registered under the Investment Company Act of 1940, focused on large cap U.S. equities that, as of December 31, 2012, had $126,879,540 in assets. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or the Sponsor. He has also been a Trustee for the Ameristock ETF Trust since June 2006, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has passed the Series 3 examination for associated persons. He holds an MBA in finance from the University of San Francisco and a BA from Skidmore College. Mr. Gerber is 50 years old.

In concluding that Mr. Gerber should serve as Management Director of the Sponsor, the Sponsor considered his broad business experiences in the industry including: forming and managing investment companies and commodity pools, raising capital for such entities and founding and managing non-finance related companies.

Howard Mah has been a Management Director of the Sponsor since May 10, 2005, Secretary of the Sponsor since June 9, 2005, Chief Financial Officer of the Sponsor since May 23, 2006 and Treasurer of the Sponsor since February 23, 2012. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. In these roles, Mr. Mah is currently involved in the management of USCI and the Related Public Funds and will be involved in the management of USSF, UNGD, USGO, UAC and HARD, if such funds commence operations. Mr. Mah also served as the Sponsor’s Chief Compliance Officer from May 2006 until February 2013. He received a Bachelor of Education from the University of Alberta, in 1986 and an MBA from the University of San Francisco in 1988. He served as Secretary and Chief Compliance Officer of the Ameristock ETF Trust from February 2007 until June 2008 when the trust was liquidated, Chief Compliance Officer of Ameristock Corporation since January 2001; a tax and finance consultant in private practice since January 1995, Secretary of Ameristock Mutual Fund from June 1995 to January 2013 and Ameristock Focused Value Fund from December 2000 to January 2005; Chief Compliance Officer of Ameristock Mutual Fund from August 2004 to January 2013 and the Co-Portfolio Manager of the Ameristock Focused Value Fund from December 2000 to January 2005. Mr. Mah is 48 years old.

In concluding that Mr. Mah should serve as Management Director of the Sponsor, the Sponsor considered his background in accounting and finance, as well as his experience as Chief Compliance Officer for the Sponsor and Ameristock Corporation.

Andrew F. Ngim has been a Management Director of the Sponsor since May 10, 2005 and Treasurer of the Sponsor from June 9, 2005 to February 23, 2012. Mr. Ngim has acted as Portfolio Manager for USCI, CPER, USAG and USMI since January 31, 2013. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. Mr. Ngim is currently involved in the management of USCI and the Related Public Funds and will be involved in the management of USSF, UNGD, USGO, UAC and HARD if such funds commence operations. He received a Bachelor of Arts from the University of California at Berkeley in 1983. Mr. Ngim was Ameristock Corporation’s Managing Director from January 1999 to January 2013 and co-portfolio manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013 when such fund was liquidated, Trustee of the Ameristock ETF Trust from February 2007 to June 2008, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. Mr. Ngim is 52 years old.

In concluding that Mr. Ngim should serve as Management Director of the Sponsor, the Sponsor considered his broad career in the financial services industry.

The following individuals provide significant services to each of USCI but are employed by the Sponsor.

John P. Love, CFA has acted as a Portfolio Manager since the launch of USOF in 2006 and is currently the Portfolio Manager for USNG, UGA, USDHO and US12NG. Effective March 1, 2010, Mr. Love became the Senior Portfolio Manager for the Related Public Funds. He is expected to be the Portfolio Manager for USSF, UNGD, USGO, UAC and HARD, if such funds commence operations. Mr. Love is also employed by the Sponsor. He has been listed with the CFTC as a Principal of the Sponsor since January 17, 2006. Mr. Love also served as the operations manager of Ameristock Corporation from October 2002 to January 2007, where he was responsible for back office and marketing activities for the Ameristock Mutual Fund and Ameristock Focused Value Fund and for the firm in general. Mr. Love holds a Series 7 and a Series 3 license and was registered with the CFTC as an Associated Person of the Sponsor from December 1, 2005 through April 16, 2009. Mr. Love received his CFA designation in 2012. He is a member of the CFA Institute (formerly AIMR) and the CFA Society of Los Angeles. Mr. Love is a graduate of the University of Southern California.Mr. Love is 41 years old.

John T. Hyland, CFA is employed by the Sponsor and has acted as the Chief Investment Officer for the Sponsor since January 2008. Mr. Hyland has been Portfolio Manager for USOF, USNG, US12OF, UGA, USDHO, USSO, US12NG, USBO, USCI and CPER beginning in April 2006, April 2007, December 2007, February 2008, April 2008, September 2009, November 2009, June 2010, August 2010 and November 2011, respectively. He will also be the Chief Investment Officer for USSF, UNGD, USGO, UAC and HARD upon the commencement of such funds’ operations. Since December 1, 2005, Mr. Hyland has been registered with the CFTC as an Associated Person of the Sponsor and since January 17, 2006, he has been listed with the CFTC as a Principal of the Sponsor. As part of his responsibilities for the Sponsor and the Related Public Funds, Mr. Hyland oversees the day-to-day trading, helps set investment policies and oversees the Related Public Funds’ activities with their futures commission brokers, custodian-administrator and marketing agent. Mr. Hyland has an extensive background in portfolio management and research with both equity and fixed income securities, as well as in the development of new types of complex investment funds. In July 2001, Mr. Hyland founded Towerhouse Capital Management, LLC, a firm that provided portfolio management and new fund development expertise to non-U.S. institutional investors through December 2009. Since January 2010, Towerhouse Capital Management has been inactive. Mr. Hyland was a Principal for Towerhouse in charge of portfolio research and product development regarding U.S. and non-U.S. real estate related securities. Mr. Hyland received his CFA designation in 1994. Mr. Hyland is a member of the CFA Institute (formerly AIMR) and is a member and former president of the CFA Society of San Francisco. He is also a member of the National Association of Petroleum Investment Analysts, a not-for-profit organization of investment professionals focused on the oil industry. He is a graduate of the University of California, Berkeley. Mr. Hyland is 53 years old

Margaret Johnson has acted as a Portfolio Manager for USCI from March 2010, CPER from November 2011, USAG from April 2012 and USMI from June 2012 to January 31, 2013. As of February 1, 2013, Ms. Johnson became the Sponsor’s Senior Vice President of Marketing and acts as back-up portfolio manager for all the series of the United States Commodity Index Funds Trust. Ms. Johnson has been employed by the Sponsor since February 2009 and has been listed with the CFTC as a Principal of the Sponsor since April 21, 2011. Ms. Johnson has also served as the Sponsor’s Director of Product Development from February 2009 through March 2010 and Director of Investment Services March 2010 through January 1, 2013. Ms. Johnson also served as the Director of Product Services of Ameristock Corporation from January 2007 to February 2009, where she was responsible for back office and marketing activities for the Ameristock Mutual Fund and Ameristock/Ryan Treasury ETFs. Ms. Johnson was previously employed by Gap Japan, a subsidiary of Gap, Inc., from September 2005 to December 2006, and Gap Inc., a global specialty retailer offering clothing, accessories and personal care products to consumers from August 1990 to September 2005, where she most recently served as the Director of Planning for Gap Japan. Ms. Johnson holds a Series 7 registration. She holds a BS in Communications from Moorhead State University. Ms. Johnson is 51 years old.

Carolyn M. Yu has acted as Associate Counsel since August 2011 and Chief Compliance Officer for the General Partner since February 2013. Ms. Yu has been employed by the General Partner since August 2011 and pending listing with the CFTC as a Principal of the General Partner. Ms. Yu was previously employed by the State of Hawaii as Branch Chief for the Securities Enforcement Branch from February 2008 to August 2011. Ms. Yu holds a Juris Doctor from Golden Gate University School of Law and a Bachelor of Science in Business Administration from San Francisco State University. Ms. Yu is 54 years old.

The following individuals serve as independent directors of the Sponsor.

Peter M. Robinson has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of USCI and the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since December 2005. Mr. Robinson has been employed as a Research Fellow with the Hoover Institution since 1993. The Hoover Institution is a public policy think tank located on the campus of Stanford University. Mr. Robinson graduated from Dartmouth College in 1979 and Oxford University in 1982. Mr. Robinson received an MBA from the Stanford University Graduate School of Business. Mr. Robinson has also written three books and has been published in the New York Times, Red Herring, and Forbes ASAP and he is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson is 55 years old.

In concluding that Mr. Robinson should serve as independent director of the Sponsor, the Sponsor considered his broad experience in the United States government, including his employment at the SEC, and his knowledge of and insight into public policy.

Gordon L. Ellis has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of USCI and the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Ellis was a founder and Chairman of International Absorbents, Inc., a NYSE listed company and the parent company of Absorption Corp., since July 1988, President and Chief Executive Officer since November 1996 and a Class I Director of the company since July 1985. Mr. Ellis was also a director of Absorption Corp., International Absorbents, Inc.’s wholly-owned subsidiary which is engaged in developing, manufacturing and marketing a wide range of animal care and industrial absorbent products. International Absorbents and Absorption Corp were sold to a private investment banking firm in May 2010. Mr. Ellis continues as a director of the privatized firm. Mr. Ellis was chairman and a founder of Polymer Solutions, Inc. from April 1986 to February 2004, a former publicly-held company that sold all of its assets to a senior coatings manufacturer effective February 3, 2004. Polymer Solutions previously developed and manufactured paints, coatings, stains and primers for wood furniture manufacturers. Mr. Ellis is founder and chairman of Lupaka Gold Corp. since November 2000, a Toronto Stock Exchange listed company developing a precious metal deposit in South America (from November 2000 to May 2010, Lupaka Gold Corp. was called Kcrok Enterprises Ltd.). Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). Mr. Ellis is a professional engineer with an MBA in international finance. Mr. Ellis is 66 years old.

In concluding that Mr. Ellis should serve as independent director of the Sponsor, the Sponsor considered his experience serving as the Chairman and Chief Executive Officer of a former publicly-traded corporation as well as his experience as an entrepreneur.

Malcolm R. Fobes III has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of USCI and the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Fobes is the founder, Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940 that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Since June 1997, Mr. Fobes has been the Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Mr. Fobes also serves as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. From April 2000 to July 2006, Mr. Fobes also served as co-portfolio manager of The Wireless Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in companies engaged in the development, production, or distribution of wireless-related products or services. In these roles, Mr. Fobes has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Fobes was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes holds a B.S. degree in Finance with a minor in Economics from San Jose State University in California. Mr. Fobes is 48 years old.

In concluding that Mr. Fobes should serve as independent director of the Sponsor, the Sponsor considered his background as founder, Chairman and Chief Executive Officer of a registered investment adviser as well as Chairman, President, Chief Financial Officer and Portfolio Manager of a mutual fund investment company.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for the Sponsor: Nicholas Gerber, Melinda Gerber, the Nicholas and Melinda Gerber Living Trust, Howard Mah, Andrew Ngim, Peter Robinson, Gordon Ellis, Malcolm Fobes, John Love, John Hyland, Ray Allen, Wainwright Holdings, Inc., Margaret Johnson and Carolyn Yu (pending). These individuals are Principals due to their positions; however, Nicholas Gerber and Melinda Gerber are also Principals due to their controlling stake in Wainwright. None of the Principals owns or has any other beneficial interest in USCI other than as described “Security Ownership of Certain Beneficial Owners and Management.” John Hyland and Andrew Ngim make trading and investment decisions for each of USCI, CPER, USAG and USMI. Andrew Ngim and John Love execute trades on behalf of USCI, CPER, USAG and USMI. In addition, Nicholas Gerber and John Hyland are registered with the CFTC as Associated Persons of the Sponsor and are NFA Associate Members. John Hyland is registered (pending) with the CFTC as a Swaps Associated Person of the Sponsor.

Contributions to USCI

The Sponsor contributed $1,000 to USCI on December 21, 2009, representing an initial contribution of capital to the pool. In order to satisfy NYSE Arca listing standards that at least 100,000 units of USCI be outstanding, the Sponsor purchased the initial Creation Basket of USCI on August 10, 2010 and has since sold the 100,000 units in such Creation Basket on September 2, 2010. The Sponsor received 20 Sponsor’s units of USCI that were in exchange for the previously received capital contribution, representing a beneficial interest in the pool. On September 14, 2011, the Sponsor redeemed the 20 Sponsor units of USCI and on September 19, 2011 the Sponsor purchased five units of USCI in the open market.

Compensation to the Sponsor and Other Compensation

USCI does not directly compensate any of the executive officers noted above. The executive officers noted above are compensated by the Sponsor for the work they perform on behalf of USCI and other entities controlled by the Sponsor. USCI does not reimburse the Sponsor for, nor does it set the amount or form of any portion of, the compensation paid to the executive officers by the Sponsor. USCI pays fees to the Sponsor pursuant to the Trust Agreement under which it is obligated to pay the Sponsor an annualized fee of 0.95% of its average net assets. For 2012, USCI paid the Sponsor aggregate management fees of $4,070,144.

The following table sets forth compensation earned during the year ended December 31, 2012, by the directors of the Sponsor. USCI’s portion of the aggregate fees paid to the directors for the year ended December 31, 2012 was $44,348.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Plan	All Other Compensation	Total
Management Directors
Nicholas Gerber	$0	NA	NA	NA	$0	$0	$0
Andrew F. Ngim	$0	NA	NA	NA	$0	$0	$0
Howard Mah	$0	NA	NA	NA	$0	$0	$0
Robert L. Nguyen(1)	$0	NA	NA	NA	$0	$0	$0
Independent Directors
Peter M. Robinson	$101,000	NA	NA	NA	$0	$0	$101,000
Gordon L. Ellis	$101,000	NA	NA	NA	$0	$0	$101,000
Malcolm R. Fobes III(2)	$101,000	NA	NA	NA	$0	$0	$101,000

(1)	Effective March 20, 2012, Robert L. Nguyen resigned as a Management Director of the Sponsor.
(2)	Mr. Fobes serves as chairman of the audit committee of the Sponsor and receives additional compensation in recognition of the additional responsibilities he has undertaken in this role.

Market Price of Units

USCI’s units have traded on the NYSE Arca under the symbol “USCI” since August 10, 2010. The following table sets forth the range of reported high and low sales prices of the units as reported on the NYSE Arca, as applicable, for the periods indicated below.

	High	Low
Fiscal Year 2012
First quarter	$64.53	$59.87
Second quarter	$61.83	$55.15
Third quarter	$63.33	$57.64
Fourth quarter	$61.49	$58.27
Fiscal Year 2011
First quarter	$71.98	$63.22
Second quarter	$72.81	$62.89
Third quarter	$67.54	$58.35
Fourth quarter	$62.41	$56.97

As of December 31, 2012, USCI had 15,335 holders of units.

Prior Performance of USCI

The Sponsor manages USCI which is a commodity pool that issues units traded on the NYSE Arca. The chart below shows, as of January 31, 2013, the number of Authorized Purchasers, the total number of baskets created and redeemed since inception and the number of outstanding units for USCI.

	# of Authorized Purchasers	Baskets Purchased	Baskets Redeemed	Outstanding Units
USCI	8	136	30	8,600,000

Since the commencement of the offering of USCI units to the public on August 10, 2010 to January 31, 2013, the simple average daily change in the Commodity Index was 0.039%, while the simple average daily change in the NAV of USCI over the same time period was 0.034%. The average daily difference was (0.005)% (or (0.5) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Commodity Index, the average error in daily tracking by the NAV was (2.900)%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the units and the daily NAV of USCI, since inception through January 31, 2013. The first row shows the average amount of the variation between USCI’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. The Sponsor believes that maximum and minimum end of day premiums and discounts typically occur because trading in the units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the Benchmark Component Futures Contracts on the Futures Exchanges ceases at 2:30 p.m. New York time and the value of the Benchmark Component Futures Contracts, for purposes of determining its end of day NAV, can be determined at that time. The information for the Related Public Funds may be found on page 40.

USCI
Average Difference	$0.05
Max Premium %	2.03%
Max Discount %	(1.34)%

USCI:

Experience of Raising and Investing in USCI through January 31, 2013:

Dollar Amount Offered in USCI Offering*	$2,500,000,000
Dollar Amount Raised in USCI Offering	$435,625,033
Organizational and Offering Expenses:**
SEC registration fee	$178,247
Financial Industry Regulatory Authority (“FINRA”) registration fee	$75,500
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$625,066
Printing expenses	$50,395
Length of USCI offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the Sponsor.

Compensation to the Sponsor and Other Compensation:

Expenses paid by USCI through January 31, 2013 in dollar terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to Sponsor	$8,401,364
Amount Paid or Accrued in Portfolio Brokerage Commissions	$672,204
Other Amounts Paid or Accrued*	$1,070,977
Total Expenses Paid or Accrued	$10,144,545
Expenses Waived	$(51,397)
Total Expenses Paid or Accrued Including Expenses Waived	$10,195,942

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the Sponsor.

Expenses paid by USCI through January 31, 2013 as a Percentage of Average Daily Net Assets:

Expenses	Amount as a Percentage of Average Daily Net Assets
Amount Paid or Accrued to Sponsor	0.95%
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.08%
Other Amounts Paid or Accrued	0.12%
Total Expenses Paid or Accrued	1.14%
Expenses Waived	(0.01%)
Total Expenses Paid or Accrued Including Expenses Waived	1.15%

COMPOSITE PERFORMANCE DATA FOR USCI

USCI Performance:

Name of Commodity Pool: United States Commodity Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: August 10, 2010

Aggregate Subscriptions (from inception through January 31, 2013): $435,625,033

Total Net Assets as of January 31, 2013: $516,178,758

NAV per Unit as of January 31, 2013: $60.02

Worst Monthly Percentage Draw-down : Sept 11 (11.69)%

Worst Peak-to-Valley Draw-down : April 11 – May 12 (21.60)%

Number of Unitholders (as of December 31, 2012): 15,335

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010		2011	2012	2013
January	—		4.01%	4.45%	2.69%
February	—		5.27%	4.01%
March	—		(0.14)%	(3.49)%
April	—		1.89%	(0.62)%
May	—		(5.77)%	(7.76)%
June	—		(5.03)%	2.35%
July	—		3.52%	6.52%
August	(0.02	)%**	(0.33)%	1.34%
September	8.36%		(11.69)%	(1.18)%
October	6.31%		5.08%	(3.44)%
November	0.76%		(1.16)%	0.89%
December	10.93%		(3.72)%	(2.21)%
Annual Rate of Return	28.74%		(9.17)%	(0.03)%	2.69	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from August 10, 2010
***	Through January 31, 2013

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per unit over the history of the Fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley draw-down” analysis conducted as of the end of April would consider that “draw-down” to be still continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the January-February draw-down would have ended as of the end of February at the $2 level.

Prior Performance of the Sponsor and Related Public Funds

The Sponsor manages the Related Public Funds. Each of the Related Public Funds is a commodity pool that issues units traded on the NYSE Arca. The chart below shows, as of January 31, 2013, the number of Authorized Purchasers, the total number of baskets created and redeemed since inception and the number of outstanding units for each of the Related Public Funds.

	# of Authorized Purchasers	Baskets Purchased	Baskets Redeemed	Outstanding Units
USDHO	12	10	9	200,000
USOF	19	8,051	7,742	30,900,000
US12OF	10	168	147	2,800,000
USNG	17	12,409	8,279	58,666,476
UGA	13	91	97	1,000,000
US12NG	9	54	16	2,700,000
USSO	13	27	21	400,000
USBO	9	49	47	550,000
CPER	6	1	0	100,000
USAG	6	3	2	100,000
USMI	6	3	1	100,000

The ability of each of the Related Public Funds (other than USCI) to track its benchmark from inception to January 31, 2013 presented below.

Since the commencement of the offering of USDHO units to the public on April 9, 2008 to January 31, 2013, the simple average daily change in its benchmark futures contract was (0.005)%, while the simple average daily change in the NAV of USDHO over the same time period was (0.007)%. The average daily difference was 0.002% (or 0.2 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV (0.812)%, meaning that over this time period USDHO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USOF units to the public on April 10, 2006 to January 31, 2013, the simple average daily change in its benchmark futures contract was (0.012)%, while the simple average daily change in the NAV of USOF over the same time period was (0.010)%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 0.468%, meaning that over this time period USOF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of US12OF units to the public on December 6, 2007 to January 31,

2013, the simple average daily change in the average price of its benchmark futures contracts was 0.011%, while the simple average daily change in the NAV of US12OF over the same time period was 0.010%. The average daily difference was (0.001)% (or (0.1) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.596)%, meaning that over this time period US12OF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USNG units to the public on April 18, 2007 to January 31, 2013, the simple average daily change in its benchmark futures contract was (0.164)% while the simple average daily change in the NAV of USNG over the same time period was (0.165)%. The average daily difference was 0.001% (or 0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 0.364%, meaning that over this time period USNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of UGA units to the public on February 26, 2008 to January 31, 2013, the simple average daily change in its benchmark futures contract was 0.052%, while the simple average daily change in the NAV of UGA over the same time period was 0.050%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.831)%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of US12NG units to the public on November 18, 2009 to January 31, 2013, the simple average daily change in the average price of its benchmark futures contracts was (0.110)%, while the simple average daily change in the NAV of US12NG over the same time period was (0.114)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.569)%, meaning that over this time period US12NG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USSO units to the public on September 24, 2009 to January 31, 2013, the inverse of the simple average daily change in its benchmark futures contract was (0.019)%, while the simple average daily change in the NAV of USSO over the same time period was (0.023)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (1.134)%, meaning that over this time period USSO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USBO units to the public on June 2, 2010 to January 31, 2013, the simple average daily change in its benchmark futures contract was 0.097%, while the simple average daily change in the NAV of USBO over the same time period was 0.093%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.883)%, meaning that over this time period USBO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USAG units to the public on April 13, 2012 to January 31, 2013, the simple average daily change in its index was 0.022%, while the simple average daily change in the NAV of USAG over the same time period was 0.017%. The average daily difference was (0.005)% or (0.5) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark component futures contracts, the average error in daily tracking by the NAV was 7.643%.

Since the commencement of the offering of CPER units to the public on November 15, 2011 to January 31, 2013, the simple average daily change in the Copper Index was 0.022%, while the simple average daily change in the NAV of CPER over the same time period was 0.27%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Copper Index, the average error in daily tracking by the NAV was (2.015)%.

Since the commencement of the offering of USMI units to the public on June 19, 2012 to January 31, 2013, the simple average daily change in its index was 0.064%, while the simple average daily change in the NAV of USMI over the same time period was 0.062%. The average daily difference was (0.002)% or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark component futures contracts, the average error in daily tracking by the NAV was (1.638)%.

The table below shows the relationship between the trading prices of the units of each of the Related Public Funds and the daily NAV of such fund, since inception through January 31, 2013. The first row shows the average amount of the variation between the Fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. The Sponsor believes that maximum and minimum end of day premiums and discounts typically occur because trading in units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV can be determined at that time. One known exception to this conclusion were the premiums on trading in USNG units that occurred between July 8, 2009 and September 28, 2009, when USNG suspended the issuance of Creation Baskets as a result of regulatory concerns relating to the size of USNG’s positions in the natural gas futures and cleared swap markets, and there was continued demand for such units and other similar natural gas futures linked investments in the market.

	USOF	USNG	US12OF	UGA	USDHO	US12NG	USBO	USSO	CPER	USAG	USMI
Average Difference	$(0.00)	$0.39	$(0.04)	$0.00	$(0.01)	$0.01	$(0.04)	$0.00	$(0.05)	$0.05	$0.09
Max Premium %	3.88%	2.37%	4.11%	6.29%	5.75%	6.68%	2.06%	3.08%	4.31%	4.33%	4.23%
Max Discount %	(4.51)%	(2.42)%	(9.72)%	(4.50)%	(3.85)%	(6.52)%	(3.13)%	(3.41)%	(5.45)%	(2.03)%	(9.28)%

There are significant differences between investing in the Fund and the Related Public Funds and investing directly in the futures market. The Sponsor’s results with USCI and the Related Public Funds may not be representative of results that may be experienced with a fund directly investing in futures contracts or other managed funds investing in futures contracts. Moreover, given the different investment objectives of USCI and the Related Public Funds, the performance of USCI may not be representative of the results that may be experienced by the other Related Public Funds. For more information on the performance of the Related Public Funds see the Performance Tables below.

Performance of the Related Public Funds

COMPOSITE PERFORMANCE DATA FOR USOF

USOF Performance:

Name of Commodity Pool: United States Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 10, 2006

Aggregate Subscriptions (from inception through January 31, 2013): $35,347,704,404

Total Net Assets as of January 31, 2013: 1,090,631,721

NAV per Unit as of January 31, 2013: $35.30

Worst Monthly Percentage Draw-down: Oct 2008 (31.57)%

Worst Peak-to-Valley Draw-down: June 08 — Feb 09 (75.84)%

Number of Unitholders (as of December 31, 2012): 54,915

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	(4.00)%	(14.60)%	(8.78)%	(0.62)%	(0.60)%	5.63%
February	11.03%	(6.55)%	8.62%	1.21%	8.25%
March	0.63%	7.23%	4.61%	8.78%	(4.27)%
April	12.38%	(2.38)%	2.04%	6.12%	1.25%
May	12.80%	26.69%	(17.96)%	(10.43)%	(17.83)%
June	9.90%	4.16%	0.47%	(7.65)%	(2.24)%
July	(11.72)%	(2.30)%	3.57%	(0.24)%	3.14%
August	(6.75)%	(1.98)%	(9.47)%	(7.66)%	9.18%
September	(12.97)%	0.25%	8.97%	(11.08)%	(4.82)%
October	(31.57)%	8.43%	0.89%	17.32%	(6.93)%
November	(20.65)%	(0.51)%	2.53%	7.76%	2.45%
December	(22.16)%	(0.03)%	8.01%	(1.78)%	2.55%
Annual Rate of Return	(54.75)%	14.14%	(0.49)%	(2.31)%	(12.21%)	5.63	%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USCI.”

USNG:

COMPOSITE PERFORMANCE DATA FOR USNG

Name of Commodity Pool: United States Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 18, 2007

Aggregate Subscriptions (from inception through January 31, 2013): $16,540,421,723

Total Net Assets as of January 31, 2013: $1,102,092,306

NAV per Unit as of January 31, 2013: $18.79

Worst Monthly Percentage Draw-down: Jul 2008 (32.13)%

Worst Peak-to-Valley Draw-down: Jun 08 — Mar 12 (96.81)%

Number of Unitholders (as of December 31, 2012): 139,657

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	8.87%	(21.49)%	(7.65)%	(0.17)%	(17.62)%	(0.42)%
February	15.87%	(5.47)%	(6.02)%	(10.02)%	(2.49)%
March	6.90%	(11.81)%	(21.05)%	6.68%	(22.99)%
April	6.42%	(13.92)%	(.87)%	5.39%	2.19%
May	6.53%	10.37%	8.19%	(2.23)%	3.00%
June	13.29%	(4.63)%	5.14%	(7.00)%	14.36%
July	(32.13)%	(8.70)%	6.43%	(4.90)%	13.96%
August	(13.92)%	(27.14)%	(22.95)%	(2.58)%	(14.16)%
September	(9.67)%	26.03%	(3.13)%	(11.85)%	13.32%
October	(12.34)%	(13.31)%	(5.83)%	.33%	1.78%
November	(6.31)%	(11.86)%	(1.37)%	(13.40)%	(6.58)%
December	(14.32)%	13.91%	4.53%	(17.26)%	(7.09)%
Annual Rate of Return	(35.68)%	(56.73)%	(40.42)%	(46.08)%	(27.09)%	(0.42	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USCI.”

US12OF:

COMPOSITE PERFORMANCE DATA FOR US12OF

Name of Commodity Pool: United States 12 Month Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: December 6, 2007

Aggregate Subscriptions (from inception through January 31, 2013): $494,471,069

Total Net Assets as of January 31, 2013: $117,089,309

NAV per Unit as of January 31, 2013: $41.82

Worst Monthly Percentage Draw-down: Oct 2008 (29.59)%

Worst Peak-to-Valley Draw-down: June 08 — Feb 09 (66.97)%

Number of Unitholders (as of December 31, 2012): 4,510

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	(2.03)%	(7.11)%	(8.40)%	3.38%	0.92%	5.05%
February	10.48%	(4.34)%	6.73%	1.89%	7.71%
March	(0.66)%	9.22%	4.16%	7.30%	(3.03)%
April	11.87%	(1.06)%	6.37%	5.94%	0.65%
May	15.47%	20.40%	(15.00)%	(8.91)%	(16.94)%
June	11.59%	4.51%	(1.00)%	(6.43)%	(1.04)%
July	(11.39)%	1.22%	4.16%	(0.43)%	2.59%
August	(6.35)%	(2.85)%	(5.92)%	(8.42)%	8.54%
September	(13.12)%	(0.92)%	7.02%	(11.50)%	(4.27)%
October	(29.59)%	8.48%	(0.05)%	15.03%	(5.72)%
November	(16.17)%	2.31%	1.86%	7.72%	2.49%
December	(12.66)%	(1.10)%	9.10%	(0.75)%	1.97%
Annual Rate of Return	(42.39)%	29.23%	6.29%	1.28%	(8.40)%	5.05	%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USCI.”

UGA:

COMPOSITE PERFORMANCE DATA FOR UGA

Name of Commodity Pool: United States Gasoline Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: February 26, 2008

Aggregate Subscriptions (from inception through January 31, 2013): $343,968,568

Total Net Assets as of January 31, 2013: $63,717,067

NAV per Unit as of January 31, 2013: $63.72

Worst Monthly Percentage Draw-down: Oct 2008 (38.48)%

Worst Peak-to-Valley Draw-down: June 08 – Dec 08 (69.02)%

Number of Unitholders (as of December 31, 2012): 5,490

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Month	2008		2009	2010	2011	2012	2013
January	—		16.23%	(7.47)%	2.19%	8.37%	9.13%
February	(0.56	)%**	0.26%	7.33%	9.52%	6.83%
March	(2.39)%		2.59%	5.42%	7.16%	1.59%
April	10.94%		2.07%	3.15%	10.45%	(3.45)%
May	15.60%		30.41%	(15.54)%	(9.21)%	(11.05)%
June	4.79%		1.65%	1.93%	(0.99)%	(0.61)%
July	(12.79)%		6.24%	2.95%	4.67%	9.60%
August	(3.88)%		(3.71)%	(10.42)%	(1.53)%	13.02%
September	(9.36)%		(3.38)%	9.45%	(11.02)%	0.96%
October	(38.48)%		10.96%	2.19%	3.90%	(9.42)%
November	(21.35)%		1.00%	8.19%	(2.05)%	4.82%
December	(15.72)%		0.55%	11.33%	3.49%	1.27%
Annual Rate of Return	(59.58)%		80.16%	15.52%	15.00%	20.72%	9.13	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from February 26, 2008
***	Through January 31, 2013

For a definition of Draw-down, please see text below “Composite Performance Data for USCI.”

USDHO:

COMPOSITE PERFORMANCE DATA FOR USDHO

Name of Commodity Pool: United States Diesel-Heating Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 9, 2008

Aggregate Subscriptions (from inception through January 31, 2013): $33,857,235

Total Net Assets as of January 31, 2013: $6,956,825

NAV per Unit as of January 31, 2013: $34.78

Worst Monthly Percentage Draw-down: Oct 2008 (28.63)%

Worst Peak-to-Valley Draw-down: June 08 – Feb 09 (69.17)%

Number of Unitholders (as of December 31, 2012): 666

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011	2012	2013
January	—	0.05	(10.17)%	7.58%	4.73%	2.99%
February	—	(11.34)%	5.78%	6.98%	5.62%
March	—	6.73%	6.42%	5.45%	(1.46)%
April	2.84%**	(3.85)%	5.13%	4.75%	0.17%
May	15.93%	23.13%	(14.14)%	(7.17)%	(15.28)%
June	5.91%	4.55%	(0.40)%	(4.01)%	0.03%
July	(12.18)%	0.39%	2.48%	4.68%	4.98%
August	(8.41)%	(2.71)%	(5.88)%	(0.85)%	11.24%
September	(9.77)%	(0.48)%	12.75%	(10.18)%	(0.68)%
October	(28.63)%	7.60%	(2.20)%	10.10%	(2.76)%
November	(18.38)%	0.19%	2.97%	(1.36)%	(0.38)%
December	(17.80)%	2.23%	8.75%	(4.12)%	(0.94)%
Annual Rate of Return	(56.12)%	25.52%	8.28%	9.96%	2.99%	2.99	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 9, 2008
***	Through January 31, 2013

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

US12NG

COMPOSITE PERFORMANCE DATA FOR US12NG

Name of Commodity Pool: United States 12 Month Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 18, 2009

Aggregate Subscriptions (from inception through January 31, 2013): $118,127,314

Total Net Assets as of January 31, 2013: $46,628,788

NAV per Unit as of January 31, 2013: $17.27

Worst Monthly Percentage Draw-down: Mar 2010 (15.47)%

Worst Peak-to-Valley Draw-down: Dec 09 – April 12 (69.56)%

Number of Unitholders (as of December 31, 2012): 3,564

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012	2013
January			(5.93)%	(0.68)%	(12.16)%	0.23%
February			(5.18)%	(6.49)%	(0.32)%
March			(15.47)%	5.32%	(11.85)%
April			0.07%	3.53%	0.00%
May			3.11%	(2.23)%	0.06%
June			1.27%	(6.11)%	6.11%
July			(0.05)%	(5.28)%	6.62%
August			(13.53)%	(1.43)%	(9.39)%
September			(6.23)%	(8.12)%	11.26%
October			(1.78)%	(1.72)%	1.55%
November	(0.02	)%**	(0.92)%	(10.27)%	(5.22)%
December	7.56%		4.88%	(13.92)%	(4.17)%
Annual Rate of Return	7.54%		(34.83)%	(39.47)%	(18.76)%	0.23	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 18, 2009
***	Through January 31, 2013

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

USBO:

COMPOSITE PERFORMANCE DATA FOR USBO

Name of Commodity Pool United States Brent Oil Fund, LP

Type of Commodity Pool Exchange traded security

Inception of Trading June 2, 2010

Aggregate Subscriptions (from inception through January 31, 2013) $312,718,853

Total Net Assets as of January 31, 2013 $47,334,729

NAV per Unit as of January 31, 2013 $86.06

Worst Monthly Percentage Draw-down May 2012 (14.59)%

Worst Peak-to-Valley Draw-down Mar 12 – Jun 12 (19.62)%

Number of Unitholders (as of December 31, 2012): 2,448

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010	2011	2012	2013
January	—	6.61%	3.64%	5.02%
February	—	10.42%	10.78%
March	—	4.92%	0.84%
April	—	7.44%	(2.36)%
May	—	(7.17)%	(14.59)%
June	1.94%**	(3.40)%	(3.61)%
July	3.83	3.94%	7.50%
August	(4.84)%	(1.55)%	10.61%
September	9.79%	(9.85)%	(1.55)%
October	0.61%	8.51%	(2.67)%
November	3.00%	1.90%	3.02%
December	10.09%	(2.65)%	0.65%
Annual Rate of Return	26.16%	18.17%	9.94%	5.02	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 2, 2010
***	Through January 31, 2013

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

CPER:

COMPOSITE PERFORMANCE DATA FOR CPER

Name of Commodity Pool: United States Copper Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 15, 2011

Aggregate Subscriptions (from inception through January 31, 2013): $2,500,000

Total Net Assets as of January 31, 2013: $2,601,090

NAV per Unit as of January 31, 2013: $26.01

Worst Monthly Percentage Draw-down: May 12 (11.91)%

Worst Peak-to-Valley Draw-down: Feb 12 – May 12 (13.60)%

Number of Unitholders (as of December 31, 2012): 161

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2011	2012	2013
January	—	10.13%	2.28%
February	—	2.00%	—
March	—	(1.49%)	—
April	—	(0.44%)	—
May	—	(11.91%)	—
June	—	3.49%	—
July	—	(2.12%)	—
August	—	0.79%	—
September	—	8.45%	—
October	—	(6.43%)	—
November	1.80%**	3.29%	—
December	(3.85)%	0.04%	—
Annual Rate of Return	(2.12)%	3.92%	2.28	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 15, 2011.
***	Through January 31, 2013

For a definition of draw-down, please see the text below “Composite Performance Data for USCI.”

USSO:

COMPOSITE PERFORMANCE DATA FOR USSO

Name of Commodity Pool: United States Short Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: September 24, 2009

Aggregate Subscriptions (from inception through January 31, 2013): $79,889,217

Total Net Assets as of January 31, 2013: $14,318,799

NAV per Unit as of January 31, 2013: $35.80

Worst Monthly Percentage Draw-down: Oct 11 (16.00)%

Worst Peak-to-Valley Draw-down: Aug 10 – Feb 12 (33.97)%

Number of Unitholders (as of December 31, 2012): 636

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011	2012	2013
January			9.05%	(0.64)%	0.11%	(5.52)%
February			(8.94)%	(1.94)	(8.09)%
March			(4.92)%	(8.89)	3.88%
April			(2.50)%	(6.27)	(1.62)%
May			20.18%	9.28%	20.85%
June			(1.42)%	7.21%	0.61%
July			(4.17)%	(0.30)%	(3.97)%
August			9.61%	6.24%	(8.92)%
September	(2.90	)%**	(8.75)%	10.71%	4.59%
October	(8.65)%		(1.59)%	(16.00)%	6.56%
November	(0.25)%		(3.18)%	(7.78)%	(3.25)%
December	(0.57)%		(7.74)%	1.03%	(2.82)%
Annual Rate of Return	(12.02)%		(8.12)%	(10.54)%	4.78%	(5.52	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from September 24, 2009
***	Through January 31, 2013

For a definition of draw-down, please see the text below “Composite Performance Data for USCI.”

USAG:

COMPOSITE PERFORMANCE DATA FOR USAG

Name of Commodity Pool: United States Agricultural Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 13, 2012

Aggregate Subscriptions (from inception through January 31, 2013): $2,500,000

Total Net Assets as of January 31, 2013: $2,567,382

NAV per Unit as of January 31, 2013: $25.67

Worst Monthly Percentage Draw-down: May 12 (4.88)%

Worst Peak-to-Valley Draw-down: Aug 12 – Dec 12 (9.27%)

Number of Unitholders (as of December 31, 2012): 87

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012		2013
January			0.43%
February			—
March			—
April	(1.68	)%**	—
May	(4.88)%		—
June	9.20%		—
July	10.07%		—
August	0.25%		—
September	(2.80)%		—
October	(1.97)%		—
November	(1.38)%		—
December	(3.44)%		—
Annual Rate of Return	2.24%		0.43	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 13, 2012
***	Through January 31, 2013

For a definition of draw-down, please see the text below “Composite Performance Data for USCI.”

USMI:

COMPOSITE PERFORMANCE DATA FOR USMI

Name of Commodity Pool: United States Metals Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 19, 2012

Aggregate Subscriptions (from inception through January 31, 2013): $4,909,773

Total Net Assets as of January 31, 2013: $2,730,343

NAV per Unit as of January 31, 2013: $27.30

Worst Monthly Percentage Draw-down: Oct 12 (7.74)%

Worst Peak-to-Valley Draw-down: Sep 12 – Oct 12 (7.74%)

Number of Unitholders (as of December 31, 2012): 18

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012		2013
January			3.14%
February			—
March			—
April			—
May			—
June	(1.20	)%**	—
July	(1.46)%		—
August	4.23%		—
September	8.99%		—
October	(7.74)%		—
November	5.17%		—
December	(1.34)%		—
Annual Rate of Return	5.88%		3.14	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 19, 2012
***	Through January 31, 2013

For a definition of draw-down, please see the text below “Composite Performance Data for USCI.”

Other Related Commodity Trading and Investment Management Experience

Until December 31, 2009, Ameristock Corporation was an affiliate of the Sponsor. Ameristock Corporation is a California-based registered investment advisor registered under the Investment Advisors Act of 1940, as amended, that has sponsored and provided portfolio management services to mutual funds from 1995 until January 2013. Ameristock Corporation was the investment adviser to the Ameristock Mutual Fund, Inc., a mutual fund registered under the Investment Company Act of 1940 focused on large cap U.S. equities that, as of December 31, 2012, had $126,879,540 in assets. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or the Sponsor.

Ameristock Corporation was also the investment advisor to the Ameristock ETF Trust, an open-end management investment company registered under the 1940 Act that consisted of five separate investment portfolios, each of which sought investment results, before fees and expenses, that corresponded generally to the price and yield performance of a particular U.S. Treasury securities index owned and compiled by Ryan Holdings LLC and Ryan ALM, Inc. The Ameristock ETF Trust has liquidated each of its investment portfolios and has wound up its affairs.

Who is SummerHaven?

Background of SummerHaven

SummerHaven is a Delaware limited liability company formed on August 11, 2009. Its offices are located at Soundview Plaza, 4th Floor, 1266 East Main Street, Stamford, CT 06902, and its telephone number is (203) 352-2700. SummerHaven has been registered under the Commodity Exchange Act (the “CEA”) as a commodity pool operator and a commodity trading advisor since October 9, 2009.

SummerHaven became an NFA member effective October 9, 2009. From September 2009 to January 2010, SummerHaven was a registered investment advisor under the Investment Advisers Act of 1940. In January 2010, SummerHaven withdrew its registration since its assets under management was below $25 million. The firm’s management team has over 50 years of combined capital markets experience including commodity research and modeling, trading, investment management and risk management expertise.

Background of SummerHaven Indexing

SummerHaven Indexing is the owner, creator and licensor of commodity indices including the Commodity Index, the SummerHaven Copper Index (“Copper Index”), the SummerHaven Dynamic Agricultural Index (“Agricultural Index”) and the SummerHaven Dynamic Metals Index (“Metals Index”). SummerHaven Indexing is a Delaware limited liability company formed on August 11, 2009. It maintains its main business office at Soundview Plaza, Fourth Floor, 1266 East Main Street, Stamford, CT 06902. The firm maintains a website at www.summerhavenindex.com. The firm creates innovative commodities indices focused on providing investors with better risk-adjusted returns than traditional commodity index benchmarks. SummerHaven Indexing’s principals and consultants include academics who are the authors of widely cited and acclaimed papers on commodities futures investing including “Facts and Fantasies about Commodities” and “Fundamentals of Commodities Futures Returns.” The firm is led by a seasoned management team with over 50 years of collective Wall Street experience with commodities futures, capital markets, investment management, and exchange traded products.

Principals of SummerHaven

Adam W. Dunsby has been employed by SummerHaven since April 2009 as a partner. His duties include quantitative modeling and portfolio construction. From April 1995 to April 2008, Mr. Dunsby was employed by Cornerstone Quantitative Investment Group Inc., a quantitative global macro CTA, as a co-founder and manager. Mr. Dunsby was not employed from April 2008 to April 2009. Mr. Dunsby became listed as a principal of SummerHaven effective October 1, 2009, as an associated person of SummerHaven effective October 9, 2009 and as an associate member of the NFA effective October 9, 2009. Mr. Dunsby graduated summa cum laude from the Wharton School of the University of Pennsylvania in 1990 with a BS in Economics. He earned his PhD in Finance from Wharton in 1995. Mr. Dunsby is 45 years old.

Kurt J. Nelson has been employed by SummerHaven since August 2009 as a partner. His duties include investor relations, product structuring and compliance. From September 2007 to July 2009, Mr. Nelson was employed by UBS Investment Bank as a Managing Director and supervisory committee member of the UBS Bloomberg CMCI Index and Dow-Jones UBS Commodity Index. From March 1998 to January 2007, Mr. Nelson was employed by AIG Financial Products Corp. as a Managing Director in equity derivative and commodity product sales. Mr. Nelson was not employed from January 2007 to September 2007. Mr. Nelson became listed as a principal of SummerHaven effective October 1, 2009, as an associated person of SummerHaven effective October 12, 2009 and as an associate member of the NFA effective October 12, 2009. Mr. Nelson is 43 years old.

Ashraf R. Rizvi has been employed by SummerHaven since April 2009 as a partner. His duties include trading and operational management. From October 1994 to February 2008, Mr. Rizvi was employed by UBS Investment Bank as a Managing Director and Global Head of Commodities Trading. Mr. Rizvi was not employed from February 2008 to April 2009. Mr. Rizvi became listed as a principal of SummerHaven effective October 9, 2009, as an associated person of SummerHaven effective September 9, 2011 and as an associate member of the NFA effective September 9, 2011. Mr. Rizvi is 50 years old.

K. Geert Rouwenhorst has been employed by SummerHaven since April 2009 as a partner. His duties include research and investor relations. From July 1990 to present, Dr. Rouwenhorst has been employed by Yale School of Management as a Professor of Finance. Dr. Rouwenhorst became listed as a principal of SummerHaven effective October 8, 2009, as an associated person of SummerHaven effective September 1, 2011 and as an associate member of the NFA effective September 1, 2011. Dr. Rouwenhorst is 52 years old.

Joseph J. Schultz has been employed by SummerHaven since April 2011 as a partner. His duties include supervision of the firm’s reporting, accounting and operations. From February 2004 to April 2011, Mr. Schultz was the Chief Operating Officer and a Managing Partner at Basso Capital Management, L.P., an employee owned hedge fund sponsor which provides services to pooled investment vehicles focused primarily on convertible securities and their underlying equity shares, where he was responsible for the oversight of the firm’s day-to-day operations. From May 1997 to February 2004, Mr. Schultz was a Vice President at AIG Trading Group, a subsidiary of American International Group, Inc. which provides currency and commodity prime brokerage, back-office support, access to e-commerce trading portals, and political-economic research and consulting services for the financial services industry, where he designed systems, procedural protocol and managed the daily operations for the fixed income and foreign currency options department and hedge funds. On July 11, 2011, Mr. Schultz became listed as a principal of SummerHaven. Mr. Schultz received a B.B.A in Finance from Baruch College and is 40 years old.

Prior Performance of SummerHaven Commodity Fund LP:

Name of Commodity Pool: SummerHaven Commodity Fund LP

Type of Commodity Pool: Privately offered

Inception of Trading: October 1, 2009

Aggregate Subscriptions (from inception through February 28, 2013): $4,370,000

Net Asset Value as of February 28, 2013: $2,328,245

Worst Monthly Draw-down: September 2011 (15.03)%

Worst Peak-to-Valley Draw-down: February 2011 – May 2012 (17.66)%

Composite Performance Data for SummerHaven Commodity Fund LP

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010	2011		2012	2013
January		(5.22)%	3.36%		4.10%	1.73%
February		2.54%	3.13%		4.50%	(3.71)%
March		2.82%	(0.72)%		(1.26)%
April		1.36%	0.44%		(1.28)%
May		(10.87)%	(1.84)%		(8.84)%
June		0.17%	(2.35)%		3.70%
July		7.78%	3.13%		6.82%
August		(1.57)%	(0.74)%		3.74%
September		7.79%	(15.03	)%***	(0.91)%
October	3.39%	4.90%	6.52%		(3.14)%
November	2.68%	0.58%	(0.86)%		1.31%
December	3.04%	11.07%	(2.98)%		(3.19)%
Annual Rate of Return	9.39%	21.18%	(9.20)%		4.57%	(2.04	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through February 28, 2012.
***	The performance shown reflects (1) from inception through July 2011, a 1% per annum management fee and an incentive allocation of 10% of performance in excess of the DJ-UBS Index; and (2) from August 2011 to the present, a 0.50% per annum management fee and an incentive allocation of 20% of performance in excess of the DJ-UBS Index.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

Prior Performance of SummerHaven Commodity Offshore Fund, Ltd.:

Name of Commodity Pool: SummerHaven Commodity Offshore Fund, Ltd.

Type of Commodity Pool: Privately offered

Inception of Trading: May 1, 2012

Aggregate Subscriptions (from inception through February 28, 2013): $4,500,000

Net Asset Value as of February 28, 2013: $4,258,779

Worst Monthly Draw-down: May 2012 (8.85)%

Worst Peak-to-Valley Draw-down: May 2012 (8.85)%

Composite Performance Data for SummerHaven Commodity Offshore Fund, Ltd.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012	2013
January		1.73%
February		(3.71)%
March
April
May	(8.85)%
June	3.24%
July	6.91%
August	4.10%
September	(1.15)%
October	(2.96)%
November	1.41%
December	(3.18)%
Annual Rate of Return	(1.37)%	(2.04	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through February 28, 2013.

For a definition of draw-down, please see text above “Composite Performance Data for USCI.”

Prior Performance of SummerHaven Commodity Master Fund, Ltd.:

Name of Commodity Pool: SummerHaven Commodity Master Fund, Ltd.

Type of Commodity Pool: Privately offered

Inception of Trading: January 1, 2012

Aggregate Subscriptions (from inception through February 28, 2013): $7,174,911

Net Asset Value as of February 28, 2013: $6,587,024

Worst Monthly Draw-down: May 2012 (8.79)%

Worst Peak-to-Valley Draw-down: March 2012 — May 2012 (10.63)%

Composite Performance Data for SummerHaven Commodity Master Fund, Ltd.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012	2013
January	4.55%	1.74%
February	5.02%	(3.69)%
March	(0.59)%
April	(1.43)%
May	(8.79)%
June	3.22%
July	6.93%
August	4.26%
September	(1.27)%
October	(3.01)%
November	1.46%
December	(3.20)%
Annual Rate of Return	6.19%	(2.01	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through February 28, 2013.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

Prior Performance of SummerHaven Commodity Absolute Return Fund LP:

Name of Commodity Pool: SummerHaven Commodity Absolute Return Fund LP

Type of Commodity Pool: Privately offered

Inception of Trading: July 22, 2009

Aggregate Subscriptions (from inception through February 28, 2013): $1,000,000

Net Asset Value as of February 28, 2013: $989,084

Worst Monthly Draw-down: May 2010 (8.34)%

Worst Peak-to-Valley Draw-down: April 2010 – January 2013 (15.79)%

Composite Performance Data for SummerHaven Commodity Absolute Return Fund LP

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010	2011	2012	2013
January		0.23%	1.14%	(1.68)%	(3.06)%
February		0.10%	2.54%	2.79%	0.62%
March		4.15%	(1.00)%	1.39%
April		(2.59)%	0.16%	0.12%
May		(8.34)%	0.64%	(3.61)%
June		0.46%	(0.37)%	(1.12)%
July	(0.66)%	(1.12)%	0.34%	1.63%
August	6.65%	0.99%	(1.25)%	1.99%
September	(1.84)%	0.93%	1.21%	(6.10)%
October	(1.40)%	(0.33)%	0.98%	(0.51)%
November	0.63%	2.15%	1.70%	(2.32)%
December	1.88%	1.47%	(1.88)%	(3.47)%
Annual Rate of Return	5.13%	(2.39)%	4.20%	(10.74)%	(2.46	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through March 31, 2012.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

The Sponsor and SummerHaven Have Conflicts of Interest

There are present and potential future conflicts of interest in USCI’s structure and operation you should consider before you purchase units. The Sponsor and SummerHaven will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor or SummerHaven is not able to resolve these conflicts of interest adequately, it may impact USCI’s and the Related Public Funds’ ability to achieve their investment objectives.

The officers, directors and employees of the Sponsor and SummerHaven do not devote their time exclusively to USCI or the Related Public Funds. These persons are directors, officers or employees of other entities which may compete with USCI or the Related Public Funds for their services. They could have a conflict between their responsibilities to the Funds and to those other entities. The Sponsor and SummerHaven believe that they have sufficient personnel, time, and working capital to discharge their responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to USCI. See “Risk Factors — USCI’s Operating Risks” for disclosure relating to the time commitments of the principals of the Sponsor and SummerHaven.

The Sponsor and SummerHaven have adopted policies that prohibit the principals, officers, directors and employees of the Sponsor and SummerHaven from trading futures and related contracts for their own account. In addition, the Sponsor has adopted a Code of Business Conduct and Ethics to ensure that the officers, directors, and employees of the Sponsor and its affiliates do not engage in trades that will harm USCI or the Unitholders. The Sponsor has also adopted Corporate Governance Guidelines. If these provisions are not successful, Unitholders may be harmed in that such trades could affect the prices of the Futures Contracts purchased by USCI which could affect USCI’s ability to track the Commodity Index.

The Sponsor has sole current authority to manage the investments and operations of USCI, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Unitholders have very limits voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in USCI’s basic investment policy, dissolution of the Trust, or the sale or distribution of USCI’s assets.

The Sponsor serves as the general partner to the Related Public Funds, as well as of other funds that have yet to offer securities to the public or begin operations. The Sponsor may have a conflict to the extent that its trading decisions for USCI or the Related Public Funds may be influenced by the effect they would have on the Related Public Funds. By way of example, if, as a result of reaching position limits imposed by the NYMEX, USCI purchased gasoline futures contracts, this decision could impact UGA’s ability to purchase additional gasoline futures contracts if the number of contracts held by funds managed by the Sponsor reached the maximum allowed by NYMEX. Similar situations could adversely affect the ability of any fund to track its benchmark.

In addition, the Sponsor is required to indemnify the officers and directors of the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, then the Sponsor may terminate and you could lose your investment.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust, USCI or any Unitholder or any other person, on the other hand, the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Who is the Trustee?

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of units and the management of the Trust and USCI are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Unitholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the units.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and USCI. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

How Does USCI Operate?

Substantially all the net assets of USCI will consist primarily of Commodity Interests. USCI will invest in Commodity Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Commodity Interests. The primary focus of the Sponsor is the investment in Commodity Interests and the management of USCI’s investments in Treasury Securities, cash and/or cash equivalents for margining purposes and as collateral.

The investment objective of USCI is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the Commodity Index, less USCI’s expenses. The Sponsor does not intend that USCI will be operated in a fashion such that its NAV will equal, in dollar terms, the price of the Commodity Index or the price of any particular commodity Futures Contract. It is not the intent of USCI to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. USCI may invest in interests other than the Benchmark Component Futures Contract to comply with accountability levels and position limits. USCI seeks to achieve its investment objective by investing in a mix of Commodity Interests such that the daily changes in its NAV will closely track the daily changes in the Commodity Index. USCI’s positions in Commodity Interests will be rebalanced on a monthly basis in order to track the changing nature of the Commodity Index. The portfolio rebalancing takes place during the last four business days of the month (“Rebalancing Period”). At the end of each of the days in the Rebalancing Period, one fourth of the prior month portfolio positions are replaced by equally-weighted positions reflecting the particular Benchmark Component Futures Contracts determined on the selection date, which is the fifth business day before the end of the month (“Selection Date”). At the end of the Rebalancing Period the Commodity Index will have an equal-weight position of approximately 7.14% in each of the selected Benchmark Component Futures Contracts which will be reflected in the rebalanced portfolio. After fulfilling the collateral requirements with respect to its Commodity Interests, USCI will invest the remainder of its proceeds from the sale of creation baskets in Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts). For a detailed discussion of accountability levels and position limits, see “What are Futures Contracts?”

The Sponsor endeavors to place USCI’s trades in Commodity Interests and otherwise manage USCI’s investments so that “A” will be within plus/minus 10 percent of “B”, where:

•	A is the average daily percentage change in USCI’s NAV for any period of 30 successive valuation days; i.e., any NYSE Arca trading day as of which USCI calculates its NAV; and

•	B is the average daily percentage change in the price of the Commodity Index over the same period.

The Sponsor believes that market arbitrage opportunities will cause the daily changes in USCI’s Unit price on the NYSE Arca to closely track the daily changes in USCI’s NAV per Unit. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between USCI’s NAV and the Commodity Index will be that the daily changes in the price of USCI’s units on the NYSE Arca will closely track the daily changes in the Commodity Index, less USCI’s expenses. The following two graphs demonstrate the correlation between the daily changes in the NAV of USCI and the daily changes in the Commodity Index both since the initial public offering of USCI’s units on August 10, 2010 through December 31, 2012 and the last thirty valuation days ended December 31, 2012. There is expected to be a reasonable degree of correlation between the Commodity Index and the cash or spot prices of the commodities underlying the Benchmark Component Futures Contracts.

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

An investment in the units provides a means for diversifying an investor’s portfolio or hedging exposure to changes in commodities prices. An investment in the units allows both retail and institutional investors to easily gain this exposure to the commodities market in a transparent, cost-effective manner.

These relationships are illustrated in the following diagram:

The Sponsor employs a “neutral” investment strategy intended to track changes in the Commodity Index regardless of whether the Commodity Index goes up or goes down. USCI’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USCI’s units for the purpose of investing indirectly in the commodities market in a cost-effective manner, and/or to permit participants in the commodities or other industries to hedge the risk of losses in their commodity-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the commodities market and/or the risks involved in hedging may exist. In addition, an investment in USCI involves the risk that the changes in the price of USCI’s units will not accurately track the changes in the Commodity Index, and that changes in the Commodity Index will not closely correlate with changes in the spot prices of the commodities underlying the Benchmark Component Futures Contracts. Furthermore, USCI will also hold Treasury Securities, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Commodity Interests and to invest cash not required to be used as margin or collateral. USCI does not expect there to be any meaningful correlation between the performance of USCI’s investments in Treasury Securities, cash, cash equivalents and the changes in the prices of commodities or Commodity Interests. While the level of interest earned on or the market price of these investments may in some respect correlate to changes in the prices of commodities, this correlation is not anticipated as part of USCI’s efforts to meet its objective.

USCI’s total portfolio composition is disclosed each business day that the NYSE Arca is open for trading, on USCI’s website at www.unitedstatescommodityindexfund.com. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Futures Contract, the specific types and values of Other Commodity-Related Investments and characteristics of such Other Commodity-Related Investments, the name and value of each Treasury security and cash equivalent, and the amount of cash held in USCI’s portfolio.

The units issued by USCI may only be purchased by Authorized Purchasers and only in blocks of 50,000 units called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of units in the Creation Basket. Similarly, only Authorized Purchasers may redeem units and only in blocks of 50,000 units called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of units in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by USCI. The NYSE Arca will publish an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While USCI issues units only in Creation Baskets, units may also be purchased and sold in much smaller increments on the NYSE Arca. These transactions, however, are effected at the bid and ask prices established by specialist firm(s). Like any listed security, units can be purchased and sold at any time a secondary market is open.

USCI’s Investment Strategy

Other than to address monthly changes in the Benchmark Component Futures Contacts, in managing USCI’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Commodity Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by USCI, and that USCI’s closing NAV per unit is $50. In that case, USCI would receive $2,500,000 in proceeds from the sale of the Creation Basket ($50 NAV per unit multiplied by 50,000 units, and ignoring the Creation Basket fee). If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in Benchmark Component Futures Contracts and that the average market value of each such Benchmark Component Futures Contract is $36,000, USCI would be unable to buy an exact number of Benchmark Component Futures Contracts with an aggregate market value equal to $2,500,000. Instead, USCI would be able to purchase Benchmark Component Futures Contracts with an aggregate market value of $2,484,000. Assuming a margin requirement equal to 10% of the value of the Benchmark Component Futures Contracts, USCI would be required to deposit $248,400 in Treasury Securities and cash with the FCM through which the Benchmark Component Futures Contracts were purchased. The remainder of the proceeds from the sale of the Creation Basket, would remain invested in cash, cash equivalents, and Treasury Securities as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Commodity Interests purchased will depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of USCI’s investments. While the Sponsor has made significant investments in Benchmark Component Futures Contracts on the Futures Exchanges, for various reasons, including the ability to enter into the precise amount of exposure to the commodities market and position limits on Futures Contracts, it may also invest in economically equivalent Futures Contracts other than those that compose the Benchmark Component Futures Contracts and Other Commodity-Related Investments. To the extent that USCI invests in Other Commodity-Related Investments, it would prioritize investments in contracts and instruments that are economically equivalent to the Benchmark Component Futures Contracts, including cleared swaps that satisfy such criteria, and then to a lesser extent, it would invest in other types of cleared swaps and other contracts, instruments and non-cleared swaps, such as swaps in the over-the-counter market. If USCI is required by law or regulation, or by one of its regulators, including a Futures Exchange, to reduce its position in one or more Benchmark Component Futures Contracts to the applicable position limit or to a specified accountability level, a substantial portion of USCI’s assets could be invested in Other Commodity-Related Investments that are intended to replicate the return on the Commodity Index or particular Benchmark Component Futures Contracts. As USCI’s assets reach higher levels, USCI is more likely to exceed position limits, accountability levels or other regulatory limits and, as a result, it is more likely that it will invest in Other Commodity-Related Investments at such higher levels. In addition, market conditions that the Sponsor currently anticipates could cause USCI to invest in Other Commodity-Related Investments include those allowing USCI to obtain greater liquidity or to execute transactions with more favorable pricing. See “What are the Risk Factors Involved with an Investment in USCI? — Risks Associated With Investing Directly or Indirectly in Commodities and Commodity Interests” for a discussion of the potential impact of the Dodd-Frank Act on USCI’s ability to invest in over-the-counter transactions and cleared swaps. Regulation of the Commodity Interests is constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect USCI.

The Sponsor may not be able to fully invest USCI’s assets in Futures Contracts having an aggregate notional amount exactly equal to USCI’s NAV. For example, as standardized contracts, the Benchmark Component Futures Contracts included in the Commodity Index are for a specified amount of a particular commodity, and USCI’s NAV and the proceeds from the sale of a Creation Basket is unlikely to be an exact multiple of the amounts of those contracts. As a result, in such circumstances, USCI may be better able to achieve the exact amount of exposure to changes in price of the Benchmark Component Futures Contracts through the use of Other Commodity-Related Investments, such as over-the-counter contracts that have better correlation with changes in price of the Benchmark Component Futures Contracts.

USCI anticipates that, to the extent it invests in Futures Contracts other than the Benchmark Component Futures Contracts and Other Commodity-Related Investments that are not economically equivalent to the Benchmark Component Futures Contracts, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Futures Contracts and Other Commodity-Related Investments against the current Benchmark Component Futures Contracts.

The Sponsor does not anticipate letting its Futures Contracts expire and taking delivery of any commodities. Instead, the Sponsor closes out existing positions, e.g., in response to ongoing changes in the Commodity Index or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Commodity Interests. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

The Trust Agreement contains no restrictions on the ability of the Sponsor to change the investment objective of USCI. Notwithstanding this, the Sponsor has no intention of changing the investment objective of USCI or the manner in which it intends to achieve the investment objective. Should the Sponsor seek to change the investment objective of USCI, such change would be reflected in an amended prospectus and USCI would provide advance notice to investors.

What are Futures Contracts?

Futures contracts are agreements between two parties. One party agrees to buy a commodity such as natural gas from the other party at a later date at a price and quantity agreed-upon when the contract is made. Generally, futures contracts traded on the NYMEX and the COMEX are priced by floor brokers and other exchange members both through an “open outcry” of offers to purchase or sell the contracts and through an electronic, screen-based system that determines the price by matching electronically offers to purchase and sell. Futures contracts may also be based on commodity indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period.

Impact of Accountability Levels, Position Limits and Price Fluctuation Limits. Futures contracts include typical and significant characteristics. Most significantly, the CFTC and U.S. designated contract markets such as the NYMEX, COMEX, CME, and CBOT have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which is not applicable to USCI’s investments) may hold, own or control. The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity. In addition, most U.S.-based futures exchanges limit the daily price fluctuation for futures contracts. Currently, the ICE Futures imposes position and accountability limits that are similar to those imposed by U.S.-based futures exchanges but does not limit the maximum daily price fluctuation, while some other non-U.S. futures exchanges have not adopted such limits.

The accountability levels for the commodities comprising the Commodity Index and other futures contracts traded on U.S.-based futures exchanges are not fixed ceiling, but rather a threshold above which such exchanges may exercise greater scrutiny and control over an investor’s positions.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. In addition to accountability levels and position limits that may apply at any time, the Futures Exchanges may impose position limits on contracts held in the last few days of trading in the near month contract to expire. It is unlikely that USCI will run up against such position limits. USCI does not typically hold the near month contract in the Benchmark Component Futures Contracts. In addition, USCI’s investment strategy is to close out its positions during each Rebalancing Period in advance of the period right before expiration and purchase new contracts. As such, USCI does not anticipate that position limits that apply to the last few days prior to a contract’s expiration will impact it.

In late 2011, the CFTC adopted rules that impose new position limits on Referenced Contracts (as defined below) involving 28 energy, metals and agricultural commodities (the “Position Limit Rules”). The Position Limit Rules were scheduled to become effective on October 12, 2012. However, on September 28, 2012, the United States District Court for the District of Columbia vacated these regulations on the basis of ambiguities in the provisions of the CEA (as modified by the Dodd-Frank Act) upon which the regulations were based. In its September 28, 2012 decision, the court remanded the Position Limit Rules to the CFTC with instructions to use its expertise and experience to resolve the ambiguities in the statute. On November 15, 2012, the CFTC indicated that it will move forward with an appeal of the District Court’s decision to vacate the Position Limit Rules. At this time, it is not possible to predict how the CFTC’s appeal could affect USCI, but it may be substantial and adverse. Furthermore, until such time as the appeal is resolved or, if applicable revisions to the Position Limit Rules are proposed and adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives (collectively, “Referenced Contracts”). Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy), while futures exchanges enforce accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, USCI may be limited with respect to the size of its investments in any commodities subject to these limits. Finally, subject to certain narrow exceptions, the vacated Position Limit Rules would have required the aggregation, for purposes of the position limits, of all positions in the Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. The CFTC is presently considering new aggregation rules, under a rulemaking proposal that is distinct from the Position Limit Rules. At this time, it is unclear how any modified aggregation rules may affect USCI, but it may be substantial and adverse. By way of example, the aggregation rules in combination with any potential revised Position Limit Rules may negatively impact the ability of USCI to meet its investment objectives through limits that may inhibit the Sponsor’s ability to sell additional Creation Baskets of USCI. See “Commodity Interest Markets” in the SAI for information regarding the Dodd-Frank Act.

If a Futures Exchange orders USCI to reduce its position in a particular Futures Contract back to the applicable position limit or accountability level, or to an accountability level that the Futures Exchange deems appropriate for USCI, such a level may impact the mix of investments in Commodity Interests made by USCI. To illustrate, assume that the WTI crude oil futures contract traded on the NYMEX is $100, and that the NYMEX has determined that USCI may not own more than 20,000 WTI crude oil futures contracts. In such case, USCI could invest up to $2 billion of its daily net assets in the WTI crude oil future contract (i.e., $100 per contract multiplied by 1,000 (the standard size of a crude oil futures contract is 1,000 barrels) multiplied by 20,000 contracts) before reaching the position level imposed by the NYMEX. Once the daily net assets of the portfolio exceed $2 billion in the WTI crude oil futures contract, the portfolio may not be able to take any further positions in the WTI crude oil futures contract, depending on whether the NYMEX imposes limits. If USCI is limited in its investments in any Futures Contracts, the Sponsor anticipates that it will invest the majority of its assets above that level in a mix of other Futures Contracts or other Commodity Interests on other Futures Exchanges or over-the-counter markets.

USCI anticipates that to the extent it invests in Futures Contracts other than the Benchmark Component Futures Contracts and Other Commodity-Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Futures Contracts and Other Commodity-Related Investments against the current Benchmark Component Futures Contracts.

Examples of the position and price limits imposed are as follows:

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
ICE-UK Crude Oil (Brent)	There are no position accountability levels or limits for this contract. However, the exchange’s daily position management regime requires that any position greater than 500 lots in the nearest two expiry months must be reported to the exchange on a daily basis.	There is no maximum daily price fluctuation limit.

NYMEX Light, Sweet Crude Oil (WTI)	Accountability Levels: for any one month: 10,000 net futures/all months: 20,000 net futures. Position Limits: 3,000 net futures in the last three days of trading in the spot month.	$10.00 per barrel ($10,000 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $10.00 per barrel in either direction. If another halt were triggered, the market would continue to be expanded by $10.00 per barrel in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

ICE-UK Gas Oil	There are no position accountability levels or limits for this contract. However, any position greater than 100 lots in the nearest expiry month must be reported to the exchange on a daily basis.	There is no maximum daily price fluctuation limit.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
NYMEX Heating Oil	Accountability Levels: any one month: 5,000 net futures/all months: 7,000 net futures. Position Limits: 1,000 net futures in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

NYMEX Henry Hub Natural Gas	Accountability Levels: any one month: 6,000 net futures/all months: 12,000 net futures. Position Limits: 1,000 net futures in the last three days of trading in the spot month.	$3.00 per mmBtu ($30,000 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $3.00 per mmBtu in either direction. If another halt were triggered, the market would continue to be expanded by $3.00 per mmBtu in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

NYMEX RBOB Gasoline	Accountability Levels: any one month: 5,000 net futures/all months: 7,000 net futures. Position Limits: 1,000 net futures in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

CME Feeder Cattle	Accountability Limits: none. Position Limits: non-spot month: 1,950 net futures/spot month: 300 net futures (during the last 10 days of trading).	$0.03 per pound above or below the previous day’s settlement price.

CME Lean Hogs	Accountability Levels: none. Position Limits: non-spot month: 4,150 net futures/spot month: 950 net futures (as of the close of business on the fifth business day of the contract month).	$0.03 per pound above or below previous day’s settlement price, except that there are no limits in the spot month contract during the in last 2 days of trading.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
CME Live Cattle

Accountability Levels: none.

Position Limits: non-spot month: 6,300 net futures/spot month: 450 net futures (300 net futures as of the close of business on the business day immediately preceding the last 5 business days of the contract month).

$0.03 per pound above or below the previous day’s settlement price.

CBOT Soybean Oil	Accountability Levels: none. Position Limits: spot month: 540 net futures/any one month: 5,000 net futures/all months: 6,500 net futures.	$0.025 cents per pound expandable to $0.035 cents per pound and then to $0.055 cents per pound when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

CBOT Corn	Accountability Levels: none. Position Limits: spot month: 600 net futures/any one month: 13,500 net futures/all months: 22,000 net futures.	$0.30 per bushel expandable to $0.45 and then to $0.70 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

CBOT Soybeans	Accountability Levels: none. Position Limits: spot month: 600 net futures/any one month: 6,500 net futures/all months: 10,000 net futures.	$0.70 per bushel expandable to $1.05 and then to $1.60 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

CBOT Soybean Meal	Accountability Levels: none. Position Limits: spot month: 720 net futures/any one month: 5,000 net futures/all months: 6,500 net futures.	$20 per short ton expandable to $30 and then to $45 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

CBOT Wheat	Accountability Levels: none. Position Limits: spot month: 600 net futures/any one month: 5,000 net futures/all months: 6,500 net futures.	$0.60 per bushel expandable to $0.90 and then to $1.35 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
LME High Grade Primary Aluminum	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.

COMEX Copper	Accountability Levels: any one month: 5,000 net futures/all months: 5,000 net futures. Position Limits: 1,200 net futures in the expiration month.	There is no maximum daily price fluctuation limit.

LME Lead	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.

LME Primary Nickel	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.

LME Tin	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.

LME Special High Grade Zinc	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.

COMEX Gold	Accountability Levels: any one month: 6,000 net futures/all months: 6,000 net futures. Position Limits: 3,000 net futures in the expiration month.	There is no maximum daily price fluctuation limit.

NYMEX Platinum	Accountability Levels: any one month: 1,500 net futures/all months: 1,500 net futures. Position Limits: 500 net futures in the expiration month.	There is no maximum daily price fluctuation limit.

COMEX Silver	Accountability Levels: any one month: 6,000 net futures/all months: 6,000 net futures. Position Limits: 1,500 net futures in the expiration month.	There is no maximum daily price fluctuation limit.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
ICE-US Cocoa	Accountability Levels: any one month: 6,000 net futures/all months: 6,000 net futures. Position Limits: 1,000 net futures for any month for which delivery notices have or may be issued.	There is no maximum daily price fluctuation limit.

ICE-US Coffee “C”	Accountability Levels: any one month: 5,000 net futures/all months: 5,000 net futures. Position Limits: 500 net futures for any month for which delivery notices have or may be issued.	There is no maximum daily price fluctuation limit.

ICE-US Cotton	Accountability Levels: none. Position Limits: spot month: 300 net futures/any one month: 3,500 net futures/all months: 5,000 net futures.	$0.03 above or below previous day’s settlement price. Limit is subject to expansion in certain circumstances.

ICE-US World Sugar No. 11	Accountability Levels: any one month: 10,000 net futures/all months: 15,000 net futures. Position Limits: 5,000 net futures in the spot month.	There is no maximum daily price fluctuation limit.

Price Volatility

The price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Because USCI invests a significant portion of its assets in futures contracts, the assets of USCI, and therefore the price of USCI’s units, may be subject to greater volatility than traditional securities.

Marking-to-Market Futures Positions

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if USCI’s futures positions have declined in value, USCI may be required to post “variation margin” to cover this decline. Alternatively, if USCI’s futures positions have increased in value, this increase will be credited to USCI’s account.

What is the Commodity Index?

The Commodity Index was developed based upon academic research by Yale University professors Gary B. Gorton and K. Geert Rouwenhorst, and Hitotsubashi University professor Fumio Hayashi. The Commodity Index is designed to reflect the performance of a fully margined or collateralized portfolio of 14 commodity futures contracts with equal weights, selected each month from a universe of 27 eligible commodity futures contracts. The Commodity Index is rules-based and rebalanced monthly based on observable price signals. In this context, the term “rules-based” indicates that the composition of the Commodity Index in any given month will be determined by quantitative formulas relating to the prices of the futures contracts of the commodities that are eligible to be included in the Commodity Index. Such formulas are not subject to adjustment based on other factors. The overall return on the Commodity Index is generated by two components: (i) uncollateralized returns from the commodity futures contracts comprising the Commodity Index and (ii) a daily fixed income return reflecting the interest earned on a hypothetical 3-month U.S. Treasury Bill collateral portfolio, calculated using the weekly auction rate for the 3-Month U.S. Treasury Bills published by the U.S Department of the Treasury. SummerHaven Indexing is the owner of the Commodity Index.

The Commodity Index is composed of physical non-financial commodity futures contracts with active and liquid markets traded upon futures exchanges in major industrialized countries. The futures contracts are denominated in U.S. dollars and weighted equally by notional amount. The Commodity Index currently reflects commodities in six commodity sectors: energy (e.g., crude oil, natural gas, heating oil, etc.), precious metals (e.g., gold, silver platinum), industrial metals (e.g., zinc, nickel, aluminum, copper, etc.), grains (e.g., wheat, corn, soybeans, etc.), softs (e.g., sugar, cotton, coffee, cocoa), and livestock (e.g., live cattle, lean hogs, feeder cattle).

Table 1 below lists the eligible commodities, the relevant futures exchange on which the futures contract is listed and quotation details. Table 2 lists the eligible futures contracts, their sector designation and maximum allowable tenor.

TABLE 1

Commodity	Designated Contract	Exchange	Units	Quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton
Cocoa	Cocoa	ICE-US	10 metric tons	USD/metric ton
Coffee	Coffee “C”	ICE-US	37,500 lbs	U.S. cents/pound
Copper	Copper	COMEX	25,000 lbs	U.S. cents/pound
Corn	Corn	CBOT	5000 bushels	U.S. cents/bushel
Cotton	Cotton	ICE-US	50,000 lbs	U.S. cents/pound
Crude Oil (WTI)	Light, Sweet Crude Oil	NYMEX	1,000 barrels	USD/barrel
Crude Oil (Brent)	Crude Oil	ICE-UK	1,000 barrels	USD/barrel
Gas Oil	Gas Oil	ICE-UK	100 metric tons	USD/metric ton
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	U.S. cents/gallon
Lead	Lead	LME	25 metric tons	USD/metric ton
Lean Hogs	Lean Hogs	CME	40,000 lbs.	U.S. cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs.	U.S. cents/pound
Feeder Cattle	Feeder Cattle	CME	50,000 lbs.	U.S. cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	USD/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton
Platinum	Platinum	NYMEX	50 troy oz.	USD/troy oz.
Silver	Silver	COMEX	5,000 troy oz.	U.S. cents/troy oz.
Soybeans	Soybeans	CBOT	5,000 bushels	U.S. cents/bushel
Soybean Meal	Soybean Meal	CBOT	100 tons	USD/ton

Commodity	Designated Contract	Exchange	Units	Quote
Soybean Oil	Soybean Oil	CBOT	60,000 lbs.	U.S. cents/pound
Sugar	World Sugar No. 11	ICE-US	112,000 lbs.	U.S. cents/pound
Tin	Tin	LME	5 metric tons	USD/metric ton
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending	NYMEX	42,000 gallons	U.S. cents/gallon
Wheat	Wheat	CBOT	5,000 bushels	U.S. cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton

TABLE 2

Commodity Symbol	Commodity Name	Sector	Allowed Contracts	Max. tenor
CO	Brent Crude	Energy	All 12 Calendar Months	12
CL	Crude Oil	Energy	All 12 Calendar Months	12
QS	Gas Oil	Energy	All 12 Calendar Months	12
HO	Heating Oil	Energy	All 12 Calendar Months	12
NG	Natural Gas	Energy	All 12 Calendar Months	12
XB	RBOB	Energy	All 12 Calendar Months	12
FC	Feeder Cattle	Livestock	Jan, Mar, Apr, May, Aug, Sep, Oct, Nov	5
LH	Lean Hogs	Livestock	Feb, Apr, Jun, Jul, Aug, Oct, Dec	5
LC	Live Cattle	Livestock	Feb, Apr, Jun, Aug, Oct, Dec	5
BO	Soybean Oil	Grains	Jan, Mar, May, Jul, Aug, Sep, Oct, Dec	7
C	Corn	Grains	Mar, May, Jul, Sep, Dec	12
S	Soybeans	Grains	Jan, Mar, May, Jul, Aug, Sep, Nov	12
SM	Soymeal	Grains	Jan, Mar, May, Jul, Aug, Sep, Oct, Dec	7
W	Wheat (Soft Red Winter)	Grains	Mar, May, Jul, Sep, Dec	7
LA	Aluminum	Industrial Metals	All 12 Calendar months	12
HG	Copper	Industrial Metals	All 12 Calendar Months	12
LL	Lead	Industrial Metals	All 12 Calendar Months	7
LN	Nickel	Industrial Metals	All 12 Calendar Months	7
LT	Tin	Industrial Metals	All 12 Calendar Months	7
LX	Zinc	Industrial Metals	All 12 Calendar Months	7
GC	Gold	Precious Metals	Feb, Apr, Jun, Aug, Oct, Dec	12
PL	Platinum	Precious Metals	Jan, Apr, Jul, Oct	5
SI	Silver	Precious Metals	Mar, May, Jul, Sep, Dec	5
CC	Cocoa	Softs	Mar, May, Jul, Sep, Dec	7
KC	Coffee	Softs	Mar, May, Jul, Sep, Dec	7
CT	Cotton	Softs	Mar, May, Jul, Dec	7
SB	Sugar	Softs	Mar, May, Jul, Oct	7

Prior to the end of each month, SummerHaven Indexing determines the composition of the Commodity Index and provides such information to Bloomberg, L.P. Values of the Commodity Index are computed by Bloomberg, L.P. and disseminated approximately every fifteen (15) seconds from 8:00 a.m. to 5:00 p.m., New York City time, which also publishes a daily Commodity Index value at approximately 5:30 p.m., New York City time, under the index ticker symbol “SDCITR:IND.” Only settlement and last-sale prices are used in the Commodity Index’s calculation, bids and offers are not recognized — including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying index may lag its theoretical value. This tendency to lag is evident at the end of the day when the Commodity Index value is based on the settlement prices of the Benchmark Component Futures Contracts, and explains why the underlying Commodity Index often closes at or near the high or low for the day.

Composition of the Commodity Index

The composition of the Commodity Index on any given day, as determined and published by SummerHaven Indexing, is determinative of the benchmark for USCI. Neither the Commodity Index (“SDCI”) index methodology nor any set of procedures, however, are capable of anticipating all possible circumstances and events that may occur with respect to the Commodity Index and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the Commodity Index that cannot be adequately reflected in this description of the Commodity Index. All questions of interpretation with respect to the application of the provisions of the SDCI index methodology, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by SummerHaven Indexing.

Contract Expirations

Because the Commodity Index is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as contract expirations. The contract expirations included in the Commodity Index for each commodity during a given year are designated by SummerHaven Indexing, provided that each contract must be an active contract. An active contract for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a Futures Exchange ceases trading in all contract expirations relating to a particular Futures Contract, SummerHaven Indexing may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the Commodity Index. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the Commodity Index. If that timing is not practicable, SummerHaven Indexing will determine the date of the replacement based on a number of factors, including the differences between the existing Futures Contract and the replacement Futures Contract with respect to contractual specifications and contract expirations.

If a contract is eliminated and there is no replacement contract, the underlying commodity will necessarily drop out of the Commodity Index. The designation of a replacement contract, or the elimination of a commodity from the Commodity Index because of the absence of a replacement contract, could affect the value of the Commodity Index, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the remaining contracts. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the Commodity Index.

Commodity Selection

14 of the 27 eligible Futures Contracts are selected for inclusion in the Commodity Index for the next month, subject to the constraint that each of the six commodity sectors is represented by at least one commodity. The methodology used to select the 14 Futures Contracts is based solely on quantitative data using observable futures prices and is not subject to human bias.

Monthly commodity selection is a two-step process based upon examination of the relevant futures prices for each commodity:

1) The annualized percentage price difference between the closest-to-expiration Futures Contract and the next closest-to-expiration Futures Contract is calculated for each of the 27 eligible Futures Contracts on the Selection Date. The seven commodities with the highest percentage price difference are selected.

2) For the remaining 20 eligible commodities, the percentage price change of each commodity over the previous year is calculated, as measured by the change in the price of the closest-to-expiration Futures Contract on the Selection Date from the price of the closest-to-expiration Futures Contract a year prior to the Selection Date. The seven commodities with the highest percentage price change are selected.

When evaluating the data from the second step, all six commodity sectors must be represented. If the selection of the seven additional commodities with the highest price change fails to meet the overall diversification requirement that all six commodity sectors are represented in the Commodity Index, the commodity with the highest price change among the commodities of the omitted sector(s) would be substituted for the commodity with the lowest price change among the seven additional commodities.

The 14 commodities selected are included in the Commodity Index for the next month on an equally-weighted basis. Due to the dynamic monthly commodity selection, the sector weights will vary from approximately 7% to 43% over time, depending on the price observations each month. The Selection Date for the Commodity Index is the fifth business day prior to the first business day of the next calendar month.

The following graph shows the sector weights of the commodities selected for inclusion in the Commodity Index as of December 31, 2012.

USCI Sector Weightings as of December 31, 2012

Contract Selection

For each commodity selected for inclusion into the Commodity Index for that month, the Commodity Index selects a specific Futures Contract with a tenor (i.e., contract month) among the eligible tenors (the range of contract months) based upon the relative prices of the Futures Contracts within the eligible range of contract months. The previous notwithstanding, the contract expiration is not changed for that month if a contract remains in the Commodity Index, as long as the contract does not enter expire or enter its notice period in the subsequent month.

Portfolio Construction

The portfolio rebalancing takes place during the Rebalancing Period. At the end of each of the days in the Rebalancing Period one fourth of the prior month portfolio positions are replaced by an equally-weighted position in the commodity contracts determined on the Selection Date. At the end of the Rebalancing Period the Commodity Index takes an equal-weight position of approximately 7.14% in each of the selected commodity contracts.

Commodity Index Total Return Calculation

The value of the Commodity Index on any business day is equal to the product of (i) the value of the Commodity Index on the immediately preceding business day multiplied by (ii) one plus the sum of the day’s returns for another version of the Commodity Index known as the SummerHaven Dynamic Commodity Index Excess Return (“SDCI ER”) (explained below) and one business day’s interest from hypothetical Treasuries. The value of the Commodity Index is calculated and published by Bloomberg.

Commodity Index Base Level

The Commodity Index was set to 100 on January 2, 1991.

SDCI ER Calculation

The total return of the SDCI ER reflects the percentage change of the market values of the underlying commodity futures. During the Rebalancing Period, the Commodity Index changes its contract holdings during a four day period. The value of the SDCI ER at the end of a business day “t” is equal to the SDCI ER value on day “t-1” multiplied by the sum of the daily percentage price changes of each commodity future factoring in each respective commodity future’s notional holding on day “t-1”.

Rebalancing Period

During the Rebalancing Period, existing positions are replaced by new positions based on the signals used for contract selection as outlined above. At the end of the first day of the Rebalancing Period, the signals are observed and on the second day a new portfolio is constructed that is equally weighted in terms of notional positions in the newly selected contracts.

2013 Holiday Schedule

The SDCI TR will not be computed on the following weekdays in 2013:

January 1

January 21

February 18

March 29

May 27

July 4

September 2

November 28

December 25

The holiday schedule is subject to change. USCI will not accept orders for Creation Baskets or Redemption Baskets on these days.

The table and chart below show the hypothetical performance of the Commodity Index from December 31, 1997 through December 31, 2012.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE SPONSOR HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

Since the Commodity Index was launched on December 18, 2009, there is only actual performance history of the Commodity Index from that date to present. This data is available for periods prior to December 18, 2009. However, the components of the Commodity Index and the weighting of the components of the Commodity Index are established each month based on purely quantitative data that is not subject to revisions based on other external factors. As a result, the table below reflects how the Commodity Index would have performed during the prior 10 years had it been in effect during such time period. The performance data does not reflect any reinvestment or distribution of profits, commission charges, management fees or other expenses that would have been incurred in connection with operating and managing a commodity pool designed to track the Commodity Index. Such fees and expenses would reduce the performance returns shown in the table below.

Hypothetical Performance Results for the period from December 31, 1997 through December 31, 2012

Year	Ending Level*	Annual Return
1997	225.020
1998	185.543	(17.54)%
1999	236.420	27.42%
2000	331.115	40.05%
2001	303.456	(8.35)%
2002	380.074	25.25%
2003	479.254	26.09%
2004	592.263	23.58%
2005	781.942	32.03%
2006	1115.816	42.70%
2007	1518.705	36.11%
2008	1175.767	(22.58)%
2009	1532.841	30.37%
2010	1852.038	20.82%
2011	1703.230	(8.03)%
2012	1,726.55	1.37%

*	The “base level” for the Commodity Index was set at 100 on January 2, 1991. The “Ending Level” represents the value of the components of the Index on the last trading day of each year and is used to illustrate the cumulative performance of the Index.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Summerhaven Dynamic Commodity Index Year-Over-Year Hypothetical Total Returns (1998 — December 31, 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following table and chart compare the hypothetical total return of the Commodity Index in comparison with the actual total return of three major indexes between December 31, 1997 and December 31, 2012.

	Hypothetical and Historical Results for the period from December 31, 1997 through December 31, 2012*
	DJ-UBS TR	S&P GSCI TR	DB LCI OY TR	SDCI TR
Total return	81%	60%	393%	667%
Average Annual return (total)	6.27%	7.41%	13.63%	16.62%
Annualized volatility	17.38%	24.01%	19.69%	16.08%
Annualized Sharpe Ratio	0.22	0.22	0.57	0.86

The table above shows the performance of the Commodity Index from December 31, 1997 through December 31, 2012 in comparison with three traditional commodities indices: the S&P GSCI Commodity Index (GSCI®) Total Return, Dow Jones-UBS Commodity Index Total ReturnSM, and the Deutsche Bank Liquid Commodity Index-Optimum Yield Total Return™. The data for the SDCI Total Return Index is derived by using the Commodity Index’s calculation methodology with historical prices for the futures contracts comprising the Commodity Index.

Source: SummerHaven Index Management, Bloomberg

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

In the table below, “Total Return” refers to the return of the relevant index from December 31, 2002 through December 31, 2012; “Annualized Volatility” is a measure of the amount of variation or fluctuation in the returns of the relevant index. Annualized Volatility is calculated by taking the monthly standard deviation of the relevant index’s return and multiplying it by the square root of 12; and “Annualized Sharpe Ratio” is a measure of the total return of each relevant index adjusted by the risk-free interest rate (the 90 Day U.S. Treasury Bill yield) and the volatility of each index. Many investors consider volatility to be a measure of risk, and lower volatility of investment returns is considered a positive investment attribute as opposed to higher volatility. Annualized Sharpe Ratio is a standard measure for investors to compare two different investments or indexes that have different levels of volatility. If two indexes have the same total return, but one has lower Annualized Volatility, then it’s Annualized Sharpe Ratio will be higher. The higher the Annualized Sharpe Ratio, the better the risk-adjusted performance. Annualized Sharpe Ratio is calculated by taking the average monthly total return of the relevant index and subtracting the then current yield on the 90 Day U.S. Treasury Bill. The annualized return of this series is then divided by the Annualized Volatility of this series, and this result is the Annualized Sharpe Ratio for the relevant index. A higher Sharpe Ratio is not a guarantee that one investment or index will in the future produce better risk adjustment total returns, but management believes it is a useful tool for investors to consider when making investment decisions.

10 Year Comparison of Index Returns of the DJ-UBS TR,

S&P GSCI TR, DB LCI OY TR, and the Hypothetical Returns of the SDCI TR

(12/31/02 — 12/31/12)

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following chart compares the hypothetical total return of the Commodity Index in comparison with the actual total return of three major indexes over a six year period.

Six Year Comparison of Index Returns of the DJ-UBS TR,

S&P GSCI TR, DB LCI OY TR, and the Hypothetical Returns of the SDCI TR

(12/31/06 — 12/31/12)

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

What are the Trading Policies of USCI?

Liquidity

USCI invests only in Futures Contracts and Other Commodity-Related Investments that, in the opinion of the Sponsor, ease of taking and liquidating positions in these financial instruments.

Spot Commodities

While certain of the futures contracts can be physically settled, USCI does not intend to take or make physical delivery. USCI may from time to time trade in Other Commodity-Related Investments based on the spot price of commodities comprising the Commodity Index.

Leverage

The Sponsor endeavors to have the value of USCI’s Treasury Securities, cash and cash equivalents, whether held by USCI or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under USCI’s Commodity Interests. Commodity pools’ trading positions in futures contracts or Other Commodity-Related Investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While the Sponsor does not intend to leverage USCI’s assets, it is not prohibited from doing so under the Trust Agreement.

Borrowings

Borrowings are not used by USCI, unless it is required to borrow money in the event of physical delivery, if it trades in cash commodities, or for short-term needs created by unexpected redemptions. USCI does not plan to establish credit lines.

Pyramiding

USCI has not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Over-the-Counter Derivatives (Including Spreads and Straddles)

In addition to Futures Contracts and options on futures contracts, derivative contracts that are tied to various commodities are entered into outside of public exchanges. These “over-the-counter” contracts are entered into between two parties in private contracts. Unlike most of the exchange-traded futures contracts or exchange-traded options on futures contracts, each party to such a contract bears the credit risk of the other party, i.e. , the risk that the other party will not be able to perform its obligations under its contract.

Some derivatives contracts contain fairly standard terms and conditions and are available from a wide range of participants. Others have highly customized terms and conditions and are not as widely available. Many of these over-the-counter contracts are cash-settled forwards for the future delivery of commodities that have terms similar to futures contracts. Others take the form of “swaps” in which a party pays a fixed price per unit and the other pays a variable price based on the average price of futures contracts for a specified period or the price on a specified date, with payments typically made between the parties on a net basis. For example, USCI may enter into over-the-counter derivative contracts the value of which will track changes in the prices of the commodities underlying the Benchmark Component Futures Contract, thereby enabling USCI to track the Commodity Index without investing in Futures Contracts.

Swap transactions, like other financial transactions, involves a variety of significant risks. The specific risks presented by a particular swap transaction necessarily depend upon the terms and circumstances of the transaction. In general, however, all swap transactions involve some combination of market risk, credit risk, counterparty risk, funding risk, liquidity risk and operational risk.

Highly customized swap transactions in particular may increase liquidity risk, which may result in a suspension of redemptions. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor.

In evaluating the risks and contractual obligations associated with a particular swap transaction, it is important to consider that a swap transaction may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Therefore, it may not be possible for the Sponsor to modify, terminate or offset USCI’s obligations or its exposure to the risks associated with a transaction prior to its scheduled termination date.

To reduce the credit risk that arises in connection with such contracts, USCI will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of its overall exposure to its counterparty.

The creditworthiness of each potential counterparty will be assessed by the Sponsor. The Sponsor will assess or review, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor. Furthermore, the Sponsor on behalf of USCI will only enter into over-the-counter contracts with counterparties who are, or are affiliates of, (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, and (d) producers, users or traders of commodities, whether or not regulated by the CFTC. Existing counterparties will be reviewed periodically by the Sponsor. USCI also may require that the counterparty be highly rated and/or provide collateral or other credit support.

USCI may employ spreads or straddles in its trading to mitigate the differences in its investment portfolio and its goal of tracking the Commodity Index. USCI would use a spread when it chooses to take simultaneous long and short positions in futures written on the same underlying asset, but with different delivery months. USCI would enter into a straddle when it chooses to take an option position consisting of a long (or short) position in both a call option and put option. The economic effect of holding certain combinations of put options and call options can be very similar to that of owning the underlying futures contracts. USCI would make use of such a straddle approach if, in the opinion of the Sponsor, the resulting combination would more closely track the investment goals of USCI or if it would lead to an overall lower cost of trading to achieve a given economic exposure to movements in commodity prices.

USCI has not employed any hedging methods since all of its investments have been made over an exchange. Therefore, USCI has not been exposed to counterparty risk.

USCI’s Investments in Treasury Securities, Cash and Cash Equivalents

USCI seeks to have the aggregate “notional” amount of the Commodity Interests it holds approximate at all times USCI’s aggregate NAV. At any given time, however, most of USCI’s investments will be in short-term Treasury Securities, cash and/or cash equivalents that support USCI’s positions in Commodity Interests. For example, the purchase of a Futures Contract with a stated or notional amount of $10 million would not require USCI to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% — 30% of the notional amount, would be required. To secure its obligations under Futures Contracts, USCI would deposit the required margin with the FCM and would separately hold its remaining assets through its Custodian in Treasury Securities, cash and/or cash equivalents. Such remaining assets may be used to meet future margin payments that USCI is required to make on its Futures Contracts. Other Commodity-Related Investments typically also involve collateral requirements that represent a small fraction of their notional amounts, so most of USCI’s assets dedicated to Other Commodity-Related Investments will also be held in Treasury Securities, cash and cash equivalents.

USCI earns income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Custodian. The Sponsor anticipates that the earned income will increase USCI’s NAV. USCI applies the earned income to the acquisition of additional investments or uses it to pay its expenses. If USCI reinvests the earned income, it makes investments that are consistent with its investment objective.

Who are the Service Providers?

BBH & Co. is the registrar and transfer agent for the units. BBH & Co. is also the Custodian for USCI. In this capacity, BBH & Co. holds USCI’s Treasury Securities, cash and/or cash equivalents pursuant to a custodial agreement. In addition, the Custodian also serves as Administrator for USCI, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of USCI.

BBH & Co.’s principal business address is 50 Milk Street, Boston, MA 02109-3661. BBH & Co. is a private bank founded in 1818, and is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. The Custodian is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160 — 181, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services. The Custodian is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

USCI also employs ALPS Distributors, Inc. as Marketing Agent. The Sponsor pays the Marketing Agent an annual fee as set forth in the table below. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Sponsor for distribution-related services in connection with the offering of units exceed ten percent (10%) of the gross proceeds of the offering.

The Marketing Agent’s principal business address is 1290 Broadway, Suite 1100, Denver, Colorado 80203. The Marketing Agent is a broker-dealer registered with FINRA and a member of the Securities Investor Protection Corporation.

USCI and the FCM, Newedge USA, LLC (“Newedge USA”) have entered into an Institutional Futures Client Account Agreement. This Agreement allows Newedge to provide services to USCI in connection with the purchase and sale of Commodity Interests that may be purchased or sold by or through Newedge for USCI’s account. USCI will pay the FCM fees.

Newedge USA is not affiliated with USCI or the Sponsor. Therefore, USCI believes that it does not have any conflicts of interest with Newedge USA or its trading principals arising from its acting as USCI’s FCM.

Currently, Newedge USA serves as USCI’s clearing broker to execute and clear its futures and equities transactions and provide other brokerage-related services. Newedge USA is an FCM and broker dealer registered with the CFTC and the SEC, and is a member of FINRA. Newedge USA is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.

Newedge USA is headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in New York, New York; Kansas City, Missouri; Cypress, Texas; Houston Texas, Rosewell, Georgia; and Montreal Canada.

Prior to January 2, 2008, Newedge USA was known as Fimat USA, LLC. On September 1, 2008, Newedge USA merged with future commission merchant and broker dealer Newedge Financial Inc. (“NFI”) — formerly known as Calyon Financial Inc. Newedge USA was the surviving entity.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the NYMEX alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades. NFI paid a $100,000 fine to NYMEX in connection with this settlement.

In February 2011, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions. Newedge USA paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter. In addition, the CFTC Order required Newedge USA to implement and maintain a program designed to prevent and detect reporting violations of the CEA and CFTC regulations.

In January 2012, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA failed to file accurate and timely reports to the CFTC and failed to report certain large trader information to the CFTC. Newedge USA paid a $700,000 civil penalty to settle this matter. In addition, the CFTC Order required Newedge USA to timely submit accurate position reports and notices, and to implement and maintain procedures to prevent and detect reporting violations of the CEA and CFTC regulations.

Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of Newedge USA, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge USA, or its principals in the past five years.

Neither Newedge USA nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus, or give any guarantee as to the performance or any other aspect of USCI.

Currently, the Sponsor employs SummerHaven as a commodity trading advisor. SummerHaven provides advisory services to the Sponsor with respect to the Commodity Index and investment decisions for USCI. Its advisory services include, but are not limited to, general consultation regarding the calculation and maintenance of the Commodity Index, anticipated changes to the Commodity Index and the nature of the Commodity Index’s current or anticipated component securities. For these services, the Sponsor, pays fees to SummerHaven as set forth in the table below.

SummerHaven’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902. SummerHaven is a commodity trading advisor and commodity pool operator registered with the NFA.

The Sponsor has also entered into a licensing agreement with SummerHaven. Under this licensing agreement, SummerHaven has sub-licensed to USCI the use of certain names and marks, including the Commodity Index, which SummerHaven licensed from SummerHaven Indexing, the owner of the Commodity Index. For this license, the Sponsor pays a fee to SummerHaven as set forth in the table below.

SummerHaven Indexing’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902.

Fees to be Paid by USCI

Fees and Compensation Arrangements with the Sponsor, Non-Affiliated Service Providers and the Trustee

Service Provider	Compensation Paid by USCI and the Sponsor
United States Commodity Funds LLC, Sponsor	0.95% of average net assets annually.*

Brown Brothers Harriman & Co., Inc., Custodian and Administrator	Minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USCI and the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, an asset-based charge of (a) 0.06% for the first $500 million of USCI and the Related Public Funds’ combined net assets, (b) 0.0465% for USCI and the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once USCI and the Related Public Funds’ combined net assets exceed $1 billion.**

ALPS Distributors, Inc., Marketing Agent	0.06% on average net assets up to $3 billion and 0.04% on average net assets in excess of $3 billion.**

Service Provider	Compensation Paid by USCI and the Sponsor
Newedge, FCM and Clearing Broker	Approximately $3.50 per buy or sell; charges may vary.*

Non-Affiliate Brokers	Approximately 0.08% of assets*

SummerHaven, Commodity Trading Advisor

Advisory Fee: A percentage of the average daily assets of USCI that is equal to the percentage fees paid to the Sponsor by USCI minus 0.14%, with that result multiplied by 0.5, minus 0.06%.**

Sublicense Fee: $15,000 annually, plus an annual fee of 0.06% of the average daily assets of USCI.**

Wilmington Trust Company, Trustee	$3,000 annually**

*	USCI pays this compensation.
**	The Sponsor pays this compensation. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Sponsor for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of USCI’s total assets, subtracting any liabilities and dividing that number by the total of outstanding units.

Other Fees

USCI also pays the fees and expenses associated with its tax accounting and reporting requirements. These fees were approximately $300,000 for the fiscal year ended December 31, 2012. In addition, USCI is responsible for paying its portion of the directors’ and officers’ liability insurance for USCI, the other Trust Series and the Related Public Funds. In addition, as of July 8, 2011, USCI became responsible for paying the fees and expenses of the independent directors who also serve as audit committee members of USCI, the other Trust Series and the Related Public Funds. USCI shares the fees and expenses on a pro rata basis with the other Trust Series and each Related Public Fund, as described above, based on the relative assets of each fund computed on a daily basis. These fees and expenses for the year ended December 31, 2012 were $540,586 for the Trust Series and the Related Public Funds. USCI’s portion of such fees and expenses was $68,533.

Form of Units

Registered Form

Units are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring units in certificated form. The Administrator keeps a record of all Unitholders and holders of the units in certificated form in the registry (“Register”). The Sponsor recognizes transfers of units in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such units are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the units. Instead, Units are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the units outstanding at any time. Unitholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect

Participants”), and (3) those who hold interests in the units through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of units. DTC Participants acting on behalf of investors holding units through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Units are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Units

The units are only transferable through the book-entry system of DTC. Unitholders who are not DTC Participants may transfer their units through DTC by instructing the DTC Participant holding their units (or by instructing the Indirect Participant or other entity through which their units are held) to transfer the units. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in units with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Unitholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, USCI and each other series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or Unitholder of any particular series (such as USCI) asserts against the series a valid claim with respect to its indebtedness or units, the creditor or Unitholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of USCI and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of units in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, USCI or the Sponsor on behalf of the Trust or USCI, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over any Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of USCI and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of USCI.

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by the Sponsor on behalf of the Trust or USCI shall give notice that the obligation is not binding upon the Unitholders individually but is binding only upon the assets and property of USCI, and no resort shall be had to the Unitholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and USCI indemnify all Unitholders against any liability that such Unitholders might incur solely based on their status as Unitholders of one or more units (other than for taxes for which such Unitholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Units

Most investors buy and sell units of USCI in secondary market transactions through brokers. Units trade on the NYSE Arca under the ticker symbol “USCI.” Units are bought and sold throughout the trading day like other publicly traded securities. When buying or selling units through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow units held on your behalf.

Marketing Agent and Authorized Purchasers

The offering of USCI’s units is a best efforts offering. USCI continuously offers Creation Baskets consisting of 50,000 units through the Marketing Agent, to Authorized Purchasers. Authorized Purchasers pay a $350 fee for each order to create one or more Creation Baskets through May 1, 2014; on and after May 2, 2014, the fee increases to $1,000. The Marketing Agent receives, for its services as marketing agent to USCI, a marketing fee of 0.06% on USCI’s assets up to the first $3 billion and 0.04% on USCI’s assets in excess of $3 billion, provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Sponsor for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of units.

The per unit price of units offered in Creation Baskets on any subsequent day will be the total NAV of USCI calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding units. An Authorized Purchaser is not required to sell any specific number or dollar amount of units.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, USCI. An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public units of any baskets it does create.

A list of Authorized Purchasers will be available from the Marketing Agent. Because new units can be created and issued on an ongoing basis, at any point during the life of USCI, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Purchaser will be a statutory underwriter with respect to the initial purchase of Creation Baskets. Any purchaser who purchases units with a view towards distribution of such units may be deemed to be a statutory underwriter. In addition, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from USCI, breaks the basket down into the constituent units and sells the units to its customers; or if it chooses to couple the creation of a supply of new units with an active selling effort involving solicitation of secondary market demand for the units. In contrast, Authorized Purchasers may engage in secondary market or other transactions in units that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to units that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with units that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor intends any broker-dealers selling units will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

What Is the Flow of Units?

Calculating NAV

USCI’s NAV is calculated by:

•	Taking the current market value of its total assets;

•	Subtracting any liabilities; and

•	Dividing that total by the total number of outstanding units.

The Administrator calculates the NAV of USCI once each NYSE Arca trading day. The NAV for a particular trading day will be released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the closing prices on the relevant Futures Exchanges of the Benchmark Component Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but calculates or determines the value of all other USCI investments using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement among BBH & Co., USCI and the Sponsor. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by USCI in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to USCI for use by investors and market professionals, the NYSE Arca will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per unit of USCI as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Commodity Index as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value unit basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day values of USCI’s investments.

The indicative fund value will be disseminated on a per unit basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the Futures Exchanges vary, with some Futures Exchanges ending their trading hours before the close of the core trading session on NYSE Arca (for example, the normal trading hours of the NYMEX are 10:00 a.m. New York time to 2:30 p.m. New York time). When USCI holds Benchmark Component Futures Contracts from Futures Exchanges with different trading hours than the NYSE Arca there will be a gap in time at the beginning and/or the end of each day during which USCI’s units are traded on the NYSE Arca, but real-time Futures Exchange trading prices for Benchmark Component Futures Contracts traded on such Futures Exchanges are not available. During such gaps in time the indicative fund value- will be calculated based on the end of day price of such Applicable Benchmark Component Futures Contracts from Futures Exchanges immediately preceding trading session. In addition, Other Related Investments and Treasuries held by USCI will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the NYSE Arca’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of USCI’s units on the NYSE Arca. Investors and market professionals will be able throughout the trading day to compare the market price of USCI and the indicative fund value. If the market price of USCI’s units diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if USCI appears to be trading at a discount compared to the indicative fund value, a market professional could buy USCI’s units on the NYSE Arca and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of USCI and the indicative fund value and thus can be beneficial to all market participants.

In addition, other Futures Contracts, Other Commodity-Related Investments and Treasuries held by USCI will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative value. The indicative fund value is based on the prior day’s NAV and moves up and down solely according to changes in the Commodity Index value as reported on Bloomberg or another reporting service.

Creation and Redemption of Units

USCI creates and redeems units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USCI or the distribution by USCI of the amount of Treasury Securities and/or cash equal to the combined NAV of the number of units included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by USCI, without the consent of any limited partner or Unitholder or Authorized Purchaser. Authorized Purchasers pay a transaction fee of $350 to USCI through May 1, 2014 for each order they place to create or redeem one or more baskets; on and after May 2, 2014, the fee increases to $1,000. Authorized Purchasers who make deposits with USCI in exchange for baskets receive no fees, commission or other form of compensation or inducement of any kind from either USCI or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or USCI to effect any sale or resale of units.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical commodity and the Commodity Interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell commodities or Commodity Interests and may profit in these instances. The Sponsor believes that the size and operation of the commodities market make it unlikely that Authorized Purchasers’ direct activities in the commodities or securities markets will significantly affect the price of commodities, Commodity Interests, or USCI’s units.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail. The Trust Agreement is attached to this prospectus. The form of Authorized Purchaser Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasury Securities, cash or a combination of Treasury Securities and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a purchase order, an Authorized Purchaser agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of the Fund, and (2) if required by the Sponsor in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Purchaser fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by the Sponsor, in its sole discretion, to meet USCI’s investment objective and shall be purchased as a result of the Authorized Purchaser’s purchase of units.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasury Securities and/or cash that is in the same proportion to the total assets of USCI (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of units to be created under the purchase order is in proportion to the total number of units outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to USCI’s account with the Custodian the required amount of Treasury Securities and/or cash by noon New York time on the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the third business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of USCI shall be borne by solely by the Authorized Purchaser.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. USCI’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any purchase order or Creation Basket Deposit if the Sponsor determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;

•	it would not be in the best interest of the Unitholders;

•	due to position limits or otherwise, investment alternatives that will enable USCI to meet its investment objective are not available to USCI at that time;

•	The acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to USCI or its Unitholders;

•	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process creations of baskets.

None of the Sponsor, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Unitholder to redeem any units in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser.

By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to USCI not later than noon New York time on the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order.

The manner by which redemptions are made is dictated by the terms of the Authorized Purchaser Agreement. By placing a redemption order, an Authorized Purchaser agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian no later than 3:00 p.m. New York time on the third business day following the effective date of the redemption order (“Redemption Order Date”), and (2) if required by the Sponsor in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other over-the-counter transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Purchaser fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by the Sponsor, in its sole discretion, to meet USCI’s investment objective and shall be sold as a result of the Authorized Purchaser’s sale of units.

Determination of Redemption Distribution

The redemption distribution from USCI will consist of a transfer to the redeeming Authorized Purchaser of an amount of Treasury Securities and/or cash that is in the same proportion to the total assets of USCI (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of units to be redeemed under the redemption order is in proportion to the total number of units outstanding on the date the order is received. The Sponsor, directly or in consultation with the Administrator, determines the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from USCI will be delivered to the Authorized Purchaser on the third business day following the redemption order date if, by 3:00 p.m., New York time on such third business day, USCI’s DTC account has been credited with the baskets to be redeemed. If USCI’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if USCI receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to USCI’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to USCI’s DTC account by 3:00 p.m., New York time on the third business day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the Futures Exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasury Securities is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Unitholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of USCI’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating USCI’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the units to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of units being redeemed would reduce the remaining outstanding units to 100,000 units ( i.e., two baskets) or less.

Creation and Redemption Transaction Fee

To compensate USCI for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to USCI of $350 per order through May 1, 2014 to create or redeem baskets, regardless of the number of baskets in such order; on and after May 2, 2014, the fee increases to $1,000. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and USCI if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, USCI will create and redeem units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USCI or the distribution by USCI of the amount of Treasury Securities and/or cash equal to the aggregate NAV of the number of units included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public units of any baskets it does create. Authorized Purchasers that do offer to the public units from the baskets they create will do so at per-Unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of USCI at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the units at the time of the offer of the units to the public, the supply of and demand for units at the time of sale, and the liquidity of the Futures Contract market and the market for Other Commodity-Related Investments. The prices of units offered by Authorized Purchasers are expected to fall between USCI’s NAV and the trading price of the units on the NYSE Arca at the time of sale. Units initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Units are expected to trade in the secondary market on the NYSE Arca. Units may trade in the secondary market at prices that are lower or higher relative to their NAV per Unit. The amount of the discount or premium in the trading price relative to the NAV per unit may be influenced by various factors, including the number of investors who seek to purchase or sell units in the secondary market and the liquidity of the Futures Contract market and the market for Other Commodity-Related Investments. While the units trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Futures Contracts and Other Commodity-Related Investments may be reduced after the close of the Futures Exchanges upon which the Benchmark Component Futures Contracts are traded. As a result, during this time, trading spreads, and the resulting premium or discount, on the units may widen.

Use of Proceeds

The Sponsor will cause USCI to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. The Sponsor will invest USCI’s assets in Futures Contracts and Other Commodity-Related Investments, Treasury Securities, cash and cash equivalents. When USCI purchases Futures Contracts and certain Other Commodity-Related Investments that are exchange-traded, USCI will be required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Commodity Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in over-the-counter Commodity Interests will generally impose similar collateral requirements on USCI. The Sponsor will invest USCI’s assets that remain after margin and collateral is posted in short-term Treasury Securities, cash and/or cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with FCMs or other custodians;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

In general, USCI expects that it will be required to post between 5% to 30% of the notional amount of a Commodity Interest as initial margin when entering into such Commodity Interests ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Commodity Interests based on changes in the value of the Commodity Interests. Furthermore, ongoing collateral requirements with respect to over-the-counter Commodity Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Commodity Interest, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and over-the-counter Commodity Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of USCI’s assets will be posted as margin or collateral at any given time. The Treasury Securities, cash and cash equivalents held by USCI will constitute reserves that will be available to meet ongoing margin and collateral requirements. All income will be used for USCI’s benefit.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to USCI to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

USCI’s assets posted as margin for Futures Contracts will be held in segregation pursuant to the CEA and CFTC regulations. Collateral posted in connection with over-the-counter contracts held with USCI’s FCM will be similarly segregated and if held with other counterparties will be segregated pursuant to contract between USCI and its counterparties.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain ownership information with respect to the units of USCI, held by (i) those persons who directly or indirectly own, control or hold with the power to vote, 5% or more of the outstanding units of USCI, or those individuals that serve as executive officers of the Funds, directors of the Sponsor or principals of SummerHaven. As of the date of this prospectus, USCI is not aware of any 5% holder of its units.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated by footnote, the address for each executive officer of the Funds is United States Commodity Index Funds Trust, 1999 Harrison Street, Suite 1530, Oakland, California 94612.

Except as noted below, no executive officer of the Funds, directors of the Sponsor or principals of SummerHaven beneficially own any units of the Funds.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class as of December 31, 2012
John Hyland c/o United States Commodity Funds LLC 1999 Harrison Street, Suite 1530, Oakland, California 94612	600	*	.00007186%

*	The units are held through Mr. Hyland’s 401(k) account with the Sponsor.

Interests of Named Experts and Counsel

The Sponsor has employed Reed Smith LLP to prepare this prospectus. Neither the law firm nor any other expert hired by USCI to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodian, Trustee, Administrator or other service providers to USCI.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

Those conditions require that no indemnification of the Sponsor or any underwriter for USCI may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnities must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust and USCI keep their books of record and account at the office of the Sponsor located at 1999 Harrison Street, Suite 1530, Oakland, California 94612, or at the offices of the Administrator located at 40 Water Street, Boston, Massachusetts, 02109, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of USCI are open to inspection by any Unitholder (or any duly constituted designee of a Unitholder) at all times during the usual business hours of USCI upon reasonable advance notice to the Sponsor to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Unitholder at all times during its usual business hours upon reasonable advance notice.

Analysis of Critical Accounting Policies

USCI’s critical accounting policies are set forth in the financial statements that are incorporated by reference in this prospectus prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: (i) USCI trades are accounted for on a trade-date basis and marked to market on a daily basis; (ii) the difference between the cost and market value of Commodity Interests is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; and (iii) earned interest income, as well as the fees and expenses of USCI, are recorded on an accrual basis. The Sponsor believes that all relevant accounting assumptions and policies have been considered.

Statements, Filings, and Reports to Unitholders

The Trust will publish on its website monthly reports and will deliver to Unitholders based on its tax records annual (as of the end of each fiscal year) reports for USCI as are required to be provided to Unitholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding USCI, including USCI’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to the Unitholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for USCI with the SEC, which need not be sent to Unitholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on USCI’s website www.unitedstatescommodityindexfund.com.

The Sponsor is responsible for the registration and qualification of the units under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select. The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of USCI’s financial statements will be furnished by the Trust to Unitholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for USCI, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

The Administrator, 50 Milk Street, Boston, MA 02109-3661, as representative of the Trust and USCI, will provide tax information in accordance with applicable U.S. Treasury Regulations relating to information reporting with respect to widely held fixed investment trusts. Persons treated as middlemen for purposes of these regulations may obtain tax information regarding USCI from the Administrator or from USCI’s website, www.unitedstatescommodityindexfund.com.

Fiscal Year

The fiscal year of USCI is the calendar year. The Sponsor may select an alternate fiscal year at a later date.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, USCI, DTC (as registered owner of USCI’s global certificate for units) and the Unitholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, USCI and DTC and, by accepting units, each DTC Participant and each Unitholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or USCI.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or USCI, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Reed Smith LLP has been retained to advise the Trust and the Sponsor with respect to the units being offered hereby and will pass upon the validity of the units being issued hereunder. Reed Smith LLP will provide the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the financial statements of the Trust and USCI at December 31, 2012, 2011 and 2010 that appear as the annual report on Form 10-K that is incorporated by reference. The Financial Statements in the Form 10-K were included herein in reliance upon the report of March 13, 2013, given on its authority of such firm as experts in accounting and auditing.

Privacy Policy

USCI and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in units of USCI.

USCI and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, USCI and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

USCI and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom USCI and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of USCI and the Sponsor’s current Privacy Policy is provided to investors annually and is also available upon request.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of units of USCI, and the U.S. federal income tax treatment of USCI, as of the date hereof. In general, this discussion is applicable to a Unitholder who holds its units as a capital asset. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in units. For example, we have not described tax consequences that may be relevant to certain types of Unitholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding units as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of units whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor has received the opinion of Reed Smith LLP, counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material U.S. federal income tax consequences to USCI and to U.S. Unitholders and Non-U.S. Unitholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Reed Smith LLP has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and the Sponsor. This opinion is not binding on the Internal Revenue Service (“IRS”). No ruling has been requested from the IRS with respect to any matter affecting USCI or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Unitholder” means a Unitholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Unitholder” is a holder that is not a U.S. Unitholder. If a partnership holds our units, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN UNITS, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and USCI

The Trust is organized and operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and USCI’s status as a series of that trust, due to the nature of its activities, USCI will be treated as a partnership rather than a trust for United States federal income tax purposes. In addition, the trading of units on the NYSE Arca will cause USCI to be classified as a “publicly traded partnership” for federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as USCI) that is not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. In connection with the opinion provided by Reed Smith LLP, the Trust and the Sponsor have represented, among other things, the following to Reed Smith LLP:

•

At least 90% of USCI’s gross income for each taxable year will be derived from (i) income and gains from commodities (not held as inventory) or futures, forwards, options, OTC swap transactions, cleared swaps and other notional principal contracts with respect to commodities, and (ii) interest income;

•	USCI is organized and will be operated in accordance with its governing documents and applicable law; and

•	USCI has not elected, and USCI will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Reed Smith LLP is of the opinion that USCI will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. USCI’s taxation as a partnership rather than a corporation will require the Sponsor to conduct USCI’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that USCI’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Reed Smith LLP will not review USCI’s ongoing compliance with these requirements and will have no obligation to advise the Trust, USCI or USCI’s Unitholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If USCI failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case USCI could be required to pay over amounts determined by the IRS), USCI would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, Unitholders of USCI would not report their share of USCI’s income or loss on their returns. In addition, any distributions to Unitholders would be treated as ordinary dividends to the extent of USCI’s current and accumulated earnings and profits. To the extent a distribution exceeded USCI’s earnings and profits, it would be treated as a return of capital up to the amount of a Unitholder’s basis in its units and thereafter as gain from the sale of units. Accordingly, if USCI were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in USCI and on the value of the units.

The remainder of this summary assumes that USCI is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Unitholders

Tax Consequences of Ownership of Units

Taxation of USCI’s Income. No U.S. federal income tax is paid by USCI on its income. Instead, USCI files annual partnership returns, and each U.S. Unitholder is required to report on its U.S. federal income tax return its allocable share of USCI’s income, gain, loss, deduction and credit reported on USCI’s partnership return. These items must be reported without regard to the amount (if any) of cash or property the Unitholder receives as a distribution from USCI during the taxable year. As a result, if, for example, USCI recognizes ordinary income in the form of interest on Treasury Securities and other investments, and net capital gain from Futures Contracts and Other Commodity-Related Investments for a taxable year, Unitholders must report their share of these items regardless of whether USCI makes any distributions to Unitholders. Consequently, a Unitholder may be taxed on income or gain recognized by USCI but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Unitholder that is allocated income or gain from a Fund will be required to pay taxes on its allocable share of such income or gain from sources other than USCI distributions.

Monthly Conventions for Allocations of USCI’s Profit and Loss and Capital Account Restatement. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below, concerning certain conventions to be used by USCI, allocations of USCI income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a Unitholder’s interest in USCI.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. USCI intends to allocate tax items using an interim closing of the books method under which income, gain, loss, deductions and credits will be determined on a monthly basis, taking into account USCI’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of units in proportion to the number of units owned by them as of the close of business on the last trading day of the previous month (the “monthly allocation convention”).

Under the monthly allocation convention, if an investor who held a unit as of the close of business on the last trading day of the previous month disposes of a unit during the current month, such investor will be treated for purposes of making allocations as if it owned the unit throughout the current month. For example, an investor who buys a unit on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that unit for April will be allocated to the person who is the actual or deemed holder of the unit as of the close of business on the last trading day of March. Under the monthly convention, an investor who purchases and sells a unit during the same month, and therefore does not hold (and is not deemed to hold) the unit at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that unit for any period. Accordingly, investors may receive no allocations with respect to units that they actually held, or may receive allocations with respect to units attributable to periods that they did not actually hold the units. Investors who hold a unit on the last trading day of the first month of USCI’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the unit.

By investing in units, a U.S. Unitholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Unitholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, USCI generally will credit or debit the “book” capital accounts of its existing Unitholders with any unrealized gain or loss, on USCI’s assets. For this purpose, unrealized gain or loss will be computed based on the lowest fair market value of USCI’s assets during the month in which units are issued or redeemed, which may be different than the value of the assets at the time of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the tax basis and fair market value of assets of USCI at the time new units are issued or outstanding units are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Unitholders any unrealized appreciation or depreciation in USCI’s assets existing at the time of a contribution or redemption for book and tax purposes.

The Sponsor believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with Unitholders’ interests in USCI for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with a semi-monthly method permitted under recently proposed Treasury Regulations, as well as the legislative history for the provisions that requires allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge USCI’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a Unitholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. The Sponsor is authorized to revise our allocation method to conform to the requirements of future Treasury Regulations.

The conventions used by USCI in making tax allocations may cause a Unitholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by USCI during the period it held its units. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the units are sold, but could be permanent. For example, a Unitholder could be allocated income accruing before it purchased its units, resulting in an increase in the basis of the units (see “Tax Basis of Units”, below). On a subsequent disposition of the units, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election. USCI intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of units occurs, USCI adjusts the purchaser’s proportionate share of the tax basis of its assets to fair market value, as reflected in the price paid for the units, as if the purchaser had directly acquired an interest in USCI’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for units and the tax bases of USCI’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of units may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, USCI will use certain simplifying conventions and assumptions. In particular, USCI will obtain information regarding secondary market transactions in its units and use this information to make adjustments to Unitholders’ basis in USCI’s assets. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Unitholders.

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of USCI’s Futures Contracts and some of its Other Commodity-Related Interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of USCI’s section 1256 contracts will be subject to 60 – 40 treatment and allocated to Unitholders in accordance with the monthly allocation convention.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Unitholders by USCI, including but not limited to those described below.

A Unitholder’s deduction of its allocable share of any loss of USCI is limited to the lesser of (1) the tax basis in its units or (2) in the case of a Unitholder that is an individual or a closely held corporation, the amount which the Unitholder is considered to have “at risk” with respect to USCI’s activities. In general, the amount at risk will be a Unitholder’s invested capital. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which USCI generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that USCI pays to the Sponsor and other expenses of USCI constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Unitholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Unitholder will generally include any interest accrued by USCI and any interest paid or accrued on direct borrowings by a Unitholder to purchase or carry its units, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that USCI allocates losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your units. As one example, you could be allocated and required to pay tax on your share of interest income accrued by USCI for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your units. Unitholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of USCI’s losses and expenses.

Tax Basis of Units

A Unitholder’s tax basis in its units is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its units, (2) the amount of non-taxable distributions that it may receive from USCI, and (3) its ability to utilize its distributive share of any losses of USCI on its tax return. A Unitholder’s initial tax basis of its units will equal its cost for the units plus its share of USCI’s liabilities (if any) at the time of purchase. In general, a Unitholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of USCI as to which the Unitholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of USCI that are not partner nonrecourse liabilities as to any Unitholder.

A Unitholder’s tax basis in its units generally will be (1) increased by (a) its allocable share of USCI’s taxable income and gain and (b) any additional contributions by the Unitholder to USCI and (2) decreased (but not below zero) by (a) its allocable share of USCI’s tax deductions and losses and (b) any distributions by

USCI to the Unitholder. For this purpose, an increase in a Unitholder’s share of USCI’s liabilities will be treated as a contribution of cash by the Unitholder to USCI and a decrease in that share will be treated as a distribution of cash by USCI to the Unitholder. Pursuant to certain IRS rulings, a Unitholder will be required to maintain a single, “unified” basis in all units that it owns. As a result, when a Unitholder that acquired its units at different prices sells less than all of its units, such Unitholder will not be entitled to specify particular units (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its units to the units sold.

Treatment of USCI Distributions. If USCI makes non-liquidating distributions to Unitholders, such distributions generally will not be taxable to the Unitholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain adjustments) of marketable securities distributed exceeds the Unitholder’s adjusted basis of its interest in USCI immediately before the distribution. Any cash distributions in excess of a Unitholder’s tax basis generally will be treated as gain from the sale or exchange of units.

Constructive Termination of the Partnership. USCI will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its units within a 12-month period. A termination would result in the closing of USCI’s taxable year for all Unitholders. In the case of a Unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of USCI’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Units

If a Unitholder sells its units, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the units sold. A Unitholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any USCI debt outstanding.

Gain or loss recognized by a Unitholder on the sale or exchange of units held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow Unitholders to identify and use the actual holding periods for the units sold for purposes of determining whether the gain or loss recognized on a sale of units will give rise to long-term or short-term capital gain or loss. It is expected that most Unitholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for units sold. If a Unitholder fails to make the election or is not able to identify the holding periods of the units sold, the Unitholder may have a split holding period in the units sold. Under such circumstances, a Unitholder will be required to determine its holding period in the units sold by first determining the portion of its entire interest in USCI that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Unitholder would then treat each unit sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in USCI.

Under Section 751 of the Code, a portion of a Unitholder’s gain or loss from the sale of units (regardless of the holding period for such units), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by USCI. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by USCI.

If some or all of a Unitholder’s units are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Unitholder may be considered as having made a taxable disposition of the loaned units, in which case —

•	the Unitholder may recognize taxable gain or loss to the same extent as if it had sold the units for cash;

•	any of USCI’s income, gain, loss or deduction allocable to those units during the period of the loan will not be reportable by the Unitholder for tax purposes; and

•	any distributions the Unitholder receives with respect to the units under the loan agreements will be fully taxable to the Unitholder, most likely as ordinary income.

Unitholders desiring to avoid these and other possible consequences of a deemed disposition of their units should consider modifying any applicable brokerage account agreements to prohibit the lending of their units.

Other Tax Matters

Information Reporting. The Trust will report tax information to the beneficial owners of units and the IRS. Unitholders of USCI are treated as partners for federal income tax purposes. Accordingly, USCI will furnish its Unitholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Unitholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat as a Unitholder any person whose units are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the units.

Persons who hold an interest in USCI as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of units acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Code for failure to report such information to USCI. The nominee is required to supply the beneficial owner of the units with the information furnished to USCI.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by USCI. Adjustments resulting from any such audit may require each Unitholder to adjust a prior year’s tax liability and could result in an audit of the Unitholder’s own return. Any audit of a Unitholder’s return could result in adjustments of non-partnership items as well as USCI items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the Unitholders. The Code provides for one Unitholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints the Sponsor as the tax matters partner of USCI.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of certain “reportable transactions” through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Unitholders (1) if a Unitholder incurs a loss in excess of a specified threshold from a sale or redemption of its units, or (2) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the units, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax On Investment Income. For taxable years beginning after December 31, 2012, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If USCI were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Unitholder of USCI, then in computing its UBTI, the Unitholder must include its share of (1) USCI’s gross income from the unrelated trade or business, whether or not distributed, and (2) USCI’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. USCI currently does not anticipate that it will borrow money to acquire investments; however, USCI cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization Unitholder that incurs acquisition indebtedness to purchase its units in USCI may have UBTI.

The federal tax rate applicable to an exempt organization Unitholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Unitholder’s form of organization. USCI may report to each such Unitholder information as to the portion, if any, of the Unitholder’s income and gains from USCI for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that USCI’s calculation of UBTI will be accepted by the IRS. An exempt organization Unitholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as USCI is a qualified publicly traded partnership is made on an annual basis. USCI expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Unitholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 39.6% for individual Unitholders and a rate of 35% for corporate Unitholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, USCI believes that the activities directly conducted by USCI do not result in USCI being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that USCI’s activities constitute a U.S. trade or business.

In the event that USCI’s activities were considered to constitute a U.S. trade or business, USCI would be required to withhold at the highest rate specified in Code section 1 (currently 39.6%) on allocations of our income to individual Non-U.S. Unitholders and the highest rate specified in Code section 11(b) (currently 35%) on allocations of our income to corporate Non-U.S. Unitholders, when such income is allocated or distributed. A Non-U.S. Unitholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Unitholder with the mechanism to seek a refund of any withholding in excess of such Unitholder’s actual U.S. federal income tax liability. Any amount withheld by USCI will be treated as a distribution to the Non-U.S. Unitholder.

If USCI is not treated as engaged in a U.S. trade or business, a Non-U.S. Unitholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from USCI or its allocable share of USCI’s income. Amounts withheld on behalf of a Non-U.S. Unitholder will be treated as being distributed to such Unitholder.

To the extent any interest income allocated to a Non-U.S. Unitholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Unitholder nor a subsequent distribution of such interest income to the non-U.S. Unitholder will be subject to withholding, provided that the Non-U.S. Unitholder is not otherwise engaged in a trade or business in the U.S. and provides USCI with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of USCI’s interest income will qualify as “portfolio interest.” In order for USCI to avoid withholding on any interest income allocable to Non-U.S. Unitholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Unitholders to provide USCI with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Units. Gain from the sale or exchange of units may be taxable to a Non-U.S. Unitholder if the Non-U.S. Unitholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Unitholders. In addition to the taxes noted above, any Non-U.S. Unitholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Unitholder is a “qualified resident.”

Prospective Non-U.S. Unitholders should consult their own tax advisor with regard to these and other tax issues unique to Non-U.S. Unitholders.

Backup Withholding

USCI may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all payments to: (1) any Unitholder who fails to furnish USCI with his, her or its correct taxpayer identification number or a certificate that the Unitholder is exempt from backup withholding, and (2) any Unitholder with respect to whom the IRS notifies USCI that the Unitholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Foreign Account Tax Compliance Act Provisions

Recently enacted legislation that becomes effective after 2012 generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report, with respect to accounts held by United States persons (or held by foreign entities that have United States persons as substantial owners), certain information. The IRS and the Treasury Department have issued final regulations pursuant to which the full implementation of these rules will be phased in over the next several years, including the obligation to withhold. The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, payments to foreign entities that are not financial institutions will be subject to withholding tax unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on their status and the status of the intermediaries through which they hold their units, Non-U.S. Unitholders could be subject to this 30% withholding tax with respect to distributions on their units and proceeds from the sale of their units.

Other Tax Considerations

In addition to federal income taxes, Unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which USCI does business or owns property or where the Unitholders reside. Although an analysis of those various taxes is not presented here, each prospective Unitholder should consider their potential impact on its investment in USCI. It is each Unitholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Reed Smith LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in USCI. Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in USCI and the manner in which units should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in USCI, including the role that an investment in USCI would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in USCI, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in USCI complies with the terms of the plan.

USCI and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the units of USCI. The Sponsor believes that the units of USCI therefore constitute publicly-offered securities, and the underlying assets of USCI should not be considered to constitute plan assets of any plan that purchases units.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, units may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in units is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in units constitutes an arrangement under which USCI is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the units, (3) the investing plan, by itself, has the authority or influence to cause USCI to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause USCI to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from USCI and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in USCI (and any continued investment in USCI), or the operation and administration of USCI, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in USCI is not to be construed as a representation by the Trust, USCI, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in USCI in light of the circumstances of the particular plan, current tax law and ERISA.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the units. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, USCI or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the units in any jurisdiction where the offer or sale of the units is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, USCI’s operations, the Sponsor’s plans and references to USCI’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in USCI?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, USCI’s operations or the value of its units.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of USCI a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, USCI or the units, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, USCI and the units can also be obtained from USCI’s website, which is www.unitedstatescommodityindexfund.com. USCI’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for USCI pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities

Exchange Act of 1934 after the date of this Registration Statement on Form S-3 and prior to effectiveness of the registration statement, and after the date of this prospectus but prior to completion of our offering.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 13, 2013; and

•	our Current Reports on Form 8-K filed with the SEC on January 29, 2013, February 27, 2013, March 25, 2013, March 27, 2013 and March 28, 2013.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of these filings at no cost, upon written or oral request at the following address or telephone number:

United States Commodity Index Fund

Attention: Nicholas D. Gerber

1999 Harrison Street, Suite 1530

Oakland, California 94612

(510) 522-9600

Our internet website is www.unitedstatescommodityindexfund.com. We make our electronic filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

USCI uses the following sales material it has prepared:

•	USCI’s website, www.unitedstatescommodityindexfund.com; and

•	Fact Sheet found on USCI’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part and have been submitted to the staff of the SEC for their review pursuant to Industry Guide 5.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for USCI UNITED STATES COMMODITY INDEX FUND (No. 4005166) for “fund investment services” in International Class 36 and for USCI UNITED STATES COMMODITY INDEX FUND (and Design) (No. 4005167) for “fund investment services” in International Class 36 in use since August 10, 2010 and granted registration on August 2, 2011 and USCI (and Design) S.N. 85629618 in use since July 10, 2012. USCI relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCI continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. The Sponsor has been granted a patent (U.S. Patent No. 7,739,186) and is pursuing a patent application for systems and methods for an exchange-traded fund (“ETF”) that tracks the price of one or more commodities. The Sponsor has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933.

Administrator: Brown Brothers Harriman & Co., Inc.

Agriculture Index: The SummerHaven Dynamic Agriculture Index owned and maintained by SummerHaven Index Management, LLC.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to USCI.

Benchmark Component Futures Contracts: The fourteen Futures Contracts that at any given time make up the Commodity Index.

Business Day: Any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed for regular trading.

CBOT: Chicago Board of Trade.

CEA: Commodity Exchange Act.

CFMA: Commodity Futures Modernization Act of 2000.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities or some other benchmark, that is submitted to a central clearinghouse after it is either traded over-the-counter or on an exchange or other trading platform.

CME: Chicago Mercantile Exchange.

Code: Internal Revenue Code.

COMEX: Commodity Exchange, Inc.

Commodity Index: The SummerHaven Dynamic Commodity Index owned and maintained by SummerHaven Index Management, LLC.

Commodity Interests: Futures Contracts and Other Commodity-Related Investments.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Copper Index: The SummerHaven Copper Index owned and maintained by SummerHaven Index Management, LLC.

CPER: United States Copper Index Fund.

Creation Basket: A block of 50,000 units used by USCI to issue units.

Custodian: Brown Brothers Harriman & Co., Inc.

Dodd-Frank Act: “The Dodd-Frank Wall Street Reform and Consumer Protection Act” that was signed into law on July 21, 2010.

DTC: The Depository Trust Company. DTC will act as the securities depository for the units.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Contracts: Futures contracts for commodities that are traded on the New York Mercantile Exchange, ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, London Metal Exchange, Commodity Exchange, Inc. or on other foreign exchanges.

General Partner: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, and which is the general partner of each of the Related Public Funds.

HARD: US Golden Currency Fund

ICE Futures: ICE Futures.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

LME: London Metal Exchange.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

Metals Index: The SummerHaven Dynamic Metals Index owned and maintained by SummerHaven Index Management, LLC.

NAV: Net Asset Value of a Fund.

NFA: National Futures Association.

NYMEX: New York Mercantile Exchange.

1933 Act: The Securities Act of 1933.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Commodity-Related Investments: Other commodity-related investments such as cash-settled options on Futures Contracts, forward contracts relating to commodities, cleared swap contracts and over-the-counter transactions that are based on the price of commodities, Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative, OTC Derivative, Over-the-Counter Contract, OTC Contract, Over-the-Counter Transaction or OTC Transaction: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Prudential Regulators: the CFTC, the SEC and the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Farm Credit Administration and the Federal Housing Finance Agency, collectively.

Rebalancing Period: The last four business days of each month.

Redemption Basket: A block of 50,00000 units used by USCI to redeem units.

Related Public Funds: USOF, US12OF, UGA, USDHO, USNG, US12NG, USBO, USCI, USAG, USMI, and CPER.

SDCI: SummerHaven Dynamic Commodity Index.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Selection Date: The fifth business day prior to the first business day of the next calendar month.

Sponsor: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of USCI and the other Funds.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

SummerHaven: SummerHaven Investment Management, LLC.

SummerHaven Indexing: SummerHaven Index Management, LLC.

Swap Contract: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of USCI will not track the Commodity Index.

Trading Advisor: SummerHaven Investment Management, LLC.

Treasury Securities: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: United States Commodity Index Funds Trust.

Trust Agreement: The Third Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of March 22, 2013.

UAC: United States Asian Commodities Basket Fund.

UGA: United States Gasoline Fund, LP.

UNGD: United States Natural Gas Double Inverse Fund

Unitholders: Holders of units.

Units: Common units representing fractional undivided beneficial interests in USCI.

US12NG: United States 12 Month Natural Gas Fund, LP.

US12OF: United States 12 Month Oil Fund, LP.

USAG: United States Agriculture Index Fund.

USBO: United States Brent Oil Fund, LP.

USCI: United States Commodity Index Fund.

USDHO: United States Diesel-Heating Oil Fund, LP.

USGO: United States Gasoil Fund.

USMI : United States Metals Index Fund.

USNG: United States Natural Gas Fund, LP.

USOF: United States Oil Fund, LP.

USSF: United States Sugar Fund

USSO: United States Short Oil Fund, LP.

Valuation Day: Any day as of which USCI calculates its NAV.

You: The owner of units.

APPENDIX B

UNITED STATES COMMODITY INDEX FUNDS TRUST

THIRD AMENDED AND RESTATED DECLARATION OF TRUST

AND TRUST AGREEMENT

This THIRD AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of UNITED STATES COMMODITY INDEX FUNDS TRUST (the “Trust”) is made and entered into as of March 22, 2013, by and between United States Commodity Funds LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee.

WHEREAS, the Sponsor formed the Trust on December 21, 2009, as a statutory trust organized in series, pursuant to the Delaware Statutory Trust Act;

WHEREAS, the Sponsor and the Trustee are parties to the Declaration of Trust and Trust Agreement of the Trust dated December 21, 2009, as amended and restated by that certain Amended and Restated Declaration of Trust and Trust Agreement dated April 1, 2010 and the Second Amended and Restated Declaration of Trust and Trust Agreement dated November 10, 2010 (the “Initial Trust Agreement”);

WHEREAS, the Sponsor and the Trustee desire to amend and restate the Initial Trust Agreement to provide for additional terms and conditions upon which the Trust shall be administered, as hereinafter provided.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Adjusted Property” means any property the book value of which has been adjusted as provided by Section 7.1(d).

“Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Sponsor.

“Affiliate” means, when used with reference to a specified Person, (i) any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity.

“Authorized Purchaser” means a Person that is a DTC Participant (as defined in Section 4.6(c)) and has entered into an Authorized Purchaser Agreement that, at the relevant time, is in full force and effect.

“Authorized Purchaser Agreement” means an agreement between the Sponsor, the Trust and an Authorized Purchaser, as the same may be amended or supplemented from time to time in accordance with its terms.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Book-Tax Disparity” means, with respect to any property held by a Fund, as of any date of determination, the difference between the book value of such property (as initially determined under Section 7.6 in the case of contributed property, and as adjusted from time to time in accordance with Section 7.1(d)) and the adjusted basis thereof for United States federal income tax purposes, as of such date of determination.

“Business Day” means any day other than a day on which either the Exchange or the applicable Fund’s Futures Exchange is closed for regular trading.

“Capital Account” shall have the meaning assigned to such term in Section 7.1(a).

“Capital Contribution” means, with respect to any unitholder of a Fund, the amount of money and the fair market value of any property (other than money) contributed to the Fund by such unitholder.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means that certain Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on December 21, 2009, as may be amended from time to time, pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the United States Commodity Futures Trading Commission and any successor thereto.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commodity” means a traded physical commodity.

“Commodity Contract” means a contract for the purchase or sale of a Commodity or any other contract whose value is determined by reference to the value of a Commodity, one or more Commodities, including a Commodity-based forward contract, futures contract, swap, option or other over the counter transaction.

“Covered Person” means the Trustee, the Sponsor and their respective Affiliates.

“Creation Basket” means a basket of 50,000 units of a Fund, or such greater or lesser number of units as the Sponsor may determine from time to time for each Fund.

“Creation Basket Deposit” of a Fund means the Deposit made by an Authorized Purchaser in connection with a Purchase Order and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order by (ii) the Net Asset Value Per Basket of such Fund calculated on the Purchase Order Date.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §3801 et seq., as the same may be amended from time to time.

“Deliver,” “Delivered” or “Delivery” means, when used with respect to units, either (A) one or more book-entry transfers of such units to an account or accounts at the Depository designated by the Person entitled to such delivery for further credit as specified by such Person or (B) if the Depository ceases to make its book-entry settlement system available for the units, execution and delivery at the Trust’s principal office of one or more certificates evidencing those units.

“Deposit” means the amount of cash or other property contributed or agreed to be contributed to the Trust by any Authorized Purchaser or by the Sponsor, as applicable, in accordance with Article IV hereof.

“Depository” or “DTC” means The Depository Trust Company, New York, New York, or such other depository of units as may be selected by the Sponsor as specified herein.

“Depository Agreement” means the Letter of Representations relating to each Fund from the Sponsor to the Depository in connection with the initial issuance of units of such Fund, as the same may be amended or supplemented from time to time.

“Distributor” means ALPS Distributors, Inc. or any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Sponsor.

“DTC Participants” shall have the meaning assigned to such term in Section 4.6(c).

“Event of Withdrawal” means the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter), or the provision of written notice by the Sponsor of its withdrawal as Sponsor in accordance with Section 5.12(a) of this Trust Agreement.

“Exchange” means NYSE Arca, Inc. or, if the units of any Fund shall cease to be listed on such exchange and are listed on one or more other exchanges, the exchange on which the units of such Fund are principally traded, as determined by the Sponsor.

“Fiscal Year” shall have the meaning assigned to such term in Article XI hereof.

“Fund” means a Fund established and designated as a series of the Trust as provided in Section 4.2(a).

“Futures Exchange” means the contract market or derivatives transaction execution facility on which futures contracts or other investments relating to any underlying Commodities that comprise a Fund’s principal investment focus are principally traded, including but not limited to the New York Mercantile Exchange, ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, London Metal Exchange, Commodity Exchange, Inc. or on other foreign exchanges.

“Global Certificates” means the global certificate or certificates for each Fund issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit A.

“Indirect Participants” shall have the meaning assigned to such term in Section 4.6 (c).

“Initial Contribution” shall have the meaning assigned to such term in Section 7.1(a).

“Initial Trust Agreement” means the Declaration of Trust and Trust Agreement of the Trust dated December 21, 2009, as amended and restated by that certain Amended and Restated Declaration of Trust and Trust Agreement dated April 1, 2010; and the Second Amended and Restated Declaration of Trust and Trust Agreement dated November 10, 2010.

“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service or any successor thereto.

“Liquidating Trustee” shall have the meaning assigned thereto in Section 14.2.

“Management Fee” means the management fee paid to the Sponsor pursuant to this Agreement.

“Net Asset Value” at any time means the total assets in the Trust Estate of a Fund as reasonably determined by the Sponsor or its designee including, but not limited to, all cash and cash equivalents, other debt securities or other property, less total expenses and liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. The amount of any distribution made pursuant to Article VII hereof shall be a liability of such Fund from the day when the distribution is declared until it is paid.

“Net Asset Value per Basket” means the product obtained by multiplying the Net Asset Value per Unit of a Fund by the number of units comprising a Basket at such time.

“Net Asset Value per Unit” means the Net Asset Value of a Fund divided by the number of units of a Fund outstanding on the date of calculation.

“NFA” means the National Futures Association.

“Order Cut-Off Time” means such time as disclosed in the Prospectus by which orders for creation or redemption of Baskets must be placed.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 5.8(a) (ii).

“Percentage Interest” means, as to each unitholder, the portion (expressed as a percentage) of the total outstanding units held by such unitholder.

“Person” means any natural person, or any partnership, limited liability company, trust, estate, corporation, association or other legal entity, in its own or any representative capacity.

“Prospectus” means the final prospectus and disclosure document of the Trust and any Fund, constituting a part of the Registration Statement for such Fund filed with the SEC and declared effective thereby, as such prospectus may at any time and from time to time be supplemented.

“Purchase Order” shall have the meaning assigned thereto in Section 4.5(a)(i).

“Purchase Order Date” shall have the meaning assigned thereto in Section 4.5(a)(i).

“Reconstituted Trust” shall have the meaning assigned thereto in Section 14.1(a).

“Redemption Basket” means the minimum number of units of a Fund that may be redeemed pursuant to Section 8.1, which shall be the number of units of such Fund constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash or the combination of United States Treasury securities, cash and/or cash equivalents or other securities or property to be delivered in satisfaction of redemption of a Redemption Basket as specified in Section 8.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 8.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 8.1(b).

“Redemption Settlement Time” shall have the meaning assigned thereto in Section 8.1(d).

“Registration Statement” means a registration statement filed with the SEC under the Securities Act of 1933, the Securities Exchange Act of 1934 or any rules or regulations thereunder, on Form S-1 or any successor form or any other SEC registration statement form that the Trust may be permitted to use, as any such form may be amended from time to time, pursuant to which the Trust registered units, as such Registration Statement may at any time and from time to time be amended.

“SEC” means the United States Securities and Exchange Commission.

“Unitholder” means, with respect to any Unit, the Person who owns the ultimate economic beneficial interest in such Unit and does not hold the Unit as a mere nominee or custodian for another Person.

“Units” means the units of fractional undivided beneficial interest in a Fund.

“Sponsor” means United States Commodity Funds LLC, a Delaware limited liability company which is registered as a Commodity Pool Operator and controls the investments and other decisions of the Funds, and any successor thereto or any substitute therefore as provided herein.

“Sponsor’s units” means the units issued by a Fund to the Sponsor pursuant to Section 2.3, evidencing the Sponsor’s beneficial interests in the net assets of such Fund.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 8.1(d).

“Tax Matters Partner” means the Sponsor or any successor in its capacity as the “tax matters partner” designated to represent a Fund in certain federal income tax matters pursuant to subchapter C of chapter 63 of the Code or under any comparable provisions of state or local law.

“Transaction Fee” shall have the meaning assigned thereto in Section 4.5(d).

“Trust” means United States Commodity Index Funds Trust, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Third Amended and Restated Declaration of Trust and Trust Agreement as the same may be amended from time to time.

“Trustee” means Wilmington Trust Company, or any successor thereto as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Fund, all property and cash held by such Fund.

“Unrealized Gain” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined for purposes of Section 7.1(d)) as of such date of determination over the adjusted basis of such property as of such date of determination.

“Unrealized Loss” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the adjusted basis of such property as of such date of determination over the fair market value of such property (as determined for purposes of Section 7.1(d)) as of such date of determination.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Name. The name of the Trust shall be “United States Commodity Index Funds Trust” in which name the Trustee and the Sponsor may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 2.2 Delaware Trustee; Business Offices.

(a)	The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation, with its principal place of business in the State of Delaware, which is located at 1100 North Market Street, Wilmington, Delaware 19890-0001 or at such other address in the State of Delaware as the Trustee may designate in writing to the Sponsor. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

(b)	The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be located at 1999 Harrison Street, Suite 1530, Oakland, California 94612. The Trust may maintain such other offices at such other places as the Sponsor deems advisable.

Section 2.3 Declaration of Trust. The Sponsor contributed the sum of $1,000 as an initial contribution to the capital of the Trust and as consideration for the Sponsor’s units in USCI designated in Section 4.2 hereof, and shall also contribute a sum of $1,000 as consideration for the Sponsor’s units in each additional Fund designated in Section 4.2 hereof. The initial contribution to USCI is held, and any similar contributions to additional Funds shall be held, in bank accounts in the name of the Trust controlled by the Sponsor, which amount shall constitute the initial trust estate. The trust estate shall be held in trust for the Sponsor. The Sponsor agrees that upon the initial public offering of any additional Fund formed pursuant to this Trust Agreement, the initial capital contribution made by it to a Fund upon such Fund’s formation shall be deemed payment for the Sponsor’s units in such Fund. The Sponsor declares that the Trust Estate of each Fund will be held in the name of the Trust and each Fund, as applicable, for the benefit of such Fund’s Unitholders for the purposes of, and subject to the terms and conditions set forth in, this Agreement. It is the intention of the Parties hereto to create a statutory trust under the Delaware Trust Statute, organized in series or Funds, and that this Trust Agreement shall constitute the governing instrument of the Trust. Nothing in this Trust Agreement shall be construed to make the Unitholders of any Fund members of a limited liability company, joint stock association, corporation or, except for tax purposes as provided in Section 2.5, partners in a partnership. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and, to the extent not inconsistent with this Trust Agreement, in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trust was formed on December 21, 2009 at which time the Trustee filed the Certificate of Trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

Section 2.4 Purposes and Powers. The purpose and powers of the Trust and each Fund shall be: (a) to implement the investment objective of each Fund as contemplated by the Prospectus; (b) to enter into any lawful transaction and engage in any lawful activity in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Sponsor, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes, business, protection and benefit of the Trust and the Trust shall have all of the powers specified in this Section 2.4 hereof, including, without limitation, all of the powers which may be exercised by a Trustee or Sponsor on behalf of the Trust under this Trust Agreement. Except to the extent expressly set forth in Section 2.2(a) and this Article II, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute.

Section 2.5 Tax Matters.

(a)	Subject to Section 4.9(b), the Sponsor, and each unitholder by virtue of its purchase of units in a Fund, (i) express their intent that the units of such Fund qualify under applicable tax law as interests in a partnership, and (ii) agree to file U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of such Fund as a partnership in which each of the Unitholders thereof is a partner. The Tax Matters Partner or the Unitholders (as appropriate) will make or refrain from making any tax elections to the extent necessary to obtain treatment consistent with the foregoing. The Sponsor shall not be liable to any Person for the failure of any Fund to qualify as a partnership under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought.

(b)	The Sponsor shall obtain a separate federal taxpayer identification number for each Fund prior to the commencement of the Fund’s operations. The Sponsor, at its expense, shall prepare or cause to be prepared all federal, state, and local tax returns of a Fund for each year for which such returns are required to be filed and shall timely file or cause to be timely filed such returns and timely pay or cause to be timely paid, out of the Trust Estate of such Fund, any taxes, assessments or other governmental charges owing with respect to the Fund. The Trustee and the Administrator shall promptly notify the Sponsor if it becomes aware that any tax, assessment or other governmental charge is due or claimed to be due with respect to a Fund. Unless not required to be provided under applicable rules and regulations of the Code, the Sponsor shall deliver or cause to be delivered to each unitholder of a Fund and the broker or nominee through which a unitholder owns its units an IRS Schedule K-1 and such other information, if any, with respect to the Fund as may be necessary for the preparation of the federal income tax or information returns of such unitholder, including a statement showing the unitholder’s share of the Fund’s items of income, gain, loss, expense, deduction and credit for the Fiscal Year for federal income tax purposes, as soon as practicable after the last day of the Fiscal Year but not later than March 15 of the following year.

(c)	Except as provided herein, the Tax Matters Partner may, in its sole discretion, cause a Fund to make, or refrain from making, any tax elections that the Tax Matters Partner reasonably deems necessary or advisable, including, but not limited to, an election pursuant to Section 754 of the Code.

(d)	Each unitholder of a Unit in a Fund, by its acceptance or acquisition of a beneficial interest therein, agrees to furnish the Sponsor with such representations, forms, documents or other information as may be necessary to enable such Fund to comply with its U.S. federal income tax reporting obligations in respect of such Unit, including an Internal Revenue Service Form W-9 (or the substantial equivalent thereof) in the case of a unitholder that is a United States person within the meaning of the Code or an Internal Revenue Service Form W-8BEN or other applicable form in the case of a unitholder that is not a United States person. The Fund shall file any required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a unitholder, shall remit amounts withheld with respect to the unitholder to the applicable tax authorities. To the extent that the Sponsor reasonably believes that the Fund is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments or additions to tax) to any tax authority with respect to distributions or allocations to any unitholder, the Fund may withhold such amounts and treat the amounts withheld as distributions of cash to the unitholder in the amount of the withholding and reduce the amount of cash or other property otherwise distributable to such unitholder. If an amount required to be withheld was not withheld, the Fund may reduce subsequent distributions to such unitholder by the amount of such required withholding. In the event of any claimed over-withholding, Unitholders shall be limited to an action against the applicable jurisdiction.

(e)

By its acceptance of a beneficial interest in a Unit, a unitholder waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations Section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the unitholder provides, or has previously provided, to any broker or nominee through which it owns its units, to the extent such representations, forms, documents or information may be necessary to enable the Fund to comply with its withholding tax and backup withholding tax and information reporting obligations or to make basis adjustments under Section 754 of the Code with respect to the units. Furthermore, the parties hereto, and by its acceptance or acquisition of a beneficial interest in a Unit, a unitholder, acknowledge and agree that any broker or nominee through which a unitholder holds its units shall be a third party beneficiary to this Trust Agreement for the purposes set forth in this Section 2.5.

(f)	The Sponsor is specifically authorized to act as the “Tax Matters Partner” under the Code for each Fund and in any similar capacity under state or local law. The Tax Matters Partner shall have the authority without any further consent of Fund Unitholders being required (except as specifically required herein) to make any and all elections for federal, state, local, and foreign tax purposes including any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii); (ii) to adjust the basis of the Fund’s assets pursuant to Code Sections 754, 734(b) and 743(b) or comparable provisions of state, local, or foreign law, in connection with transfers of units and distributions; (iii) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Fund’s federal, state local, or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Fund and its Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Fund or the Unitholders in their capacities as Unitholders and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unitholders with respect to such tax matters or otherwise affect the rights of the Fund and its Unitholders.

(g)	By its acceptance of a beneficial interest in a Unit of a Fund, a unitholder agrees to the designation of the Sponsor as the initial Tax Matters Partner of the Fund. Each unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. The Tax Matters Partner of a Fund shall be authorized to exercise all rights and responsibilities conferred upon a Tax Matters Partner under Sections 6221-6234 of the Code with respect to such Fund, including, without limitation: (i) handling all audits and other administrative proceedings conducted by the IRS with respect to the Fund; (ii) extending the statute of limitations with respect to the Fund’s partnership tax returns; (iii) entering into a settlement with the IRS with respect to the Fund’s partnership items on behalf of those Limited Owners having less than a 1% interest in the Fund; and (iv) filing a petition or complaint with an appropriate U.S. federal court for review of a final partnership administrative adjustment.

(h)	The Sponsor shall maintain all books, records and supporting documents that are necessary to comply with any and all aspects of its duties under this Trust Agreement.

Section 2.6 General Liability of Unitholders. Subject to Sections 9.1 and 9.3 hereof, no unitholder, other than the Sponsor to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Fund.

Section 2.7 Legal Title. Legal title to all of the Trust Estate of each Fund shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Sponsor or any other Person (other than a unitholder) as nominee.

Section 2.8 Series Trust. The Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Statutory Trust Act. The units of the Trust shall be divided into series, each a Fund, as provided in Section 3806(b)(2) of the Delaware Trust Statute. Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund. The use of the terms “Trust”, “Fund” or “series” in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on inter-series liability as set forth in Section 3804 of the Delaware Trust Statute.

Section 2.9 Derivative Actions.

(a)	No person who is not a unitholder of a particular Fund shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Fund. No unitholder of a Fund may maintain a derivative action on behalf of the Trust with respect to such Fund unless holders of a least ten percent (10%) of the outstanding units of such Fund join in the bringing of such action.

(b)	In addition to the requirements set forth in Section 3816 of the Act, a unitholder may bring a derivative action on behalf of the Trust with respect to a Fund only if the following conditions are met: (i) the unitholder or Unitholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a unitholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a sponsor of one or more companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such unitholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Unitholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

ARTICLE III THE TRUSTEE

Section 3.1 Term; Resignation.

(a)	The Trust shall have only one trustee unless otherwise determined by the Sponsor. Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Sponsor is entitled to appoint additional Trustees and remove any Trustee without cause and appoint a successor Trustee in accordance with the terms hereof at any time. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor and shall have no obligation to supervise or monitor the Sponsor or otherwise manage the Trust.

(b)	Any Trustee of the Trust, including the current Trustee, may resign upon 60 days’ prior written notice to the Sponsor and the other Trustee(s), if any; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with Section 3.5. If the Sponsor does not appoint a successor trustee within such 60 day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee. Any person into which the Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

Section 3.2 Powers. Except to the extent expressly set forth in Section 2.2(a) and this Article III, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Trust Statute, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Trustee shall not have any implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust or any Fund. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

Section 3.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Sponsor or an Affiliate of the Sponsor (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor or an Affiliate of the Sponsor (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

Section 3.4 Indemnification. The Sponsor agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless, the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of any of the Indemnified Parties. The indemnities contained in this Section 3.4 shall survive the termination of this Trust Agreement, the termination of the Trust or the removal or resignation of the Trustee.

Section 3.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807(a) of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

Section 3.6 Liability of Trustee. Except as otherwise provided in this Article III, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Fund is a party shall look only to the appropriate Fund’s Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Sponsor as set forth in Section 2.6 hereof.

The Trustee shall not be liable or accountable hereunder to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a)	The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement, any agreement contemplated hereunder, or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate or any units;

(b)	The Trustee shall not be liable for any actions taken or omitted to be taken by it in good faith in accordance with the instructions of the Sponsor;

(c)	The Trustee shall not have any liability for the acts or omissions of the Sponsor or its delegatees, any beneficial owners or any other person;

(d)	The Trustee shall not have any duty or obligation to supervise or monitor the performance of, or compliance with this Trust Agreement by, the Sponsor or its delegatees or any beneficial owner of the Trust.

No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(e)	Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any Fund other agreements to which the Trust or any Fund is a party; and

(f)	Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

Section 3.7 Reliance; Advice of Counsel.

(a)	The Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by or on behalf of the Sponsor or an Affiliate of the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions by or on behalf of the Sponsor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

(b)	The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(c)	In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with such counsel, accountants and other experts and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

Section 3.8 Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article III shall be deemed not to be a part of any Fund’s Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the applicable Fund’s Trust Estate.

ARTICLE IV

UNITS; DEPOSITS

Section 4.1 General.

(a)	The Sponsor shall have the power and authority, without unitholder approval, to establish and designate one or more series, or Funds, and to issue units thereof, from time to time as set forth in Section 4.2, as it deems necessary or desirable. Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust. The Sponsor shall have exclusive power to fix and determine the relative rights and preferences as between the units of the Funds as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Funds shall have separate voting rights or no voting rights.

(b)	The Sponsor may, without unitholder approval, divide or subdivide units of any Fund into two or more classes or subclasses, Units of each such class or subclass having such preferences and special or relative rights and privileges as the Sponsor may determine as provided in Section 4.3. The fact that a Fund shall have been initially established and designated without any specific establishment or designation of classes or subclasses shall not limit the authority of the Sponsor to divide a Fund and establish and designate separate classes or subclasses thereof.

(c)

The number of units authorized shall be unlimited, and the units so authorized may be represented in part by fractional units, calculated to four decimal places. From time to time, the Sponsor may divide or combine the units of any Fund or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund or class thereof. The Sponsor may issue units of any Fund or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend, split or reverse split), all without action or approval of the Unitholders of such Fund. All units when so issued on the terms determined by the Sponsor shall be fully paid and non-assessable. The Sponsor may classify or reclassify any unissued units or any units previously issued and reacquired of any Fund or class thereof into one or more series or classes thereof that may be established and designated from time to time. The Sponsor may hold as treasury units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any units of any Fund or class thereof reacquired by the Trust. Unless otherwise determined by the Sponsor, treasury units shall not be deemed cancelled.

(d)	The units of each Fund shall initially be a single class.

(e)	No certificates or other evidence of beneficial ownership of the units will be issued for Sponsor’s units. Global Certificates will be issued in accordance with Section 4.5(e) of this Agreement for all units of a Fund other than the Sponsor’s units of such Fund.

(f)	Every unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

4.2 Establishment of Series, or Funds, of the Trust.

(a)	Without limiting the authority of the Sponsor set forth in Section 4.2(b) to establish and designate any further series, the Sponsor has established and designated on initial series or Fund, United States Commodity Index Fund (“USCI”), and hereby establishes and designates additional series, or Funds, as follows:

United States Agriculture Index Fund (“USAG”)

United States Metals Index Fund (“USMI”)

United States Copper Index Fund (“CPER”)

The provisions of this Article IV shall be applicable to each of the above-designated Funds and any further Fund that may from time to time be established and designated by the Sponsor as provided in Section 4.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Sponsor with respect to any Fund created after the initial formation of the Trust in this Agreement or any other written instrument creating such additional Fund.

(b)	The establishment and designation of any series, or Funds, other than those set forth above shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit B setting forth such establishment and designation and the relative rights and preferences of such series, or Funds, or as otherwise provided in such instrument. At any time that there are no units outstanding of any particular Fund previously established and designated, the Sponsor may by an instrument executed by it abolish that Fund and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 4.3 Establishment of Classes and Sub-Classes. The division of any series, or Funds, into two or more classes or sub-classes of units thereof and the establishment and designation of such classes or sub-classes of units shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit B setting forth such division, and the establishment, designation, and relative rights and preferences of such classes of units, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes of units of any Fund may differ in such respects as the Sponsor may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no units outstanding of any particular class or sub-class of units previously established and designated, the Sponsor may by an instrument executed by it abolish that class or sub-class of units and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 4.4 Offer of units. With respect to each Fund, during the period commencing with the initial effective date of the Prospectus of the Fund and ending no later than immediately prior to the time units of such Fund begin trading on an Exchange, such Fund shall offer units to Authorized Purchasers in Creation Baskets pursuant to SEC Rule 415, at an offering price of $50.00 per Unit ($5,000,000 per Creation Basket). After such period, each Fund shall continue to offer units in Creation Baskets at the Net Asset Value Per Basket of such Fund. The Sponsor shall make such arrangements for the sale of the units as it deems appropriate. The offering for each Fund shall be made on the terms and conditions set forth in the Prospectus for such Fund.

Section 4.5 Procedures for Creation and Issuance of Creation Baskets.

(a)	General. The following procedures, as supplemented by the more detailed procedures specified in an attachment to the Authorized Purchaser Agreement for each Fund, which may be amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of Creation Baskets for each Fund. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by each Fund is unlimited.

(i)	On any Business Day, an Authorized Purchaser may submit to the Sponsor or its designee a purchase order to subscribe for and agree to purchase one or more Creation Baskets for the applicable Fund (such request by an Authorized Purchaser, a “Purchase Order”) in the manner provided in the Authorized Purchaser Agreement. Any Purchase Order must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Date”). By placing a Purchase Order, an Authorized Purchaser agrees to deposit cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Trust. Failure to do so shall result in the cancellation of the Purchase Order. The Sponsor or its designee will process Purchase Orders only from Authorized Purchasers with respect to which the Authorized Purchaser Agreement for the Fund is in full force and effect. The Sponsor or its designee will maintain and provide to Unitholders upon request a current list of the Authorized Purchasers for each Fund with respect to which the Authorized Purchaser Agreement is in full force and effect.

(ii)	Any Purchase Order is subject to rejection by the Sponsor or its designee pursuant to Section 4.5(c). The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities that may be included in Creation Basket Deposits and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(iii)	After accepting an Authorized Purchaser’s Purchase Order, the Sponsor or its designee will issue and deliver Creation Baskets to fill an Authorized Purchaser’s Purchase Order on the third Business Day following the Purchase Order Date, but only if by such time the Sponsor or its designee has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust, the Creation Basket Deposit due from the Authorized Purchaser submitting the Purchase Order. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and/or the amount of cash, including the maximum permitted remaining maturity of a Treasury and the proportions of Treasuries and cash, that may be included in Deposits to create Baskets and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day. The Sponsor or its designee will obtain from each Authorized Purchaser an acknowledgment that it has received a copy of the Prospectus prior to accepting any Purchase Order.

(b)	Deposit with the Depository. Upon issuing a Creation Basket for any Fund pursuant to a Purchase Order, the Sponsor will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Authorized Purchaser that submitted the Purchase Order.

(c)	Rejection. For each Fund, the Sponsor or its designee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit: (i) determined by the Sponsor or its designee not to be in proper form; (ii) determined by the Sponsor not to be in the best interest of the Unitholders; (iii) that, due to position limits or otherwise, the Sponsor determines investment alternatives that will enable a Fund to meet its investment objective are not available to such Fund at that time; (iv) the acceptance or receipt of which would have adverse tax consequences to the Trust, the Fund or the Fund’s Unitholders; (v) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; (vi) if circumstances outside the control of the Sponsor or its designee make it, for all practical purposes, not feasible, as determined by the Sponsor in its sole discretion, to process creations of Creation Baskets; or (vii) for any other reason set forth in the Authorized Purchaser Agreement entered into with that Authorized Purchaser. Neither the Sponsor nor its designee shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(d)	Transaction Fee. For each Fund, a non-refundable transaction fee will be payable by an Authorized Purchaser to the Sponsor for its own account in connection with each Purchase Order pursuant to this Section 4.5 and in connection with each Redemption Order of such Authorized Purchaser pursuant to Section 8.1 (each a “Transaction Fee”). The Transaction Fee charged in connection with each such creation and redemption shall be initially $1,000, but may be changed as provided below. Even though a single Purchase Order or Redemption Order may relate to multiple Creation Baskets or Redemption Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order for a Fund. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Sponsor.

(e)	Global Certificate Only. Certificates for Creation Baskets of a Fund will not be issued, other than the Global Certificates issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 4.6.

(f)	Replacement of Depository. The Depository may determine to discontinue providing its service with respect to Creation Baskets and units of any Fund by giving notice to the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Sponsor shall take action to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Sponsor or, if such a replacement is unavailable, to either (i) terminate the Trust or specific Funds, as applicable, or (ii) execute and deliver separate certificates evidencing units registered in the names of the Unitholders thereof, with such additions, deletions and modifications to this Trust Agreement and to the form of certificate evidencing units as the Sponsor deems necessary or appropriate.

Section 4.6 Book-Entry-Only System, Global Certificates.

(a) Global Certificates. The Trust and the Sponsor will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for units of each Fund. Units of each Fund will be represented by the Global Certificates (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing units will be issued. The Global Certificates for each Fund shall be in the form attached hereto as Exhibit A or described therein and shall represent such units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding units of a Fund from time to time endorsed thereon and that the aggregate amount of outstanding units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Certificate to reflect the amount, or any increase or decrease in the amount, of outstanding units represented thereby shall be made in such manner and upon instructions given by the Sponsor on behalf of the Trust as specified in the Depository Agreement.

(b) Legend. Any Global Certificate issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c) The Depository. The Depository has advised the Trust and the Sponsor as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants (the “DTC Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d) Unitholders. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of units of a Fund, the Depository will credit or debit, on its book-entry registration and transfer system, the number of units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Sponsor on behalf of each Fund and each Authorized Purchaser, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Unitholders will be shown on, and the transfer of units will be effected only through, in the case of DTC Participants, the records maintained by the Depository and, in the case of Indirect Participants and Unitholders holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants or Indirect Participants. Unitholders are expected to receive, from or through the broker or bank that maintains the account through which the unitholder has purchased units, a written confirmation relating to their purchase of units.

(e) Reliance on Procedures. Unitholders will not be entitled to have units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form. Accordingly, to exercise any rights of a holder of units under the Trust Agreement, a unitholder must rely on the procedures of the Depository and, if such unitholder is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such unitholder holds its interests. The Trust and the Sponsor understand that under existing industry practice, if the Trust or any Fund requests any action of a unitholder, or a unitholder desires to take any action that the Depository or its nominee, as the record owner of all outstanding units of each Fund, is entitled to take, (1) in the case of a Trust request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding units through it, with each successive Indirect Participant continuing to notify each person holding units through it until the request has reached the unitholder, and (2) in the case of a request or authorization to act being sought or given by a unitholder, such request or authorization is given by such unitholder and relayed back to the Trust or such Fund through each Indirect Participant and DTC Participant through which the unitholder’s interest in the units is held.

(f) Communication between the Trust and the Unitholders. As described above, the Trust and the Funds will recognize the Depository or its nominee as the owner of all units for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Unitholders will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Funds upon request and for a fee to be charged to the Funds a listing of the Unit holdings of each DTC Participant. The Trust or the Funds shall inquire of each such DTC Participant as to the number of Unitholders holding units of a Fund, directly or indirectly, through such DTC Participant. The Trust or the Funds shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Unitholders. In addition, the Funds shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g) Distributions. Any distributions on units pursuant to Section 7.8 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all units. The Trust and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in units as shown on the records of the Depository or its nominee. The Trust and the Sponsor also expect that payments by DTC Participants to Indirect Participants and Unitholders holding units through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. None of the Trust, the Funds, the Trustee or the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Unitholders, or payments made on account of beneficial ownership interests in units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Unitholders owning through such DTC Participants or Indirect Participants or between or among the Depository, any unitholder and any person by or through which such unitholder is considered to own units.

(h) Limitation of Liability. Each Global Certificate to be issued hereunder is executed and delivered solely on behalf of the Trust by the Sponsor, as Sponsor, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in each Global Certificate are made and intended not as personal representations, undertakings and agreements by the Sponsor or the Trustee, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Certificate shall be construed as creating any liability on the Sponsor or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i) Successor Depository. If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 4.6.

4.7 Assets. All consideration received by a Fund for the issue or sale of units together with such Fund’s Trust Estate in which such consideration is invested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, shall belong to each Fund for all purposes, subject only to the rights of creditors of such Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of such Fund.

4.8 Liabilities of Funds.

(a) The Trust Estate belonging to each particular Fund shall be charged with the liabilities of the Trust in respect of that Fund and only that Fund, and all expenses, costs, charges, indemnities and reserves attributable to that Fund. Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated and charged by the Sponsor to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Sponsor shall be conclusive and binding upon all Unitholders for all purposes. The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation or claim represented thereby to that Fund and its assets.

(b) Without limiting the foregoing provisions of this Section 4.8, but subject to the right of the Sponsor in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses (“Claims”) incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund. Notice of this limitation on inter-series liabilities is set forth in the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) became applicable to the Trust and each Fund. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation on the units represented thereby to that Fund and its assets, but the absence of such a provision shall not be construed as creating recourse to any other Fund or any other person.

(c) Any agreement entered into by the Trust, any Fund, or the Sponsor, on behalf of the Trust generally or any Fund, including, without limitation, the Purchase Order entered into with each Authorized Purchaser, will include language substantially similar to the language set forth in Section 4.8(b).

Section 4.9 Voting Rights. The Unitholders shall have the limited voting rights as set forth in this Agreement.

(a) Unless approved by at least a majority of the Unitholders of the applicable Fund, the Sponsor shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Fund, to the extent it would materially and adversely affect such Fund’s Unitholders, to be taxable other than as a partnership for federal income tax purposes.

(b) Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders, each unitholder shall be entitled to a proportionate vote based upon the number of units, or fraction thereof, standing in its name on the books of the applicable Fund.

Section 4.10 Equality. Except as provided herein or in an instrument establishing a Fund, all units of a Fund shall represent an equal proportionate beneficial interest in the assets of the Fund subject to the liabilities of the Fund, and each Unit shall be equal to each other Unit. The Sponsor may from time to time divide or combine the units into a greater or lesser number of units without thereby changing the proportionate beneficial interest in the assets of the Fund or in any way affecting the rights of Unitholders.

Section 4.11 Record Dates. Whenever any distribution will be made, or whenever for any reason there is a split, reverse split or other change in the outstanding units, or whenever the Sponsor shall find it necessary or convenient in respect of any matter, the Sponsor in its sole discretion shall fix a record date for the determination of the Unitholders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, or entitled to act in respect of any other matter for which the record date was set.

ARTICLE V

THE SPONSOR

Section 5.1 Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor as an agent of the Trust and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in accordance with this Trust Agreement.

Section 5.2 Authority of Sponsor. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Sponsor shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the units and the conduct of Trust activities;

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

(c) To deposit, withdraw, pay, retain and distribute each Fund’s Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of any Registration Statement and supplements and amendments thereto;

(e) To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

(f) To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and any Prospectus;

(g) To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Securities Exchange Act of 1934, the CE Act, or the rules and regulations thereunder;

(h) To pay or authorize the payment of distributions to the Unitholders and expenses of each Fund;

(i) Subject to section 2.5(a), to make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law, as the Sponsor shall determine to be in the best interests of the Trust; and

(j) In the sole discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors.

Section 5.3 Obligations of the Sponsor. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Sponsor shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Unitholders;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Appoint and remove independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purpose and as a “partnership” for U.S. federal income tax purposes;

(f) Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, subject to Section 5.4(b), pledge, mortgage and hypothecate the Trust Estate of each Fund in accordance with the purposes of the Trust and the Registration Statement.

(g) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Sponsor’ s immediate possession or control;

(h) Enter into an Authorized Purchaser Agreement with each Authorized Purchaser and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(i) For each Fund, receive from Authorized Purchasers and process, or cause the Distributor to process, properly submitted Purchase Orders, as described in Section 4.5(a)(i);

(j) For each Fund, in connection with Purchase Order, receive Creation Basket Deposits from Authorized Purchasers;

(k) For each Fund, in connection with Purchase Order, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Authorized Purchaser submitting a Purchase Order for which the Sponsor has received the requisite Transaction Fee and the Trust has received the requisite Deposit, as described in Section 4.5(d);

(l) For each Fund, receive from Authorized Purchasers and process, or cause the Distributor to process, properly submitted Redemption Orders, as described in Section 8.1(a), or as may from time to time be permitted by Section 8.2;

(m) For each Fund, in connection with Redemption Orders, receive from the redeeming Authorized Purchaser through the Depository, and thereupon cancel or cause to be cancelled, Units corresponding to the Redemption Baskets to be redeemed as described in Section 8.1, or as may from time to time be permitted by Section 8.2;

(n) Interact with the Depository as required; and

(o) Delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or commodity trading or other advisors.

Section 5.4 General Prohibitions. The Trust and each Fund, as applicable, shall not:

(a) Borrow money from or loan money to any unitholder (including the Sponsor);

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge, conditional sale or other title retention agreement, charge, security interest or encumbrance, except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (ii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iii) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA, or (v) the deposit of margin or collateral with respect to the initiation and maintenance of Commodity Contract positions; or

(b)	Operate the Trust or a Fund in any manner so as to contravene the requirements to preserve the limitation on inter-series liability set forth in Section 3804 of the Delaware Trust Statute.

Section 5.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust, any Fund, or to any unitholder or other Covered Person for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any unitholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the applicable Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other Person selected by the Sponsor to provide services to the Trust.

Section 5.6 Fiduciary Duty.

(a) To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Funds, the Unitholders or to any other Person, the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Funds, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care set forth in Section 5.5 herein. For the avoidance of doubt, to the fullest extent permitted by law, no person other than the Sponsor and the Trustee shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, any Fund, any unitholder or any other person. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Sponsor or the Trustee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor or the Trustee.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any Fund or any unitholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Fund, any unitholder or any other Person, the Sponsor shall (i) resolve such conflict of interest, or (ii) take such action or provide for such terms as are fair and reasonable to the Trust, any Fund, any unitholder or any other Person, as applicable, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and any Affiliate of the Sponsor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust or any Fund, as applicable, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust or any Fund, as applicable, it shall have no duty to communicate or offer such opportunity to the Trust or any Fund, as applicable, and the Sponsor shall not be liable to the Trust, any Fund, or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust or any Fund. The Trust, the Funds and the Unitholders shall not have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom. The pursuit of such ventures, even if competitive with the activities of the Trust or any Fund, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Funds, the Unitholders or any Affiliate of the Trust or the Unitholders.

Section 5.7 Indemnification of the Sponsor.

(a) The Sponsor shall be indemnified by the Trust (or, in furtherance of Section 4.8, by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Funds) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or any Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or such Fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or such Fund, as applicable, and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Sponsor, and (ii) any such indemnification will only be recoverable from the Trust estate or the applicable estate of such Fund. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

(b) Notwithstanding the provisions of this Section 5.7(a) above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund, as applicable; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any Fund, as applicable, in cases in which it is not entitled to indemnification under this Section 5.7.

(e) The term “Sponsor” as used only in this Section 5.7 shall include, in addition to the Sponsor, any other Covered Person performing services on behalf of the Trust or any Fund, as applicable, and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(f) In the event the Trust or any Fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any Fund, as applicable, such unitholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or such Fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

(g) The payment of any amount by the Trust pursuant to this Section 5.7 shall be subject to Section 4.8 with respect to the allocation of liabilities and other amounts, as appropriate, among the Funds.

Section 5.8 Expenses and Limitations Thereon.

(a) The Sponsor or an Affiliate of the Sponsor shall be responsible for the payment of all Sponsor Expenses incurred in connection with the Trust or any Fund and the initial issuance of the units of any Fund. “Sponsor Expenses” shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust, any Fund and the units under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or any Fund or the offering of a Fund’s units prior to the time such units begin trading on an Exchange, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus for a Fund, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the units of a Fund, (iv) travel, telephone and other expenses in connection with the offering and issuance of the units of a Fund, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor.

(b) Except as set forth in Article III and Sections 5.8(a), all ongoing charges, costs and expenses of each Fund’s operation shall be billed to and paid by the applicable Fund. Such costs and expenses shall include, without limitation: (i) the Sponsor’s fee in accordance with Section 5.9; (ii) brokerage and other fees and commissions incurred in connection with the trading activities of the Funds; (iii) expenses incurred in connection with registering additional units of a Fund or offering units of a Fund after the time any units of such Fund have begun trading on an Exchange; (iv) the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities; (v) fees and expenses associated with compensation to the directors; (vi) payment for routine services of the Trustee, legal counsel and independent accountants; (vii) payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by Affiliates of the Sponsor; (viii) postage and insurance, including directors and officers’ liability insurance; (ix) costs and expenses associated with client relations and services; (x) the payment of any distributions related to redemption of units; (xi) payment of all federal, state, local or foreign taxes payable on the income, assets or operations of the Fund and the preparation of all tax returns related thereto; and (xii) extraordinary expenses (including, but not limited to, indemnification of any Person against liabilities and obligations to the extent permitted by law and required under this Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

Section 5.9 Compensation to the Sponsor. The Sponsor shall be entitled to receive a management fee as compensation for the management and administrative services rendered by Sponsor to the Trust and each Fund (the “Management Fee”). Each Fund shall pay the Sponsor (or such other person or entity designated by the Sponsor) the Management Fee as set forth in such Fund’s current Prospectus. The Sponsor may, in its sole discretion, waive all or part of the Management Fee.

Section 5.10 Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any unitholder, officer, director, member, manager, employee or other person holding a legal or beneficial interest in an entity which is a unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

Section 5.11 Merger, Consolidation, Incorporation.

(a) Notwithstanding anything else herein, the Sponsor may, without unitholder approval, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Sponsor to accomplish such conversion, merger or consolidation), (ii) cause the units to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Fund to another Fund of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Sponsor to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States, for adequate consideration as determined by the Sponsor which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Fund, and which may include units of such other Fund of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Fund thereof.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Trust Statute and notwithstanding anything to the contrary contained in this Trust Agreement, an agreement of merger or consolidation approved by the Sponsor in accordance with this Section 5.11 may effect any amendment to the Trust Agreement (other than an amendment adverse to the Trustee without its consent) or effect the adoption of a new trust agreement of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c) Notwithstanding anything else herein, the Sponsor may, without unitholder approval, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Fund thereof may be transferred and may provide for the conversion of units in the Trust or any Fund thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

Section 5.12 Withdrawal of the Sponsor.

(a) The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior notice to all Unitholders and the Trustee. If the Sponsor withdraws and a successor Sponsor is selected in accordance with Section 14.1(a)(ii), the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

(b) The Sponsor will not cease to be a Sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(c) In connection with any Event of Withdrawal, the Sponsor shall not cease to be a Sponsor of the Trust, or to have the power to exercise any rights or powers as a Sponsor, or to have liability for the obligations of the Trust under Section 2.6 hereof, until a substitute Sponsor, which shall carry on the business of the Trust, has been admitted to the Trust or until the Trust has been terminated in accordance with Section 14.1.

(d) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor or the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Sponsor’s units to an Affiliate of the Sponsor. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 5.12(a) or an Event of Withdrawal or assignment of units for purposes of Section 6.2(a).

(e) The Sponsor may be removed as Sponsor of the Trust only if such removal is approved by the Unitholders holding at least 66 2/3% of the outstanding units (excluding for this purpose any units held by the Sponsor and its Affiliates). Any such action by such holders for removal of the Sponsor of the Trust must also provide for the election of a successor Sponsor of the Trust by the Unitholders holding a majority of the outstanding units (excluding for this purpose any units held by the Sponsor and its Affiliates). Such removal shall be effective immediately following the admission of a successor Sponsor of the Trust.

Section 5.13 Authorization of Registration Statements. Each unitholder (or any permitted assignee thereof) hereby agrees that the Sponsor, the Trust, and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by any Registration Statement on behalf of the Trust without any further act, approval or vote of the Unitholders of the Funds, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

Section 5.14 Litigation. The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the interests of the Trust or any Fund, as applicable. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the assets of the applicable Fund, or with respect to the Trust, out of the Funds’ assets on a pro rata basis and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Sponsor.

ARTICLE VI

TRANSFERS OF UNITS

Section 6.1 Transfer of units. To the fullest extent permitted by law, a unitholder may not transfer his units or any part of his right, title and interest in the capital or profits in any Fund except as permitted in this Article VI and any act in violation of this Article VI shall not be binding upon or recognized by the Trust (regardless of whether the Sponsor shall have knowledge thereof), unless approved in writing by the Sponsor. Unitholders that are not DTC Participants may transfer units by instructing the DTC Participant or Indirect Participant holding the units for such unitholder in accordance with standard securities industry practice. Unitholders that are DTC Participants may transfer units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

Section 6.2 Transfer of Sponsor’s units. Upon the Sponsor ceasing to serve as Sponsor of the Trust, the Sponsor’s units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof.

ARTICLE VII

CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

Section 7.1 Capital Accounts.

(a) There shall be established on the books and records of each Fund for each unitholder a separate account (a “Capital Account”), which shall be determined in accordance with the following provisions:

(i) A unitholder’s Capital Account shall be increased by such unitholder’s Capital Contributions to the Fund and by any income or gain (including income and gain exempt from tax) computed in accordance with Section 7.1(b) and allocated to such unitholder pursuant to Section 7.2.

(ii) A unitholder’s Capital Account shall be decreased by the amount of cash distributed to such unitholder pursuant to any provision of this Agreement and by any expenses, deductions or losses computed in accordance with section 7.1(b) and allocated to such unitholder pursuant to Section 7.2.

(b) For purposes of computing the amount of any item of income, gain, deduction, expense or loss to be reflected in a unitholder’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes pursuant to Code section 703(a); provided, that:

(i) Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Fund to promote the sale of (or to sell) a Unit that can neither be deducted nor amortized under section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item described in Section 705(a)(2)(B) of the Code.

(ii) Except as otherwise provided in Treasury Regulations section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

(iii) In computing income, gain, deduction, expense or loss for Capital Account purposes, the amount of such item shall be determined taking into account the book value of the Fund’s property, as adjusted pursuant to Section 7.1(c).

(c) Consistent with the provisions of Treasury Regulations section 1.704-1(b)(2)(iv)(f), upon an issuance or redemption of units, in connection with the dissolution, liquidation or termination of a Fund, or otherwise as appropriate pursuant to generally accepted industry accounting practices, the Capital Accounts of all Unitholders may, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such property, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, and had been allocated to the Unitholders at such time pursuant to Section 7.2. Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), appropriate adjustments shall be made to the book value of a Fund’s property with Unrealized Gain or Unrealized Loss. Proper adjustment shall be made to the amount of any Capital Account adjustment under this Section 7.1(c) to take into account any prior Capital Account adjustment under this Section.

(d) In the event a Unit (or beneficial interest therein) is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury regulations, and shall be interpreted and applied in a manner consistent with such regulations. In the event the Sponsor shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such regulations, it may make such modification. The Sponsor also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Unitholders and the amount of capital reflected on a Fund’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations section 1.704-1(b).

Section 7.2 Allocations for Capital Account Purposes.

(a) For purposes of maintaining Capital Accounts and in determining the rights of the Unitholders among themselves, except as otherwise provided in this Section 7.2 each item of income, gain, loss, expense and deduction (computed in accordance with Section 7.1(b)) shall be allocated to the Unitholders in accordance with their respective Percentage Interests.

(b) Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), items of depreciation, depletion, amortization and gain or loss attributable to Adjusted Property that has a Book-Tax Disparity shall be allocated among the Unitholders in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(g)(3).

(c) If any unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of a Fund’s income and gain shall be specially allocated to such unitholder in an amount and manner sufficient to eliminate a deficit balance in its Capital Account (after decreasing such unitholder’s Capital Account balance by the items described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6)) created by such adjustments, allocations or distributions as quickly as possible. This Section 7.2(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d).

Section 7.3 Allocations for Tax Purposes.

(a) For U.S. federal income tax purposes, except as otherwise provided in this Section 7.3, each item of income, gain, loss, deduction and credit of a Fund shall be allocated among the Unitholders in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, or loss shall be allocated for U.S. federal income tax purposes among the Unitholders under the principles of the remedial method of Treasury Regulations section 1.704-3(d).

(c) If any unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such unitholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 7.2(c).

(d) The provisions of this Article VII and the other provisions of this Trust Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. The Sponsor or Administrator shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 7.3 if necessary in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder.

Section 7.4 Tax Conventions.

(a) For purposes of Sections 7.1, 7.2, and 7.3, the Sponsor or Administrator shall adopt such conventions as may be necessary, appropriate or advisable in the Sponsor’s reasonable discretion in order to comply with applicable law, including Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder. The Sponsor may revise, alter or otherwise modify such conventions in accordance with the standard established in the previous sentence.

(b) Unless the Sponsor determines that another convention is necessary or appropriate in the Sponsor’s reasonable discretion in order to comply with applicable law, each Fund shall use the monthly convention described in this section 7.4(b).

(i) All issuances, redemptions and transfers of units or beneficial interests therein shall be deemed to take place at a price (the “single monthly price”) equal to the value of such Unit or beneficial interest therein at the end of the Business Day during the month in which the issuance, redemption or transfer takes place on which the value of a Unit is lowest. Accordingly, in determining Unrealized Gain or Unrealized Loss and in making the adjustments provided for by Section 7.1(c), the fair market value of all Fund property immediately prior to the issuance, redemption or transfer of units shall be deemed to be equal to the lowest value of such property (as determined under Section 7.6) during the month in which such units are issued or redeemed. In the event that a Fund makes an election under Section 754 of the Code, adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price.

(ii) All property contributed to a Fund shall be deemed to have a value equal to the value of such property (determined under principles similar to those described in Section 7.6) on the date of such contribution. All purchases and sales of property, however, shall be treated as taking place at a price equal to the purchase or sale price of the property, respectively.

(iii) In general, each item of a Fund’s income, gain, expense, loss, deduction and credit shall, for U.S. federal income tax purposes, be determined for each calendar month during a taxable period based on an interim closing of the books and shall be allocated solely to the Unitholders recognized as unitholders of a Fund as of the close of business on the last trading day of the preceding calendar month. For this purpose, any transfer of a Unit during a calendar month shall be treated as being effective immediately prior to the close of business on the last trading day of a calendar month. Notwithstanding the foregoing, unless the Sponsor determines that another method is necessary or appropriate in the Sponsor’s reasonable discretion, gain or loss on a sale or other disposition of all or a substantial portion of the assets of a Fund (or, in the Sponsor’s sole discretion, other sales or dispositions of assets if appropriate to more accurately allocate such gain and loss to Unitholders in a manner that corresponds to their economic gain and loss) shall be allocated to the Unitholders who own units as of the close of the day in which such gain or loss is recognized for federal income tax purposes. Investors who hold a Unit on the last trading day of the first month of a Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Unit.

(d)	The allocations pursuant to Section 7.4(b) are intended to constitute a reasonable method of allocation in accordance with Treasury Regulations section 1.706-1(c)(2)(ii) and to take into account a unitholder’s or Unitholders’ varying units during the taxable year of any issuance, redemption or transfer of units or beneficial interests therein. Any person who is the transferee of units shall be deemed to consent to the methods of determination and allocation set forth in Section 7.4(b), and in any other provision of this Article VII, as a condition of receiving such units.

Section 7.5 No Interest on Capital Account. No unitholder shall be entitled to interest on its Capital Account.

Section 7.6 Valuation.

(a) For purposes of determining the Net Asset Value of a Fund, the Trust will value all property at (A) its current market value, if quotations for such property are readily available or (B) its fair value, as reasonably determined by the Sponsor, if the current market value cannot be determined.

(b) The Sponsor may (but is not required to) employ the services of, and rely upon the reports of, a recognized pricing service. If the Sponsor determines that the procedures in this Section are an inappropriate basis for the valuation of the Trust’s assets, it shall determine an alternative basis to be employed. The Sponsor shall not be liable to any Person for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith.

Section 7.7 Distributions.

(a) Distributions on units of a Fund may be paid with such frequency as the Sponsor may determine, which may be daily or otherwise, to the Unitholders in accordance with Section 4.6(g) from such of the income and capital gains, accrued or realized, from each Trust Estate, after providing for actual and accrued liabilities. Such distributions shall be made in cash or, at the sole discretion of the Sponsor, in property.

(b) Distributions from a Fund upon the occurrence of a redemption or upon dissolution, liquidation or termination pursuant to Sections 8.1 and 14.2 of this Trust Agreement will be in the form of property and/or cash as determined by such sections, as applicable; provided that amounts received by Unitholders in the case of distributions upon dissolution, liquidation or termination shall be in accordance with Capital Accounts as provided in Treasury Regulations section 1.704-1(b)(2)(ii)(b).

(c) Notwithstanding any provision to the contrary contained in this Trust Agreement, a Fund shall not be required to make a distribution with respect to units if such distribution would violate the Delaware Trust Statute or any other applicable law. A determination that a distribution is not prohibited under this Section 7.8 or the Delaware Trust Statute shall be made by the Trust and, to the fullest extent permitted by applicable law, may be based either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or any other method that is reasonable under the circumstances. Unless otherwise agreed to by the Unitholders, a unitholder shall be entitled only to the distributions expressly provided for in this Trust Agreement.

(d) Notwithstanding anything to the contrary contained in this Trust Agreement, the Unitholders understand and acknowledge that a unitholder (or its agent) may be compelled to accept a distribution of any asset in kind from a Fund despite the fact that the percentage of the asset distributed to such unitholder (or its agent) exceeds the percentage of that asset which is equal to the percentage in which such unitholder receives distributions from the Trust.

ARTICLE VIII

REDEMPTIONS

Section 8.1 Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the applicable Authorized Purchaser Agreement, which may be amended from time to time in accordance with the provisions of such Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust and the Funds with respect to the redemption of Redemption Baskets.

(a) On any Business Day, an Authorized Purchaser with respect to which an Authorized Purchaser Agreement is in full force and effect (as reflected on the list maintained by the Sponsor pursuant to Section 4.5(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Authorized Purchaser on the records of the Depository by delivering a request for redemption to the Sponsor or its designee (such request, a “Redemption Order”) in the manner specified in the procedures described in the attachment to the Authorized Purchaser Agreement, as amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement).

(b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Sponsor (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (i) the Sponsor determines that the Redemption Order is not in proper form (ii) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (iii) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the units to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of units being redeemed would reduce the remaining outstanding units to 100,000 units (i.e., two baskets) or less.

(c) The redemption distribution (“Redemption Distribution”) shall consist of cash or a combination of United States Treasury securities, cash and/or cash equivalents. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities and/or property that may be included in Redemption Distributions and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(d) By 3:00 PM New York time on the third Business Day following the Redemption Order Date (the “Redemption Settlement Time”), if the Distributor’s account at the Depository has by the Redemption Settlement Time been credited with the Redemption Baskets being tendered for redemption and the Sponsor has by such time received the Transaction Fee, the Sponsor shall deliver the Redemption Distribution through the Depository to the account of the Authorized Purchaser as recorded on the book entry system of the Depository. If the Fund’s DTC account has not been credited with all of the Redemption Baskets by such time, the redemption distribution is delivered to the extent of whole Redemption Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Redemption Baskets received if the Fund receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Redemption Baskets are credited to the Fund’s DTC account by 3:00 PM New York time on such next Business Day. Any further remaining amount of the Redemption Order shall be cancelled and the Authorized Purchaser will indemnify the Trust for any losses, if any, due to such cancellation, including but not limited to the difference in the price of investments sold as a result of the Redemption Order and investments made to reflect that such Redemption Order has been cancelled.

(e) The Sponsor may, in its discretion, suspend the right of redemption or postpone the Redemption Settlement Date for a Fund (i) for any period during which the Exchange or the Fund’s Futures Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange or the Fund’s Futures Exchange is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery of Redemption Distributions is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Unitholders. Neither the Sponsor nor its designees will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 8.1 shall be cancelled by the Trust or the applicable Fund in accordance with the Depository’s procedures, and no longer be deemed outstanding for purposes of this Trust Agreement and the Delaware Trust Statute.

Section 8.2 Other Redemption Procedures. The Sponsor from time to time may, but shall have no obligation to, establish procedures with respect to redemption of units in (i) lot sizes smaller than the Redemption Basket, (ii) permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 8.1, and (iii) for redemptions deemed necessary, in the Sponsor’s sole discretion, to comply with applicable law, rule, regulation or policy.

ARTICLE IX

UNITHOLDERS

Section 9.1 No Management or Control; Limited Liability; Exercise of Rights through DTC. The Unitholders of a Fund shall not participate in the management or control of the Trust or the applicable Fund or the applicable Fund’s business, shall not transact any business for the Trust or any Fund and shall not have the power to sign for or bind the Trust or any Fund, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 9.3 hereof, no unitholder of any Fund shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust, the applicable Fund or any other series of the Trust except to the extent of such unitholder’s proportionate share of the applicable Fund’s Trust Estate. Except as provided in Section 9.3 hereof, each Unit shall be fully paid and no assessment shall be made against any unitholder. No salary shall be paid to any unitholder in its capacity as such, nor shall any unitholder have a drawing account or earn interest on its share of a Fund’s Trust Estate. By the purchase and acceptance or other lawful delivery and acceptance of units, each unitholder shall be deemed to be a beneficiary of the applicable Fund and vested with beneficial undivided interest in such Fund to the extent of the units owned beneficially by such unitholder, subject to the terms and conditions of this Trust Agreement. The rights under this Trust Agreement of any unitholder that is not a DTC Participant must be exercised by a DTC Participant acting on behalf of such unitholder in accordance with the rules and procedures of the Depository, as provided in Section 4.6.

Section 9.2 Rights and Duties. The Unitholders shall have the following rights, powers, privileges, duties and liabilities:

(a) The Unitholders shall have the right to obtain from the Sponsor the reports and information as are set forth in Article X and the list of Authorized Purchasers contemplated by Section 4.5(a)(i). The foregoing rights are in addition to, and do not limit, other remedies available to Unitholders under U.S. federal or state law.

(b) The Unitholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Unitholders’ redemption rights set forth in Article VIII hereof, Unitholders of a Fund shall have the right to demand the return of their capital only upon the dissolution and winding up of the applicable Fund or the Trust and only to the extent of funds available therefore. In no event shall a unitholder of a Fund be entitled to demand property other than cash unless the Sponsor, as determined in its sole discretion, has specified property for distribution to all Unitholders of such Fund, or the Trust, as applicable. No unitholder of any Fund shall have priority over any other unitholder of such Fund either as to the return of capital or as to profits, losses or distributions. No unitholder of any Fund shall have the right to bring an action for partition against the Trust or a Fund.

(e)	Unitholders, voting together as a single class, or, if the proposed change affects only certain Funds, of each affected Fund voting separately as a class, may vote to (i) approve the items set forth in 4.9(a), (ii) remove the Sponsor and elect a successor Sponsor as set forth in Section 5.12(e), (iii) approve amendments to this Trust Agreement as set forth in Section 12.1, (iv) continue the Trust as provided in Section 14.1(a), (v) terminate the Trust as provided in Section 14.1(e), and (vi) in the event there is no Sponsor, elect the Liquidating Trustee as set forth in Section 14.2. Unless otherwise specified in the relevant section of this Trust Agreement or in federal law or regulations of rules on any exchange, any matter upon which the Unitholders vote shall be approved by the affirmative vote of Unitholders holding units representing at least 66 2/3% of the outstanding units of the Trust or the applicable Fund, as the case may be. Except as expressly provided in this Trust Agreement, the Unitholders shall have no voting or other rights with respect to the Trust or any Fund.

Section 9.3 Limitation on Liability.

(a) Except as provided in Section 5.7(f) hereof, and as otherwise provided under Delaware law, the Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware and no unitholder shall be liable for claims against, or debts of the Trust or the applicable Fund in excess of its Deposit or share of the applicable Fund’s Trust Estate and undistributed profits. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Fund shall not make a claim against a unitholder with respect to amounts distributed to such unitholder or amounts received by such unitholder upon redemption unless, under Delaware law, such unitholder is liable to repay such amount.

(b) The Trust or the applicable Fund indemnifies to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Fund’s Trust Estate, each unitholder and its agent or nominee against any claims of liability asserted against such unitholder solely based on its status as a unitholder of one or more units (other than for taxes for which such unitholder is liable under Section 7.2 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the applicable Fund, and no resort shall be had to the Unitholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 9.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 4.7 and 4.8 hereof.

ARTICLE X

BOOKS OF ACCOUNT AND REPORTS

Section 10.1 Books of Account. Proper books of account for each Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Fund’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and, subject to Section 9.2(a), each unitholder (or any duly constituted designee of a unitholder) shall have, at all times during normal business hours, upon reasonable advance written notice, access to and the right to inspect and copy the same (at such unitholder’s own cost) to the extent such access is required under CFTC rules and regulations. Such books of account shall be kept in accordance with, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article XI.

Section 10.2 Reports to Unitholders. The Trust will furnish to DTC Participants for distribution to each Fund’s Unitholders monthly and annual (as of the end of each fiscal year) reports (in such detail) as are required to be provided to Unitholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding a Fund, including the Fund’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to Fund Unitholders any other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, it is expected that the Trust will be required under SEC rules to file quarterly and annual reports with the SEC, which need not be sent to Fund

Unitholders directly but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Trust’s website.

Section 10.3 Calculation of Net Asset Value. Net Asset Value of a Fund shall be calculated once each Business Day at such time as the Sponsor shall determine from time to time.

Section 10.4 Maintenance of Records. The Sponsor shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 10.1 hereof, a list of the names and last known address of, and number of units owned by, all Unitholders of each Fund, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, and copies of the Trust’s and Funds’ federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years, copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust and the Funds. The Sponsor may keep and maintain the books and records of the Trust and the Funds in paper, magnetic, electronic or other format as the Sponsor may determine in its sole discretion, provided the Sponsor uses reasonable care to prevent the loss or destruction of such records.

ARTICLE XI

FISCAL YEAR

Section 11.1 Fiscal Year. The Fiscal Year of the Trust shall be the calendar year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the thirty-first day of December, 2009. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

ARTICLE XII

AMENDMENT OF TRUST AGREEMENT; MEETINGS

Section 12.1 Amendments to the Trust Agreement.

(a) The Sponsor may, without the approval of the Unitholders, amend or supplement this Trust Agreement; provided, however, that the Unitholders shall have the right to vote on any amendment (i) if expressly required under federal law or regulations or rules of any exchange, or (ii) submitted to them by the Sponsor in its sole discretion. The Sponsor shall provide to the Unitholders notice of any amendment on which the Unitholders have a right to vote setting forth the substance of the amendment and its effective date.

(b) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(c) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee. At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor or if such amendment is required in the opinion of the Trustee.

(d) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee and do not adversely affect the Trustee.

(f) No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

Section 12.2 Meetings of the Unitholders. Meetings of the Unitholders may be called by the Sponsor and the Sponsor may, but is not required to, call a meeting upon the written request of Unitholders holding at least 50% of the outstanding units of all Funds or any Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Unitholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Where the meeting is being called upon the written request of Unitholders as set forth in this Section 12.2, such written notice shall be mailed or transmitted not more than forty-five (45) days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a brief description of the purpose of the meeting. Unitholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for unitholder voting.

Section 12.3 Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any unitholder to any action of the Trust, any Fund or any unitholder, as contemplated by this Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each unitholder given in the manner provided in Section 16.4. Any vote or consent that has been cast by a unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that unitholder, unless the unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 16.4 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section 12.3 and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 16.4.

ARTICLE XIII

TERM

Section 13.1 Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and the Trust and any Fund shall exist in perpetuity, unless earlier terminated in accordance with the provisions of Article XIV hereof or as otherwise provided by law.

ARTICLE XIV

TERMINATION

Section 14.1 Events Requiring Dissolution of the Trust or any Fund. The Trust or, as the case may be, any Fund shall dissolve at any time upon the happening of any of the following events:

(a) The occurrence of an Event of Withdrawal, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal, the affirmative vote or written consent of Unitholders in accordance with Section 9.2(d) or Section 12.3 of this Trust Agreement is obtained to continue the business of the Trust and to select, effective as of the date of such selection, one or more successor Sponsors.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Fund, as the case may be.

(c) In the event of the suspension, revocation or termination of the Sponsor’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated.

(d) The Trust or any Fund, as the case may be, becomes insolvent or bankrupt.

(e) Unitholders owning at least seventy-five percent (75%) of the outstanding units held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) Business Days prior to the effective date of termination.

(f) Upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund.

(g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any unitholder (as long as such unitholder is not the sole unitholder of the Trust) shall not result in the termination of the Trust or any Fund, and such unitholder, his estate, custodian or personal representative shall have no right to withdraw or value such unitholder’s units. Each unitholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the applicable Fund and any right to an audit or examination of the books of the applicable Fund, except for such rights as are set forth in Article X hereof relating to the books of account and reports of the applicable Fund.

Section 14.2 Distributions on Dissolution. Upon the dissolution of the Trust or any Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust or the Funds. Thereafter, in accordance with Section 3808(e) or (g), as applicable, of the Delaware Trust Statute, the business and affairs of the Trust or any Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

Section 14.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust pursuant to Section 3810(d) to be filed in accordance with the Delaware Trust Statute at the expense of the Sponsor. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XV

POWER OF ATTORNEY

Section 15.1 Power of Attorney Executed Concurrently. Each unitholder, by virtue of its purchase of units in a Fund, irrevocably constitutes and appoints the Sponsor with full power of substitution, as the true and lawful attorney-in-fact and agent for such unitholder with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the increase or decrease of the Global Certificates pursuant to Section 4.6, or the termination of the Trust, provided such continuation, increase, decrease or termination is in accordance with the terms of this Trust Agreement.

Section 15.2 Effect of Power of Attorney. The Power of Attorney granted by each unitholder to the Sponsor:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the unitholder;

(b) May be exercised by the Sponsor for each unitholder by facsimile signature and/or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a unitholder of the whole or any portion of his units, as applicable, except that where the records of a Direct Participant or Indirect Participant reflect a transfer by a unitholder of its units that has otherwise been effectuated in accordance with the provisions of this Trust Agreement, the Depository’s procedures and the procedures of such Direct Participant or Indirect Participant, as applicable, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such transfer.

Each unitholder agrees to be bound by any representations made by the Sponsor and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting gross negligence or willful misconduct.

Section 15.3 Limitation on Power of Attorney. The Power of Attorney granted by each unitholder to the Sponsor shall not authorize the Sponsor to act on behalf of Unitholders in any situation in which this Trust Agreement requires the approval of Unitholders unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Sponsor or any new Sponsor pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XVI

MISCELLANEOUS

Section 16.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Funds, the Trustee, the Sponsor, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, as determined from time to time by the Sponsor, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 16.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Section 16.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

Section 16.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of units, notices of assignment, transfer, pledge or encumbrance of units, and reports and notices by the Sponsor to the Unitholders) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid or by overnight courier, or if sent electronically, by facsimile; and addressed, in each such case, to the address set forth in the books and records of the Trust or the applicable Fund or such other address as may be specified in writing, of the party to whom such notice is to be given, and shall be effective upon the deposit of such notice in the United States mail, upon deposit with a representative of an overnight courier, or upon transmission and electronic confirmation thereof, as the case may be. Notices of assignment, transfer, pledge or encumbrance of units shall be effective upon timely receipt by the Sponsor in writing. Requests for redemption of units shall be effected in accordance with the provisions of Article VIII of this Trust Agreement.

Section 16.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

Section 16.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any unitholder or assignee hereunder, the Trust and the Sponsor may rely upon the Trust and Fund records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust, each Fund and the Sponsor, in determining such rights, shall rely on such records and that Unitholders and assignees shall be bound by such determination.

Section 16.7 No Legal Title to Trust Estate. Subject to the provisions of Section 2.7 in the case of the Sponsor, the Unitholders shall not have legal title to any part of the applicable Fund’s Trust Estate.

Section 16.8 Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the applicable Fund’s Trust Estate.

Section 16.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.10 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to United States Commodity Funds LLC.

IN WITNESS WHEREOF, the undersigned have duly executed this Third Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY, as Trustee

By:
Name: Joseph B. Feil
Title: Vice President

UNITED STATES COMMODITY FUNDS LLC, as Sponsor

By:
Name: Howard Mah
Title: Management Director

EXHIBIT A

FORM OF GLOBAL CERTIFICATE (2)

Evidencing All units in

UNITED STATES COMMODITY INDEX FUNDS TRUST

WITH RESPECT TO ONE OF ITS SERIES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST WITH RESPECT TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that Cede & Co., is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding units (“Units”), each of which represents a fractional undivided Unit of beneficial interest in            Fund (the “Fund”), established and designated as a series of the United States Commodity Index Funds Trust (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on December 21, 2009, and a Third Amended and Restated Declaration of Trust and Trust Agreement, dated as of March 22, 2013, by and between United States Commodity Funds LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust Company, a Delaware banking corporation, as Trustee (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all units of beneficial interest in the Fund, which shall be the total number of units that are outstanding at such time. The Trust Agreement provides for the deposit of cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Fund from time to time and the issuance by the Trust, with respect to the Fund, of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Trust. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all units outstanding at any given time.

Each Authorized Purchaser hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Basket tendered and evidenced by this Certificate.

(2) Forms of Global Certificates of Beneficial Interest for each of the Trust’s Funds shall be, except for the names of the Funds, substantially identical to this Form of Global Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Trust Agreement permits the Sponsor, without the approval of the Unitholders, to amend or supplement the Trust Agreement; provided, however, that the affirmative vote or written consent of Unitholders holding units equal to at least a majority of the Trust’s outstanding units or, if the proposed amendment affects only certain Funds, of each affected Fund’s outstanding units, or such higher percentage as may be required by applicable law, is required to approve any amendment (i) if expressly required under Delaware or federal law or regulations or rules of any exchange, or (ii) submitted to them by the Sponsor in its sole discretion. The Sponsor shall provide notice of any amendment to the Trust Agreement to the Unitholders setting forth the substance of the amendment and its effective date. Any such vote, consent or waiver by the holder of units shall be conclusive and binding upon such holder of units and upon all future holders of units, and shall be binding upon any units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the units evidenced hereby are at such time in uncertificated form.

In accordance with Section 4.8 of the Trust Agreement, the holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund and to the Sponsor and its assets for payment in respect of any claim against or obligation of the Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of units in the Fund.

The Trust Agreement, and this Certificate, are executed and delivered by United States Commodity Funds LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Fund in this Certificate are made and intended not as personal representations, undertakings and agreements by United States Commodity Funds LLC, but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on United States Commodity Funds LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Sponsor pursuant to the Trust Agreement.

Terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, United States Commodity Funds LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

United States Commodity Funds LLC, as Sponsor

By:
Authorized Officer
Date:

EXHIBIT B

FORM OF INSTRUMENT ESTABLISHING SERIES OR CLASS

STATEMENT OF ADDITIONAL INFORMATION

UNITED STATES COMMODITY INDEX FUNDS TRUST

UNITED STATES COMMODITY INDEX FUND

Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 12.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

This statement of additional information and accompanying disclosure document are both dated April 29, 2013.

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TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION

Page
The Commodity Interest Markets	SAI-3
CFTC Reports	SAI-9
The Trust Agreement	SAI-10
Potential Advantages of Investment	SAI-15

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The Commodity Interest Markets

General

The CEA governs the regulation of commodity interest transactions, markets and intermediaries. The CEA provides for varying degrees of regulation of commodity interest transactions depending upon: (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization.

The offer and sale of units of USCI is registered under the Securities Act. USCI is subject to the requirements of the Securities Act, the Exchange Act and the rules and regulations adopted thereunder as administered by the SEC. The Firm’s participation in the distribution of units are regulated as described above, as well as by the self-regulatory association, FINRA.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bonds, stock indices, interest rates, currencies, energy and metals. The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract markets where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with. a position that

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has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties such as the Fund or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets to the same extent that the swap markets will be regulated by the CFTC once the Dodd-Frank Act is fully implemented. At a minimum, over-the-counter currency forwards, options and swaps will be subject to heightened recordkeeping, reporting and business conduct standards.

On November 16, 2012, the Secretary of the Treasury issued a final determination that exempts both foreign exchange swaps and foreign exchange forwards from the definition of “swap” and, by extension, additional regulatory requirements (such as clearing and margin). The final determination does not extend to other foreign exchange derivatives, such as foreign exchange options, currency swaps, and non-deliverable forwards.

While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions’ currencies. Trading in the interbank market also exposes USCI to a risk of default since failure of a bank with which USCI had entered into a forward contract would likely result in a default and thus possibly substantial losses to USCI.

Options on Futures Contracts

Options on futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. The seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

A call option is said to be in-the-money if the strike price is below current market levels and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in-the-money if the strike price is above the current market levels and out-of-the-money lithe strike price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value (which is related to the underlying market value) plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.

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Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Options on Forward Contracts or Commodities

Options on forward contracts or commodities operate in a manner similar to options on futures contracts. An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity. However, unlike options on futures contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Swap Contracts

Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principally traded off-exchange, although certain swap contracts are also being traded in electronic trading facilities and cleared through clearing organizations.

Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions one or both parties may require collateral deposits from the counterparty to support that counterparty’s obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive less any collateral deposits it is holding.

Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Once accepted by the clearing house, the original swap transaction is novated and the central counterparty becomes the counterparty to a trade with each of the original parties based upon the trade terms determined in the original transaction. In this manner each individual swap counterparty reduces its risk of loss due to counterparty nonperformance because the clearing house acts as the counterparty to each transaction.

Regulation

Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, exempt board of trade or electronic trading facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder and administered by the CFTC. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the LEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

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The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a CPO, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a CPO would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of USCI or the Related Public Funds.

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants Unitholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), as well as those of their respective employees who are required to be registered under the CEA. Unitholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. The NFA is the only self-regulatory association for commodities professionals other than the exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operation. The Sponsor is a member of the NFA. As a member of the NFA, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA requires all FCMs, such as USCI’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

On November 14, 2012, the CFTC proposed new regulations that would require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The proposed rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations, and the auditing and examination programs of the CFTC and the self-regulatory organizations are monitoring the activities of FCMs in a thorough manner. The final regulations have not yet been adopted.

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USCI’s investors are afforded prescribed rights for reparations under the CEA against the Sponsor (as a registered commodity pool operator), as well as its respective employees who are required to be registered under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

The regulation of commodity interest trading in the United States and other countries is an evolving area of the law, as exemplified by the various discussions of the Dodd-Frank Act. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

“Swap” Transactions

The Dodd-Frank Act imposes new regulatory requirements on certain “swap” transactions that USCI is authorized to engage in that may ultimately impact the ability of USCI to meet its investment objective. On August 13, 2012, the CFTC and the SEC published joint final rules defining the terms “swap” and “security-based swap.” The term “swap” is broadly defined to include various types of over-the-counter derivatives, including swaps and options. The effective date of these final rules was October 12, 2012.

The Dodd-Frank Act requires that certain transactions ultimately falling within the definition of “swap” be executed on organized exchanges or “swap execution facilities” and cleared through regulated clearing organizations (which are referred to in the Dodd-Frank Act as “derivative clearing organizations” (“DCOs”)), if the CFTC mandates the central clearing of a particular contract. On November 28, 2012, the CFTC issued its final clearing determination requiring that certain credit default swaps and interest rate swaps be cleared by registered DCOs. This is the CFTC’s first clearing determination under the Dodd-Frank Act and became effective on February 11, 2013. On March 11, 2013, “swap dealers,” “major swap participants,” and certain active funds will be required to clear certain credit default swaps and interest rate swaps. Determination on other types of swaps are expected in the future, and, when finalized, could require USCI to centrally clear certain over-the-counter instruments presently entered into and settled on a bi-lateral basis. If a swap is required to be cleared, the initial margin will be set by the clearing organization, subject to certain regulatory requirements and guidelines. Initial and variation margin requirements for swap dealers and major swap participants who enter into uncleared swaps and capital requirements for swap dealers and major swap participants who enter into both cleared and uncleared trades will be set by the CFTC, the SEC or the applicable “Prudential Regulator.” On May 23, 2012, the CFTC published final regulations, which became effective as of July 23, 2012, to determine which entities will be regulated as “swap dealers” and “major swap participants” and thus have to comply with these capital and margin requirements (as well as a multitude of other requirements under the Dodd-Frank Act). Most of the requirements imposed became effective on October 12, 2012, when additional final rules defining the terms “swap,” “security-based swap,” and “mixed swap” became effective. However, on October 11, 2012 and October 12, 2012, the CFTC issued several no-action letters and interpretive guidance which delayed much of the implementation of the requirements from October 12, 2012 until December 31, 2012. Increased regulation of, and the imposition of additional costs on, swap transactions could have an adverse effect on USCI by, for example, reducing the size of and therefore liquidity in the derivatives market, increasing transaction costs and decreasing the ability to customize derivative transactions.

On February 7, 2012, the CFTC published a rule requiring each FCM and DCO to segregate cleared swaps and related collateral posted by a customer of the FCM from the assets of the FCM or DCO, although such property can be commingled with the property of other cleared swaps customers of the FCM or DCO. This rule addresses losses incurred by a DCO in a so-called “double default” scenario in which a customer of an FCM defaults in its obligations to the FCM and the FCM, in turn, defaults in its obligations to the DCO. Under this scenario, the DCO can only access the collateral attributable to other customers of the DCO whose cleared swap

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positions are in a loss position following the primary customer’s default. This became effective on November 8, 2012. Some market participants have expressed concern that the requirements of this segregation rule may result in higher initial margins or higher fees.

USCI does not anticipate any impact to its operations in order to meet the requirements of the new rule. Additionally, the CFTC published rules on February 17, 2012 and April 3, 2012 that require “swap dealers” and “major swap participants” to: 1) adhere to business conduct standards, 2) implement policies and procedures to ensure compliance with the CEA and 3) maintain records of such compliance. These new requirements may impact the documentation requirements for both cleared and non-cleared swaps and cause swap dealers and major swap participants to face increased compliance costs that, in turn, may be passed along to counterparties (such as USCI) in the form of higher fees and expenses that related to trading swaps.

On February 24, 2012, the CFTC amended certain disclosure obligations to require that the operator of a commodity pool that invests in swaps include standardized swap risk disclosures in the pool’s disclosure documents by December 31, 2012.

The CFTC issued a final rule on May 23, 2012 interpreting the definition of “eligible contract participant,” as amended by the Dodd-Frank Act, in such a manner that USCI may be limited as to the counterparties with which it may enter into forward contracts. Additionally, USCI may under certain circumstances related to the amount of assets under management no longer qualify as an eligible contract participant. USCI’s ability to maintain a certain minimum level of assets and to qualify as an eligible contract participant allows it to enter into swaps on swap execution facilities as well as on a bilateral, off-exchange basis. The loss of status as an eligible contract participant and the resulting loss of eligible counterparties and investment options could impact USCI’s ability to achieve its investment objective.

On December 5, 2012, the CFTC’s Division of Market Oversight issued a letter providing swap dealers with time-limited no-action relief from swap data reporting obligations with respect to equity swaps, foreign exchange swaps and other commodity swaps. For these asset classes, the letter provides swap dealers with reporting relief (i) with respect to real-time price reporting and regular swap reporting (under Part 43 and Part 45 of the CFTC’s regulations, respectively), until February 28, 2013, and (ii) historical swap reporting requirements (under Part 46 of the CFTC’s regulations) until March 30, 2013.

On December 21, 2012, the CFTC’s Division of Market Oversight issued two letters providing certain swap dealers with time-limited no-action relief from some swap data reporting obligations. One letter provides relief from reporting requirements for branches of swap dealers located in emerging markets who encounter technical difficulties in complying with the reporting rules. The letter also provides that swap dealers may delay reporting compliance for certain complex and exotic swaps until April 30, 2013.

Under a second letter, all swap dealers have until April 10, 2013 to report certain information about their counterparties, including: status as a major swap participant, a financial entity, a U.S. person or a commercial end-user.

On December 18, 2012, the CFTC deferred the compliance date for many of the Dodd-Frank Act’s external business conduct standards from December 31, 2012 to May 1, 2013, and for some requirements to July 1, 2013, providing swap dealers an additional four to six months from the original compliance date. The effect of the future regulatory change on USCI is impossible to predict, but it could be substantial and adverse.

Commodity Margin

Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must

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deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from 5%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms, such as USCI’s clearing brokers, carrying accounts for leaders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers require USCI to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time a the clearing brokers’ discretion.

Regulators have not yet finalized the Dodd-Frank Act rules regarding initial margin levels for over-the-counter derivatives. It is possible that such levels may be higher than those for futures contracts. Also, initial margin requirements for non-cleared swaps will be subject to higher margin requirements than cleared swaps. And, under pending rule proposals, USCI may be required to post, but not be entitled to receive, initial and variation margin in respect of non-cleared swaps. Until such time as the regulators finalize these margin rules, trading in the over-the-counter markets where no clearing facility is provided generally will not require margin per se. Rather, it will involve the extension of credit between counterparties-that is secured by transfers of credit support and/or independent amounts. Credit support is transferred between counterparties in respect of the open over-the-counter derivatives entered into between them, while independent amounts are fixed amounts posted by one or both counterparties at the execution of a particular over-the-counter transaction.

When a trader purchases an option, there is no margin requirement-, however, the option premium must be paid in full, When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out, of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options. petitions and positions in the underlying interest.

Margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to USCI’s trading, USCI (and not its investors personally) is subject to margin calls.

Finally, many U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

CFTC Reports

The Trust also makes available its monthly reports and its annual reports required to be prepared and filed with the NFA under the CFTC regulations.

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The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and each Fund will continue to exist until terminated in accordance with the Trust Agreement. The Sponsor’s authority includes, without limitation, the right to take the following actions:

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To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any other documents and instruments, and to do and perform all such things as may be in furtherance of the Trust purposes or necessary or appropriate for the offer and sale of the units and the conduct of Trust activities;

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To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

•	To deposit, withdraw, pay, retain and distribute each Fund’s assets or any portion thereof in any manner consistent with the provisions of the Trust Agreement;

•	To supervise the preparation and filing of any Registration Statement and supplements and amendments thereto;

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To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

•	To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and this Prospectus;

•	To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Exchange Act, the Commodity Exchange Act or the rules and regulations thereunder;

•	To pay or authorize the payment of distributions to the Unitholders and expenses of the Funds;

•	To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and

•	In its sole discretion, to determine to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has the following obligations as a sponsor of the Trust:

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Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Unitholders;

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Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

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•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

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Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of each Fund in accordance with the purposes of the Trust and this Prospectus;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;

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Enter into and perform agreements with each Authorized Purchaser, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Purchaser submitting a purchase order;

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Receive from Authorized Purchasers and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, units corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository as required;

•	Delegate duties to one or more administrators, as the Sponsor determines; and

•	Delegate duties to one or more commodity trading or other advisors, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, USCI or the other Funds, the Unitholders or to any other person, the Sponsor will not be liable to the Trust, USCI or the Funds, the Unitholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to any Fund, or to any Unitholder for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Unitholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor (and any other Covered Person performing services on behalf of the Trust or any Fund, as applicable, and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Fund) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or such Fund, as applicable, and has determined, in good faith, that

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such course of conduct was in the best interests of the Trust or such Fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the Trust or of the applicable Fund. All rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Funds. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any Fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any Fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any Fund, as applicable, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such Fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to all Unitholders and the Trustee. Unitholders holding at least 66 2/3% of the Trust’s outstanding units (not including units acquired by the Sponsor and its affiliates) may vote to remove the Sponsor. Any such action

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by such holders for removal of the Sponsor must also provide for the election of a successor Sponsor by the Unitholders holding a majority of the outstanding units (not including units acquired by the Sponsor and its affiliates). The successor Sponsor will continue the business of the Trust.

In the event of withdrawal, the Sponsor is entitled to a redemption of the units it acquired through its initial capital contribution to a Fund at their NAV per Unit. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Unitholders may be called by the Sponsor and the Sponsor may, but is not required to, call a meeting upon the written request of Unitholders holding at least 50% of the outstanding units of all Funds or any Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Unitholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. When the meeting is being requested by Unitholders, the notice of the meeting shall be mailed or transmitted within 45 days after the Sponsor’s receipt of the written request from Unitholders. Any notice of meeting shall be accompanied by a brief description of the purpose of the meeting. Unitholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Unitholder voting.

Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust, USCI or any other Fund or any Unitholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Unitholder given in the manner provided in accordance with the Trust Agreement. Any vote or consent that has been cast by a Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given as provided un the Trust Agreement and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the Trust Agreement and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any such Unitholders in any manner other than as expressly provided in the Trust Agreement.

Voting Rights

Unitholders have very limited voting rights. Specifically, the Trust Agreement provides that Unitholders representing 66 2/3% of the outstanding units of the Trust, voting together as a single class, or, if the proposed change affects only certain Funds, of each affected Fund voting separately as a class, may vote to (1) remove the Sponsor as described above (provided that such action for removal of the Sponsor must also provide for the election of a successor Sponsor of the Trust by the Unitholders holding a majority of the outstanding units of the Trust), (2) approve certain amendments to the Trust Agreement, and (3) continue the Trust by selecting a successor Sponsor. Additionally, Unitholders representing 75% of the outstanding units of the Trust, voting together as a single class, may vote to terminate the Trust. Additionally, a majority of the Unitholders of a Fund may vote to (1) approve of the Sponsor’s action or refusal to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause such Fund to be taxable other than as a partnership for federal income tax purposes, and (2) in the event there is no Sponsor, elect the Liquidating Trustee.

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Limited Liability of Unitholders

Except as otherwise provided in the Trust Agreement and under Delaware law, Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Unitholder shall be liable for claims against, or debts of the Trust or a Fund in excess of its deposit or share of the applicable Fund’s assets and undistributed profits. Subject to the exceptions in the preceding sentence, neither the Trust nor a Fund shall make a claim against a Unitholder with respect to amounts distributed to such Unitholder or amounts received by such Unitholder upon redemption unless, under Delaware law, such Unitholder is liable to repay such amount.

The Trust or the applicable Fund shall indemnify to the full extent permitted by law and the Trust Agreement, and to the extent of the applicable Fund’s assets, each Unitholder and its agent or nominee against any claims of liability asserted against such Unitholder solely because of its ownership of units (other than for taxes on income from units for which such Unitholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the applicable Fund and no recourse may be had with respect to the personal property of a Unitholder for satisfaction of any obligation or claim.

Termination Events

Each Fund, including USCI, shall continue in existence from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

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the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without reinstatement of its charter) or the withdrawal of the Sponsor, unless (i) there is at least one remaining Sponsor that carries on the business of the Trust or (ii) Unitholders owning at least sixty-six and two-thirds percent (66 2/3%) of the outstanding units held in all Funds, voting together as a single class elect within ninety (90) days after such event to continue the business of the Trust and appoints a successor Sponsor;

•	the occurrence of any event which would make the existence of the Trust or any Fund unlawful;

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the suspension, revocation, or termination of the Sponsor’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required under the Commodity Exchange Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated;

•	the Trust or any Fund, as the case may be, becomes insolvent or bankrupt;

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Unitholders owning at least seventy-five percent (75%) of the outstanding units held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) business days prior to the effective date of termination;

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upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund;

•	the Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended; and

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•

Upon the dissolution of the Trust, USCI or any other Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the trust estate. Thereafter, in accordance with applicable law, the business and affairs of the Trust or the applicable Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods. Following the dissolution and distribution of the assets of all of the Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with applicable law.

Potential Advantages of Investment

The Advantages of Non-Correlation

Given that historically, the price of commodities and of Futures Contracts and Other Commodity-Related Investments has had very little correlation to the stock and bond market, the Sponsor believes that the performance of USCI should also exhibit a substantial degree of non-correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of selling commodity interests short. This feature of many commodity interest contracts — being able to be long or short a commodity interest position with similar ease — means that profit and loss from commodity interest trading is not dependent upon economic prosperity or stability.

However, non-correlation will not provide any diversification advantages unless non-correlated assets are outperforming other portfolio assets, and it is entirely possible that USCI may not outperform other sectors of an investor’s portfolio, or may produce losses. Additionally, although adding USCI’s units to an investor’s portfolio may provide diversification, USCI is not a hedging mechanism vis-à-vis traditional debt and equity portfolio components and you should not assume that USCI units will appreciate during period of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non-correlation means only that USCI’s performance will likely have little relation to the performance of equity and debt instruments, reflecting the Sponsor’s belief that certain factors that affect equity and debt prices may affect asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The Sponsor does not expect that USCI’s performance will be natively correlated to general debt and equity markets.

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